EXHIBIT 4.1

EXECUTION VERSION

INDENTURE

between

THE NATIONAL COLLEGIATE STUDENT LOAN TRUST 2007-4,
as Issuer

and

U.S. BANK NATIONAL ASSOCIATION,
as Indenture Trustee

Relating To:
The National Collegiate Student Loan Trust 2007-4

Dated as of September 1, 2007

THE NATIONAL COLLEGIATE STUDENT LOAN TRUST 2007-4

Reconciliation and tie between Trust Indenture Act of 1939, as amended (the “Trust Indenture Act” or “TIA”) and this Indenture of Trust, dated as of September 1, 2007.

Trust Indenture Act Section	Indenture Section

Section 310(a)(1)	6.11
Section 310(a)(3)	6.10
Section 310(b)	6.11
Section 313(c)	3.24, 5.17(c)
Section 314(c)	3.14
Section 314(d)(1)	3.14
Section 318	11.12

____________________

NOTE: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

Attention should also be directed to Section 318(c) of the Trust Indenture Act, which provides that the provisions of Sections 310 to and including 317 of the Trust Indenture Act are a part of and govern every qualified indenture, whether or not physically contained therein.

TABLE OF CONTENTS

Page

ARTICLE I Definitions and Usage
SECTION 1.01 Definitions and Usage
ARTICLE II The Notes
SECTION 2.01 Form
SECTION 2.02 Execution, Authentication and Delivery
SECTION 2.03 Temporary Notes
SECTION 2.04 Registration; Registration of Transfer and Exchange
SECTION 2.05 Mutilated, Destroyed, Lost or Stolen Notes
SECTION 2.06 Persons Deemed Owner
SECTION 2.07 Payment of Principal and Interest; Defaulted Interest
SECTION 2.08 Cancellation
SECTION 2.09 Release of Collateral
SECTION 2.10 Book-Entry Notes
SECTION 2.11 Notices to Clearing Agency
SECTION 2.12 Definitive Notes
SECTION 2.13 Tax Treatment
ARTICLE III Covenants
SECTION 3.01 Payment to Noteholders
SECTION 3.02 Maintenance of Office or Agency
SECTION 3.03 Money for Payments To Be Held in Trust
SECTION 3.04 Existence
SECTION 3.05 Protection of Indenture Trust Estate
SECTION 3.06 Opinions as to Indenture Trust Estate
SECTION 3.07 Performance of Obligations; Servicing of Financed Student Loans
SECTION 3.08 Negative Covenants
SECTION 3.09 Annual Statement as to Compliance
SECTION 3.10 Issuer May Consolidate, etc., Only on Certain Terms
SECTION 3.11 Successor or Transferee
SECTION 3.12 No Other Business
SECTION 3.13 No Borrowing
SECTION 3.14 Disposing of Financed Student Loans
SECTION 3.15 Guarantees, Loans, Advances and Other Liabilities
SECTION 3.16 Capital Expenditures
SECTION 3.17 Restricted Payments
SECTION 3.18 Notice of Events of Default
SECTION 3.19 Further Instruments and Acts
SECTION 3.20 Additional Covenants
SECTION 3.21 Covenant Regarding Financed Student Loans
SECTION 3.22 Additional Representations of the Issuer
SECTION 3.23 Issuer Separateness Covenants
SECTION 3.24 Reports by Issuer
ARTICLE IV Satisfaction and Discharge
SECTION 4.01 Satisfaction and Discharge of Indenture
SECTION 4.02 Application of Trust Money
SECTION 4.03 Repayment of Moneys Held by Paying Agent
ARTICLE V Remedies
SECTION 5.01 Events of Default
SECTION 5.02 Acceleration of Maturity; Rescission and Annulment
SECTION 5.03 Collection of Indebtedness and Suits for Enforcement by Indenture Trustee
SECTION 5.04 Remedies; Priorities
SECTION 5.05 Optional Preservation of the Financed Student Loans
SECTION 5.06 Limitation of Suits
SECTION 5.07 Unconditional Rights of Noteholders To Receive Principal and Interest
SECTION 5.08 Restoration of Rights and Remedies
SECTION 5.09 Rights and Remedies Cumulative
SECTION 5.10 Delay or Omission Not a Waiver
SECTION 5.11 Control by Controlling Party
SECTION 5.12 Waiver of Past Defaults
SECTION 5.13 Undertaking for Costs
SECTION 5.14 Waiver of Stay or Extension Laws
SECTION 5.15 Action on Notes
SECTION 5.16 Performance and Enforcement of Certain Obligations
SECTION 5.17 Notice of Defaults
ARTICLE VI The Indenture Trustee
SECTION 6.01 Duties of Indenture Trustee
SECTION 6.02 Rights of Indenture Trustee
SECTION 6.03 Individual Rights of Indenture Trustee
SECTION 6.04 Indenture Trustee’s Disclaimer
SECTION 6.05 Notice of Defaults
SECTION 6.06 Reports by Indenture Trustee to Noteholders
SECTION 6.07 Compensation and Indemnity
SECTION 6.08 Replacement of Indenture Trustee
SECTION 6.09 Successor Indenture Trustee by Merger
SECTION 6.10 Appointment of Co-Trustee or Separate Trustee
SECTION 6.11 Eligibility; Disqualification
SECTION 6.12 Basic Documents
ARTICLE VII Noteholders’ Lists and Reports
SECTION 7.01 Issuer To Furnish Indenture Trustee Names and Addresses of Noteholders
SECTION 7.02 Preservation of Information; Communications to Noteholders
SECTION 7.03 Reports by Issuer
ARTICLE VIII Accounts, Disbursements and Releases
SECTION 8.01 Collection of Money
SECTION 8.02 Trust Accounts
SECTION 8.03 General Provisions Regarding Accounts
SECTION 8.04 Release of Indenture Trust Estate
SECTION 8.05 Opinion of Counsel
SECTION 8.06 Cost of Issuance Account
SECTION 8.07 Application of Collections
SECTION 8.08 Reserve Account
SECTION 8.09 Statements to Noteholders
SECTION 8.10 Advances
SECTION 8.11 Future Distribution Account
ARTICLE IX Supplemental Indentures
SECTION 9.01 Supplemental Indentures Without Consent of Noteholders
SECTION 9.02 Supplemental Indentures with Consent of Noteholders
SECTION 9.03 Execution of Supplemental Indentures
SECTION 9.04 Effect of Supplemental Indenture
SECTION 9.05 Reference in Notes to Supplemental Indentures
SECTION 9.06 Conformity With the Trust Indenture Act
ARTICLE X Reporting Requirements
SECTION 10.01 Annual Statement as to Compliance
SECTION 10.02 Annual Independent Public Accountants’ Servicing Report
SECTION 10.03 Assessment of Compliance and Attestation Reports.
ARTICLE X-A Provisions Related to Ambac
SECTION 10A.01 Fees; Reorganization
SECTION 10A.02 The Financial Guaranty Insurance Policy
ARTICLE XI Miscellaneous
SECTION 11.01 Compliance Certificates and Opinions, etc
SECTION 11.02 Form of Documents Delivered to Indenture Trustee
SECTION 11.03 Acts of Noteholders
SECTION 11.04 Notices, etc., to Indenture Trustee, Issuer, Ambac and Rating Agencies
SECTION 11.05 Notices to Noteholders; Waiver
SECTION 11.06 Alternate Payment and Notice Provisions
SECTION 11.07 Effect of Headings and Table of Contents
SECTION 11.08 Successors and Assigns
SECTION 11.09 Separability
SECTION 11.10 Benefits of Indenture
SECTION 11.11 Legal Holidays
SECTION 11.12 Governing Law
SECTION 11.13 Counterparts
SECTION 11.14 Recording of Indenture
SECTION 11.15 Trust Obligations
SECTION 11.16 No Petition
SECTION 11.17 Inspection
SECTION 11.18 Third-Party Beneficiaries

APPENDIX A	Definitions and Usage
APPENDIX B	Provisions Relating to Notes Bearing Interest at an Auction Rate
APPENDIX C	Notice of Payment Default
APPENDIX D	Notice of Cure of Payment Default
APPENDIX E	Notice of Event of Default
APPENDIX F	Notice of Waiver/Cure of Event of Default
APPENDIX G	Notice of Proposed Change in Auction Period
APPENDIX H	Notice Regarding Establishment of Auction Period
APPENDIX I	Notice of Change in Auction Date

SCHEDULE A	Schedule of Financed Student Loans
SCHEDULE B	List of TERI Guaranty Agreements
SCHEDULE C	List of Student Loan Purchase Agreements

EXHIBIT A-1	Form of Class A-1-L Note
EXHIBIT A-2	Form of Class A-2-AR Note
EXHIBIT A-3	Form of Class A-3-L Note
EXHIBIT A-4	Form of Class A-3-AR Note
EXHIBIT A-5	Form of Class A-IO Note
EXHIBIT B	Relevant Servicing Criteria

INDENTURE dated as of September 1, 2007, between THE NATIONAL COLLEGIATE STUDENT LOAN TRUST 2007-4, a Delaware statutory trust (the “Issuer”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as trustee and not in its individual capacity (the “Indenture Trustee”).

W I T N E S S E T H:

WHEREAS, the Issuer is duly created as a statutory trust under the laws of the State of Delaware and by proper action has duly authorized the execution and delivery of this Indenture, which Indenture provides for the issuance of student loan asset-backed notes to finance the acquisition of certain student loans from The National Collegiate Funding LLC (the “Depositor”) and the payment to holders of the Notes; and

WHEREAS, this Indenture is subject to the provisions of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act” or “TIA”), that are deemed to be incorporated into this Indenture and shall, to the extent applicable, be governed by such provisions;

NOW, THEREFORE, each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the holders of the Issuer’s Class A-1-L Notes (the “Class A-1-L Notes”), Class A-2-AR-1 Notes (the “Class A-2-AR-1 Notes”), Class A-2-AR-2 Notes (the Class A-2-AR-2 Notes”), Class A-2-AR-3 Notes (the “Class A-2-AR-3 Notes”), Class A-2-AR-4 Notes (the “Class A-2-AR-4 Notes” and, together with the Class A-2-AR-1 Notes, the Class A-2-AR-2 Notes and the Class A-2-AR-3 Notes, the “Class A-2-AR Notes”), Class A-3-L Notes (the “Class A-3-L Notes”), Class A-3-AR-1 Notes (the “Class A-3-AR-1 Notes”), Class A-3-AR-2 Notes (the “Class A-3-AR-2 Notes”), Class A-3-AR-3 Notes (the “Class A-3-AR-3 Notes”), Class A-3-AR-4 Notes (the “Class A-3-AR-4 Notes”), Class A-3-AR-5 Notes (the “Class A-3-AR-5 Notes”), Class A-3-AR-6 Notes (the “Class A-3-AR-6 Notes”), Class A-3-AR-7 Notes (the “Class A-3-AR-7 Notes” and, together with the Class A-3-AR-1 Notes, the Class A-3-AR-2 Notes, the Class A-3-AR-3 Notes, the Class A-3-AR-4 Notes, the Class A-3-AR-5 Notes and the Class A-3-AR-6 Notes, the “Class A-3-AR Notes”), and Class A-IO Notes (the “Class A-IO Notes”, and together with the Class A-1-L Notes, the Class A-2-AR Notes, the Class A-3-L Notes and the Class A-3-AR Notes, the “Notes”):

GRANTING CLAUSE

The Issuer hereby Grants to the Indenture Trustee at the Closing Date with respect to the Financed Student Loans, as trustee for the benefit of the holders of the Notes and Ambac as their interests appear herein, all the Issuer’s right, title and interest in and to the following:

(a)  the Financed Student Loans, and all obligations of the Obligors thereunder including all moneys paid thereunder on or after the Cutoff Date;

(b)  all Servicing Agreements, the Deposit and Sale Agreement and all Student Loan Purchase Agreements, including the right of the Issuer to cause the Sellers to repurchase or the Servicers to purchase, Financed Student Loans from the Issuer under circumstances described therein;

(c)  each Guarantee Agreement, including the right of the Issuer to cause the Guarantee Agency to make Guarantee Payments in respect of the Financed Student Loans, the TERI Deposit and Security Agreement and the Issuer’s rights to the TERI Pledge Fund as the same relate to the Financed Student Loans and the proceeds thereof, and each of the other Basic Documents;

(d)  all funds on deposit from time to time in the Trust Accounts related to the Notes (and sub-accounts thereof), including the Reserve Account Initial Deposit; and

(e)  all present and future claims, demands, causes and chooses in action in respect of any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing (collectively, “Collateral”).

The foregoing Grant is made in trust to secure the payment of principal of and/or interest on, as applicable, and any other amounts owing in respect of, the Notes or to Ambac, equally and ratably, without prejudice, priority or distinction, except as otherwise provided for herein, and to secure compliance with the provisions of this Indenture, all as provided in this Indenture.

The Indenture Trustee, as Indenture Trustee on behalf of the holders of the Notes and Ambac, acknowledges such Grant, accepts the trusts under this Indenture in accordance with the provisions of this Indenture and agrees to perform its duties required in this Indenture to the best of its ability to the end that the interests of the holders of the Notes and Ambac may be adequately and effectively protected.

ARTICLE I

Definitions and Usage

SECTION 1.01  Definitions and Usage.  Except as otherwise specified herein or as the context may otherwise require, capitalized terms used but not defined herein are defined in Appendix A and Appendix B hereto, which also contain rules as to usage that shall be applicable herein.

ARTICLE II

The Notes

SECTION 2.01  Form.  The Notes, together with the Indenture Trustee’s certificate of authentication, shall be in substantially the forms set forth in Exhibits A-1 through A-5, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the officers executing the Notes, as evidenced by their execution of the Notes.  Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

The Definitive Notes shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders), all as determined by the officers executing such Notes, as evidenced by their execution of such Notes.

Each Note shall be dated the date of its authentication.  The terms of the Notes set forth in Exhibits A-1 through A-5, are part of the terms of this Indenture.

SECTION 2.02  Execution, Authentication and Delivery.  The Notes shall be executed on behalf of the Issuer by any of its Authorized Officers.  The signature of any such Authorized Officer on the Notes may be manual or facsimile.

Notes bearing the manual or facsimile signature of individuals who were at any time Authorized Officers of the Issuer shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

The Indenture Trustee shall upon an Issuer Order authenticate and deliver Notes for original issue in (i) an aggregate principal amount of $150,000,000 with respect to the Class A-1-L Notes, $94,200,000 with respect to the Class A-2-AR-1 Notes, $94,200,000 with respect to the Class A-2-AR-2 Notes, $94,200,000 with respect to the Class A-2-AR-3 Notes, $31,400,000 with respect to the Class A-2-AR-4 Notes, $550,000,000 with respect to the Class A-3-L Notes, $67,500,000 with respect to the Class A-3-AR-1 Notes, $67,500,000 with respect to the Class A-3-AR-2 Notes, $67,500,000 with respect to the Class A-3-AR-3 Notes, $67,500,000  with respect to the Class A-3-AR-4 Notes, $67,500,000 with respect to the Class A-3-AR-5 Notes, $67,500,000 with respect to the Class A-3-AR-6 Notes, $45,000,000 with respect to the Class A-3-AR-7 Notes, and (ii) an aggregate Notional Amount of $309,855,000 with respect to the Class A-IO Notes.

Each Note shall be dated the date of its authentication.  The Notes (other than the Auction Rate Notes) shall be issuable as registered Notes in minimum denominations (or in the case of the Class A-IO Notes, minimum Notional Amounts) of $100,000 and in integral multiples of $1,000 in excess thereof.  The Auction Rate Notes shall be issuable as registered Notes in Authorized Denominations as defined in Appendix B.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Indenture Trustee by the manual signature of one of its authorized signatories, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

SECTION 2.03  Temporary Notes.  Pending the preparation of Definitive Notes, the Issuer may execute, and upon receipt of an Issuer Order the Indenture Trustee shall authenticate and deliver, temporary Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, of the tenor of the Definitive Notes in lieu of which they are issued and with such variations not inconsistent with the terms of this Indenture as the officers executing such Notes may determine, as evidenced by their execution of such Notes.

If temporary Notes are issued, the Issuer will cause Definitive Notes to be prepared without unreasonable delay.  After the preparation of Definitive Notes, the temporary Notes shall be exchangeable for Definitive Notes upon surrender of the temporary Notes at the office or agency of the Issuer to be maintained as provided in Section 3.02, without charge to the holder of the Notes.  Upon surrender for cancellation of any one or more temporary Notes, the Issuer shall execute and the Indenture Trustee shall authenticate and deliver in exchange therefor a like initial principal amount or initial Notional Amount, as applicable, of Definitive Notes of authorized denominations.  Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as Definitive Notes.

SECTION 2.04  Registration; Registration of Transfer and Exchange.  (a)   The Indenture Trustee shall cause to be kept a register (the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Notes and the registration of transfers and exchanges of Notes as herein provided.  The Indenture Trustee shall be “Note Registrar” for the purpose of registering Notes and transfers of Notes as herein provided.  Upon any resignation of any Note Registrar, the Issuer shall promptly appoint a successor.

(b)  If a Person other than the Indenture Trustee is appointed by the Issuer as Note Registrar, the Issuer will give the Indenture Trustee prompt written notice of the appointment of such Note Registrar and of the location, and any change in the location, of the Note Register, and the Indenture Trustee shall have the right to inspect the Note Register at all reasonable times and to obtain copies thereof, and the Indenture Trustee shall have the right to rely upon a certificate executed on behalf of the Note Registrar by an Executive Officer thereof as to the names and addresses of the holders of the Notes and the principal amounts or Notional Amount, as applicable, and number of such Notes.

(c)  Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by the holder of the Notes thereof or such holder’s attorney duly authorized in writing, with such signature guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in Securities Transfer Agent’s Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act.

(d)  No service charge shall be made to a holder of the Notes for any registration of transfer or exchange of Notes, but the Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 2.03 or 9.05 not involving any transfer.

(e)  On the Closing Date, the Issuer will execute and the Indenture Trustee will, upon Issuer Order, authenticate one or more Global Notes in an aggregate principal amount (or, in the case of the Class A-IO Notes, an aggregate Notional Amount) that shall equal the applicable Original Principal Balance for each Class of Notes.

The Global Notes, pursuant to the Depository’s instructions, shall be delivered by the Administrator on behalf of the Depository to and deposited with the DTC Custodian, and shall be registered in the name of Cede & Co. and shall bear a legend substantially to the following effect:

 “Unless this Note is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Issuer or its agent for registration of transfer, exchange or payment, and any Note issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.”

The Global  Notes may be deposited with such other Depository as the Administrator may from time to time designate, and shall bear such legend as may be appropriate; provided that such successor Depository maintains a book-entry system that qualifies to be treated as “registered form” under Section 163(f) of the Code.

The Issuer and the Indenture Trustee are hereby authorized to execute and deliver a Note Depository Agreement with the Depository relating to the Global Notes.

(f)  With respect to Notes registered in the Note Register in the name of Cede & Co., as nominee of the Depository, the Administrator, the Back-Up Administrator, the Owner Trustee and the Indenture Trustee shall have no responsibility or obligation to Participants or Indirect Participants or Beneficial Owners for which the Depository holds Notes from time to time as a Depository.  Without limiting the immediately preceding sentence, the Administrator, the Back-Up Administrator, the Owner Trustee and the Indenture Trustee shall have no responsibility or obligation with respect to (a) the accuracy of the records of the Depository, Cede & Co., or any Participant or Indirect Participant or Beneficial Owners with respect to the ownership interest in the Notes, (b) the delivery to any Participant or Indirect Participant or any other Person, other than a registered Noteholder, (c) the payment to any Participant or Indirect Participant or any other Person, other than a registered Noteholder as shown in the Note Register, of any amount with respect to any distribution of principal or interest on the Notes or (d) the making of book-entry transfers among Participants of the Depository with respect to Notes registered in the Note Register in the name of the nominee of the Depository.  No Person other than a registered Noteholder as shown in the Note Register shall receive a Note evidencing such Note.

(g)  Upon delivery by the Depository to the Indenture Trustee of written notice to the effect that the Depository has determined to substitute a new nominee in place of Cede & Co., and subject to the provisions hereof with respect to the payment of distributions by the mailing of checks or drafts to the registered Noteholder appearing as registered owners in the Note Register on a Record Date, the name “Cede & Co.” in this Indenture shall refer to such new nominee of the Depository.

Subject to the preceding paragraphs, upon surrender for registration of transfer of any Note at the office of the Note Registrar and, upon satisfaction of the conditions set forth below, the Issuer shall execute in the name of the designated transferee or transferees, a new Note of the same principal balance or Notional Amount and dated the date of authentication by the Indenture Trustee.  The Note Registrar shall notify the Administrator and the Indenture Trustee of any such transfer.

No Note may be acquired directly or indirectly by a fiduciary of, on behalf of, or with “Plan Assets” (within the meaning of Section 2510.3-101 of the U.S. Department of Labor regulations (the “Plan Asset Regulation”)) of, an “employee benefit plan” as defined in Section 3(3) of ERISA, a “plan” within the meaning of Section 4975 of the Code or any other entity whose underlying assets include Plan Assets by reason of any plan’s investment in the entity, which is subject to Title I of ERISA or Section 4975 of the Code (a “Plan”), unless (i) such Note is rated investment grade or better as of the date of purchase, (ii) the transferee of the Note believes that the Note is properly treated as indebtedness without substantial equity features for purposes of the Plan Asset Regulation and agrees to so treat such Note and (iii) the acquisition and holding of the Note will not result in a violation of the prohibited transaction rules of ERISA or Section 4975 of the Code.  Any transferee of a Note shall be deemed to have represented that such transferee is acquiring a Note in conformance with the requirements of the preceding sentence.

The Indenture Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Participants, members or Beneficial Owners in any Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

SECTION 2.05  Mutilated, Destroyed, Lost or Stolen Notes.  If (i) any mutilated Note is surrendered to the Indenture Trustee, or the Indenture Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to the Indenture Trustee such security or indemnity as may be required by it to hold the Issuer and the Indenture Trustee harmless, then, in the absence of notice to the Issuer, the Note Registrar or the Indenture Trustee that such Note has been acquired by a bona fide purchaser, and provided that the requirements of Section 8-405 of the UCC are met, the Issuer shall execute and upon its request the Indenture Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note; provided, however, that if any such destroyed, lost or stolen Note, but not a mutilated Note, shall have become or within 15 days shall be due and payable instead of issuing a replacement Note, the Issuer may pay such destroyed, lost or stolen Note when so due or payable without surrender thereof.  If, after the delivery of such replacement Note or payment of a destroyed, lost or stolen Note pursuant to the proviso to the preceding sentence, a bona fide purchaser of the original Note in lieu of which such replacement Note was issued presents for payment such original Note, the Issuer and the Indenture Trustee shall be entitled to recover such replacement Note (or such payment) from the Person to whom it was delivered or any Person taking such replacement Note from such Person to whom such replacement Note was delivered or any assignee of such Person, except a bona fide purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer or the Indenture Trustee in connection therewith.

Upon the issuance of any replacement Note under this Section, the Issuer may require the payment by the holder of the Notes thereof of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Indenture Trustee) connected therewith.

Every replacement Note issued pursuant to this Section in replacement of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

SECTION 2.06  Persons Deemed Owner.  Prior to due presentment for registration of transfer of any Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name any Note is registered (as of the day of determination) as the owner of such Note for the purpose of receiving payments of principal of (with respect to each Class of Notes other than the Class A-IO Notes) and interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Issuer or the Indenture Trustee nor any agent of the Issuer or the Indenture Trustee shall be affected by notice to the contrary.

SECTION 2.07  Payment of Principal and Interest; Defaulted Interest.

(a)     Each Class of Notes shall accrue interest as provided in the applicable form of such Class set forth in Exhibits A-1 through A-5 respectively, and such interest accrued on each Class of Notes shall be payable on each applicable Distribution Date as specified therein and in the order set forth in Section 8.02 hereof, subject to Section 3.01.  Interest shall accrue on each Class of Auction Rate Notes as described in Appendix B hereto.  Any installment of interest or principal, if any, with respect to each Class of Notes payable on any applicable Note which is punctually paid or duly provided for by the Issuer on the applicable Distribution Date shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered on the Record Date by check mailed first-class, postage prepaid to such Person’s address as it appears on the Note Register on such Record Date, except that, unless Definitive Notes have been issued pursuant to Section 2.12, with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payment will be made by wire transfer in immediately available funds to the account designated by such nominee and except for the final installment of principal payable with respect to such Note on a Distribution Date or on the applicable Note Final Maturity Date which shall be payable as provided below.  The funds represented by any such checks returned undelivered shall be held in accordance with Section 3.03.

(b)  The principal of each Note (other than the Class A-IO Notes) shall be payable in installments on each Distribution Date as provided in the applicable form of Note set forth in Exhibits A-1 through A-5, respectively, to the extent the amount of funds required and available to be distributed in respect of principal on such Class of Notes pursuant to the terms of this Indenture; provided, however, the entire unpaid principal amount of each Class of Notes, other than the Class A-IO Notes, shall be due and payable on its respective Final Maturity Date.  Notwithstanding the foregoing, the entire unpaid principal amount of the Notes, other than the Class A-IO Notes, shall be due and payable, if not previously paid, on the date on which an Event of Default shall have occurred and is continuing, if the Indenture Trustee or the Controlling Party has declared the Notes to be immediately due and payable in the manner provided in Section 5.02.  All principal payments on each Class of Class A Notes, other than the Class A-IO Notes and unless otherwise provided herein, shall be made sequentially in ascending numerical order until each Class is paid in full, as further described herein.  All principal payments on each Class of Auction Rate Notes shall be made as described in Appendix B hereto.  The Indenture Trustee shall notify the Person in whose name a Note is registered at the close of business on the Record Date preceding the Distribution Date on which the Issuer expects that the final installment of principal of and interest on any Class of Notes, other than the Class A-IO Notes, will be paid.  Such notice shall be mailed or transmitted by facsimile prior to such final Distribution Date and shall specify that such final installment will be payable only upon presentation and surrender of such Note and shall specify the place where such Note may be presented and surrendered for payment of such installment.

(c)  If the Issuer defaults in a payment of interest on any Class of the Notes, the Issuer shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) at the applicable Note Interest Rate in any lawful manner.  The Issuer shall pay such defaulted interest to the persons who are holders of such Class or Classes of Notes on a subsequent special record date, which date shall be at least three Business Days prior to the payment date.  The Issuer shall fix or cause to be fixed any such special record date and payment date, and, at least 15 days before any such special record date, the Issuer shall mail to each holder of the affected Class or Classes of Notes and the Indenture Trustee a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

SECTION 2.08  Cancellation.  All Notes surrendered for payment, registration of transfer or exchange shall, if surrendered to any Person other than the Indenture Trustee, be delivered to the Indenture Trustee and shall be promptly cancelled by the Indenture Trustee.  The Issuer may at any time deliver to the Indenture Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Indenture Trustee.  No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section, except as expressly permitted by this Indenture.  All cancelled Notes may be held or disposed of by the Indenture Trustee in accordance with its standard retention or disposal policy as in effect at the time, unless the Issuer shall direct by an Issuer Order that they be returned to it and so long as such Issuer Order is timely and the Notes have not been previously disposed of by the Indenture Trustee.

SECTION 2.09  Release of Collateral.  Subject to Section 11.01 and the terms of the Basic Documents, the Indenture Trustee shall release property from the lien of this Indenture only upon receipt of an Issuer Request accompanied by an Officers’ Certificate of the Issuer.

SECTION 2.10  Book-Entry Notes.  The Notes, upon original issuance, will be issued in the form of typewritten Notes representing the Book-Entry Notes, to be delivered to The Depository Trust Company, the initial Clearing Agency, by, or on behalf of, the Issuer.  Such Notes shall initially be registered on the Note Register in the name of Cede & Co., the nominee of the initial Clearing Agency, and no Note Owner will receive a Definitive Note (as defined below) representing such Note Owner’s interest in such Note, except as provided in Section 2.12.  Unless and until definitive, fully registered Notes (the “Definitive Notes”) have been issued to Note Owners pursuant to Section 2.12:

(i)  the provisions of this Section shall be in full force and effect;

(ii)  the Note Registrar and the Indenture Trustee may deal with the Clearing Agency for all purposes (including the payment of principal of and interest and other amounts on the Notes) as the authorized representative of the Note Owners;

(iii)  to the extent that the provisions of this Section conflict with any other provisions of this Indenture, the provisions of this Section shall control;

(iv)  the rights of Note Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such Note Owners and the Clearing Agency and/or the Clearing Agency Participants pursuant to the Note Depository Agreements.  Unless and until Definitive Notes are issued pursuant to Section 2.12, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit payments of principal of and interest and other amounts on the Notes to such Clearing Agency Participants; and

(v)  whenever this Indenture requires or permits actions to be taken based upon instructions or directions of the holders of the Notes evidencing a specified percentage of the Outstanding Amount of the Notes, the Clearing Agency shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Note Owners and/or Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in the Notes and has delivered such instructions to the Indenture Trustee.

SECTION 2.11  Notices to Clearing Agency.  Whenever a notice or other communication to the holders of the Notes is required under this Indenture, unless and until Definitive Notes shall have been issued to Note Owners pursuant to Section 2.12, the Indenture Trustee shall give all such notices and communications specified herein to be given to the holders of the Notes to the Clearing Agency.

SECTION 2.12  Definitive Notes.  If (i) the Administrator advises the Indenture Trustee in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities with respect to the Notes, and the Administrator is unable to locate a qualified successor, (ii) circumstances change so that the book-entry system through the Clearing Agency is less advantageous due to economic or administrative burden or the use of the book-entry system becomes unlawful with respect to the Notes or the Issuer notifies the Indenture Trustee in writing that because of the change in circumstances the Issuer is terminating the book-entry system with respect to the Notes or (iii) after the occurrence of an Event of Default, the Controlling Party advises the Clearing Agency (which shall then notify the Indenture Trustee) in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Note Owners, then the Indenture Trustee will cause the Clearing Agency to notify all Note Owners, through the Clearing Agency, of the occurrence of any such event and of the availability of Definitive Notes to Note Owners requesting the same.  Upon surrender to the Indenture Trustee of the typewritten Notes representing the Book-Entry Notes by the Clearing Agency, accompanied by registration instructions, the Issuer shall execute and the Indenture Trustee shall authenticate the Definitive Notes in accordance with the instructions of the Clearing Agency.  None of the Issuer, the Note Registrar or the Indenture Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions.  Upon the issuance of Definitive Notes, the Indenture Trustee shall recognize the holders of the Definitive Notes as the Noteholders for such Class of Notes.

SECTION 2.13  Tax Treatment.  The Issuer has entered into this Indenture, and the Notes will be issued, with the intention that, for federal, state and local income, business and franchise tax purposes, the Notes will qualify as indebtedness of the Issuer.  The Issuer, by entering into this Indenture, and each Noteholder, by its acceptance of its Note, agree to treat the Notes for federal, state and local income, business and franchise tax purposes as indebtedness of the Issuer.

ARTICLE III

Covenants

SECTION 3.01  Payment to Noteholders.  The Issuer will duly and punctually pay the principal of and interest owing on each Class of Notes (and in the case of Class A-IO Notes, interest and Prepayment Penalties) pursuant to the terms of this Indenture.  Without limiting the foregoing, subject to Section 8.02, the Issuer will cause to be distributed to the holders of each Class of Notes that portion of the amounts on deposit in the Trust Accounts on a Distribution Date, to which the holders of each Class of Notes are entitled to receive pursuant to the terms of this Indenture.  Amounts properly withheld under the Code by any Person from a payment to any holder of the Notes of interest on and/or principal of shall be considered as having been paid by the Issuer to such holder of the applicable Notes for all purposes of this Indenture.  The Notes will be non-recourse obligations of the Issuer and shall be limited in right of payment to amounts available from the Indenture Trust Estate as provided in this Indenture and the Issuer shall not be otherwise liable on the Notes.

SECTION 3.02  Maintenance of Office or Agency.  The Issuer will maintain in the Borough of Manhattan, The City of New York, an office or agency where Notes may be surrendered for registration of transfer or exchange.  The Issuer hereby initially designates U.S. Bank National Association, U.S. Bank Trust New York, 100 Wall Street, Suite 1600, New York, New York 10005 to serve as its agent for the foregoing purposes.  The Issuer will give prompt written notice to the Indenture Trustee of the location, and of any change in the location, of any such office or agency.  If at any time the Issuer shall fail to maintain any such office or agency or shall fail to furnish the Indenture Trustee with the address thereof, such surrenders may be made or served at the Corporate Trust Office of the Indenture Trustee, and the Issuer hereby appoints the Indenture Trustee as its agent to receive all such surrenders in respect of the Notes.

SECTION 3.03  Money for Payments To Be Held in Trust.  As provided in Section 8.02, all payments of amounts due and payable with respect to any Notes, that are to be made from amounts distributed from the Collection Account or any other Trust Account pursuant to Section 8.02 shall be made on behalf of the Issuer by the Indenture Trustee or by another Paying Agent, and no amounts so distributed from the Collection Account for payments of Notes shall be paid over to the Issuer except as provided in this Section.  The Indenture Trustee is hereby appointed as the initial “Paying Agent” hereunder and the Indenture Trustee hereby accepts such appointment.

On or before the Business Day next preceding each Distribution Date, the Issuer shall distribute or cause to be distributed to the Indenture Trustee (or any other Paying Agent) an aggregate sum sufficient to pay the amounts then becoming due under each Class of the Notes, such sum to be held in trust for the benefit of the Persons entitled thereto and (unless the Paying Agent is the Indenture Trustee) shall promptly notify the Indenture Trustee of its action or failure so to act.

The Issuer will cause each Paying Agent other than the Indenture Trustee to execute and deliver to the Indenture Trustee an instrument in which such Paying Agent shall agree with the Indenture Trustee (and if the Indenture Trustee acts as Paying Agent, it hereby so agrees), subject to the provisions of this Section, that such Paying Agent will:

(i)  hold all sums held by it for the payment of amounts due with respect to each Class of the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

(ii)  give the Indenture Trustee notice of any default by the Issuer of which it has actual knowledge (or any other obligor upon the Notes) in the making of any payment required to be made with respect to any Class of Notes;

(iii)  at any time during the continuance of any such default, upon the written request of the Indenture Trustee, forthwith pay to the Indenture Trustee all sums so held in trust by such Paying Agent;

(iv)  immediately resign as a Paying Agent and forthwith pay to the Indenture Trustee all sums held by it in trust for the payment of each applicable Class of Notes if at any time it ceases to meet the standards required to be met by a Paying Agent at the time of its appointment; and

(v)  comply with all requirements of the Code with respect to the withholding from any payments made by it on any Class of the Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

The Administrator may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, by written order direct any Paying Agent to pay to the Indenture Trustee all sums held in trust by such Paying Agent, such sums to be held by the Indenture Trustee upon the same trusts as those upon which the sums were held by such Paying Agent; and upon such payment by any Paying Agent to the Indenture Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Subject to applicable laws with respect to escheat of funds, any money held by the Indenture Trustee or any Paying Agent in trust for the payment of any amount due with respect to any Note and remaining unclaimed for two years after such amount has become due and payable shall be discharged from such trust and be paid to the Issuer on Issuer Request; and the holder of such Notes thereof shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof (but only to the extent of the amounts so paid to the Issuer), and all liability of the Indenture Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Indenture Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense and direction of the Issuer cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Issuer.

SECTION 3.04  Existence.  The Issuer will keep in full effect its existence, rights and franchises as a trust under the laws of the State of Delaware (unless it becomes, or any successor Issuer hereunder is or becomes, organized under the laws of any other State or of the United States of America, in which case the Issuer will keep in full effect its existence, rights and franchises under the laws of such other jurisdiction) and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the Notes, the Collateral and each other instrument or agreement included in the Indenture Trust Estate.

SECTION 3.05  Protection of Indenture Trust Estate.  The Issuer will from time to time execute and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, and will take such other action necessary or advisable to:

(i)  maintain or preserve the lien and security interest (and the priority thereof) of this Indenture or carry out more effectively the purposes hereof;

(ii)  perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture;

(iii)  enforce any of the Collateral; or

(iv)  preserve and defend title to the Indenture Trust Estate and the rights of the Indenture Trustee, and the holders of the Notes and Ambac in such Indenture Trust Estate against the claims of all persons and parties.

The Issuer hereby designates the Indenture Trustee its agent and attorney-in-fact to execute any financing statement, continuation statement or other instrument required to be executed pursuant to this Section.

SECTION 3.06  Opinions as to Indenture Trust Estate.  (a)  On the Closing Date, the Issuer shall furnish to the Indenture Trustee an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording and filing of this Indenture, any indentures supplemental hereto, and any other requisite documents, and with respect to the execution and filing of any financing statements and continuation statements, as are necessary to perfect and make effective the lien and security interest of this Indenture and reciting the details of such action, or stating that, in the opinion of such counsel, no such action is necessary to make such lien and security interest effective.

(b)  On or before April 30 in each calendar year, beginning in 2008, the Issuer shall furnish to the Indenture Trustee an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and with respect to the execution and filing of any financing statements and continuation statements as is necessary to maintain the lien and security interest created by this Indenture and reciting the details of such action or stating that in the opinion of such counsel no such action is necessary to maintain such lien and security interest.  Such Opinion of Counsel shall also describe the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and the execution and filing of any financing statements and continuation statements that will, in the opinion of such counsel, be required to maintain the lien and security interest of this Indenture until April 30 in the following calendar year.

SECTION 3.07  Performance of Obligations; Servicing of Financed Student Loans.        (a)     The Issuer will not take any action and will use its best efforts not to permit any action to be taken by others that would release any Person from any of such Person’s material covenants or obligations under any instrument or agreement included in the Indenture Trust Estate or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or agreement, except as expressly provided in this Indenture or the other Basic Documents.

(b)  Although the Issuer will contract with other Persons to assist it in performing its duties under this Indenture, any performance of such duties by a Person identified to the Indenture Trustee in an Officers’ Certificate of the Issuer shall be deemed to be action taken by the Issuer.  Initially, the Issuer has contracted with the Servicers and the Administrator to assist the Issuer in performing its duties under this Indenture.

(c)  The Issuer will enforce all of its rights under this Indenture and the Basic Documents, including, without limitation, enforcing the covenants and agreements of the Depositor in the Deposit and Sale Agreement (including covenants to the effect that the Depositor will enforce covenants against the Sellers under the Student Loan Purchase Agreements), and will punctually perform and observe all of its obligations and agreements contained in this Indenture, the other Basic Documents and in the instruments and agreements included in the Indenture Trust Estate, including filing or causing to be filed all UCC financing statements and continuation statements required to be filed by the terms of this Indenture in accordance with and within the time periods provided for herein and therein.  Except as otherwise expressly provided therein, the Issuer shall not waive, amend, modify, supplement or terminate any Basic Document or any provision thereof without the consent of the Indenture Trustee and the Controlling Party.

(d)  If the Issuer shall have knowledge of the occurrence of a Servicer Default,  an Administrator Default or a Back-up Administrator Default, the Issuer shall promptly notify the Indenture Trustee, Ambac (provided that Ambac is then the Controlling Party) and the Rating Agencies thereof, and shall specify in such notice the action, if any, the Issuer is taking with respect to such default.  If a Servicer Default shall arise from the failure of a Servicer to perform any of its duties or obligations under the Servicing Agreement, or an Administrator Default shall arise from the failure of the Administrator to perform any of its duties or obligations under the Administration Agreement, or a Back-up Administrator Default shall arise from the failure of the Back-up Administrator to perform any of its duties or obligations under the Back-up Administration Agreement, as the case may be, with respect to the Financed Student Loans, the Issuer shall take all reasonable steps available to it to enforce its rights under the Basic Documents in respect of such failure.

(e)  Upon any partial or complete termination of a Servicer’s rights and powers pursuant to a Servicing Agreement, or any termination of the Administrator’s rights and powers pursuant to the Administration Agreement, or any termination of the Back-up Administrator’s rights and powers pursuant to the Back-up Administration Agreement, as the case may be, the Issuer shall promptly notify the Indenture Trustee, Ambac (provided that Ambac is then the Controlling Party)  and the Rating Agencies.  As soon as a successor Servicer, a successor Administrator, or a successor Back-up Administrator is appointed, the Issuer shall notify the Indenture Trustee, Ambac (provided that Ambac is then the Controlling Party) and the Rating Agencies of such appointment, specifying in such notice the name and address of such Successor Servicer, such Successor Administrator or such Back-up Administrator.

(f)  Without derogating from the absolute nature of the assignment granted to the Indenture Trustee under this Indenture or the rights of the Indenture Trustee hereunder, the Issuer agrees that it will not, without the prior written consent of the Indenture Trustee and the Controlling Party, amend, modify, waive, supplement, terminate or surrender, or agree to any amendment, modification, supplement, termination, waiver or surrender of, the terms of any Collateral or the Basic Documents, except to the extent otherwise provided therein, or waive timely performance or observance by a Servicer, the Administrator, the Back-up Administrator, the Depositor, the Issuer or the Owner Trustee under the Basic Documents; provided, however, that no such amendment shall (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments with respect to the Financed Student Loans or distributions that shall be required to be made for the benefit of the holders of Notes, (ii) if Ambac is not then the Controlling Party, amend the percentage of the Outstanding Amount of the related Class Notes, which are required to consent to any such amendment, without the consent of all outstanding holders of all Classes of Notes affected by such amendment.  If any such amendment, modification, supplement or waiver shall be so consented to by the Indenture Trustee and the Controlling Party (or such holders of Notes, as the case may be), the Issuer agrees, promptly following a request by the Indenture Trustee to do so, to execute and deliver, in its own name and at its own expense, such agreements, instruments, consents and other documents as the Indenture Trustee may deem necessary or appropriate in the circumstances.

SECTION 3.08  Negative Covenants.  So long as any Notes are Outstanding, the Issuer shall not:

(i)  except as expressly permitted by this Indenture or any other Basic Document, sell, transfer, exchange or otherwise dispose of any of the properties or assets of the Issuer, including those included in the Indenture Trust Estate, unless directed to do so by the Indenture Trustee or Ambac (provided that Ambac is then the Controlling Party)  pursuant to the terms hereof;

(ii)  claim any credit on, or make any deduction from the principal or interest payable in respect of the applicable Notes (other than amounts properly withheld from such payments under the Code or applicable state law) or assert any claim against any present or former holder of the Notes by reason of the payment of the taxes levied or assessed upon any part of the Indenture Trust Estate; or

(iii)  (A) permit the validity or effectiveness of this Indenture to be impaired, or permit the lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Notes under this Indenture except as may be expressly permitted hereby or thereby, (B) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the lien of this Indenture) to be created on or extend to or otherwise arise upon or burden the Indenture Trust Estate or any part thereof or any interest therein or the proceeds thereof (other than tax liens and other liens that arise by operation of law, in each case arising solely as a result of an action or omission of the related Obligor, and other than as expressly permitted by the Basic Documents) or (C) permit the lien of this Indenture not to constitute a valid first priority (other than with respect to any such tax or other lien) security interest in the Indenture Trust Estate.

SECTION 3.09  Annual Statement as to Compliance.  The Issuer will deliver to the Indenture Trustee, on or before March 15 of each year, commencing March 15, 2008, an Officers’ Certificate of the Issuer stating that:

(i)  a review of the activities of the Issuer during the previous calendar year and of performance under this Indenture has been made under such Authorized Officers’ supervision; and

(ii)  to the best of such Authorized Officers’ knowledge, based on such review, the Issuer has complied with all conditions and covenants under this Indenture throughout such year, or, if there has been a default in the compliance of any such condition or covenant, specifying each such default known to such Authorized Officers and the nature and status thereof.

SECTION 3.10  Issuer May Consolidate, etc., Only on Certain Terms.

(a)  The Issuer shall not consolidate or merge with or into any other Person unless:

(i)  the Person (if other than the Issuer) formed by or surviving such consolidation or merger shall be a Person organized and existing under the laws of the United States of America or any State and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form satisfactory to the Indenture Trustee, the due and punctual payment of the principal of and interest on each Class of Notes, and the performance or observance of every agreement and covenant of this Indenture and the other Basic Documents on the part of the Issuer to be performed or observed, all as provided herein and therein;

(ii)  immediately after giving effect to such transaction, no Default shall have occurred and be continuing;

(iii)  the Rating Agency Condition shall have been satisfied with respect to such transaction;

(iv)  the Issuer shall have received an Opinion of Counsel (and shall have delivered copies thereof to Ambac (provided that Ambac is then the Controlling Party) and the Indenture Trustee) to the effect that such transaction will not have any material adverse Federal tax consequence to the Issuer, Ambac (provided that Ambac is then the Controlling Party), any holder of the Notes, or any holder of the Certificates;

(v)  any action as is necessary to maintain the lien and security interest created by this Indenture shall have been taken;

(vi)  the Issuer shall have delivered to the Indenture Trustee an Officers’ Certificate of the Issuer and an Opinion of Counsel each stating that such consolidation or merger and such supplemental indenture comply with this Article III and that all conditions precedent herein provided for relating to such transaction have been complied with; and

(vii)  it has received the consent of Ambac (provided that Ambac is then the Controlling Party).

(b)  The Issuer shall not convey or transfer all or substantially all its properties or assets, including those included in the Indenture Trust Estate, to any Person unless:

(i)  the Person that acquires by conveyance or transfer the properties and assets of the Issuer the conveyance or transfer of which is hereby restricted shall (A) be a United States citizen or a Person organized and existing under the laws of the United States of America or any State, (B) expressly assume, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form satisfactory to the Indenture Trustee, the due and punctual payment of the principal of and interest on each Class of Notes and the performance or observance of every agreement and covenant of this Indenture and the other Basic Documents on the part of the Issuer to be performed or observed, all as provided herein and therein, (C) expressly agree by means of such supplemental indenture that all right, title and interest so conveyed or transferred shall be subject and subordinate to the rights of holders of the Notes and (D) unless otherwise provided in such supplemental indenture, expressly agree to indemnify, defend and hold harmless the Issuer against and from any loss, liability or expense arising under or related to this Indenture and the Notes;

(ii)  immediately after giving effect to such transaction, no Default shall have occurred and be continuing;

(iii)  the Rating Agency Condition shall have been satisfied with respect to such transaction;

(iv)  the Issuer shall have received an Opinion of Counsel (and shall have delivered copies thereof to the Indenture Trustee) to the effect that such transaction will not have any material adverse Federal tax consequence to the Issuer, any holder of the Notes or any holder of the Certificates;

(v)  any action as is necessary to maintain the lien and security interest created by this Indenture shall have been taken;

(vi)  the Issuer shall have delivered to the Indenture Trustee an Officers’ Certificate of the Issuer and an Opinion of Counsel each stating that such conveyance or transfer and such supplemental indenture comply with this Article III and that all conditions precedent herein provided for relating to such transaction have been complied with; and

(vii)  it has received the consent of Ambac (provided that Ambac is then the Controlling Party).

SECTION 3.11  Successor or Transferee.     (a)     Upon any consolidation or merger of the Issuer in accordance with Section 3.10(a), the Person formed by or surviving such consolidation or merger (if other than the Issuer) shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such Person had been named as the Issuer herein.

(b)  Upon a conveyance or transfer of all the assets and properties of the Issuer pursuant to Section 3.10(b), The National Collegiate Student Loan Trust 2007-4 will be released from every covenant and agreement of this Indenture to be observed or performed on the part of the Issuer with respect to the Notes immediately upon the delivery by the Issuer of written notice to the Indenture Trustee stating that The National Collegiate Student Loan Trust 2007-4 is to be so released.

SECTION 3.12  No Other Business.  The Issuer shall not engage in any business other than financing, purchasing, owning, selling and servicing the Financed Student Loans in the manner contemplated by this Indenture and the other Basic Documents and activities incidental thereto.

SECTION 3.13  No Borrowing.  The Issuer shall not issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any indebtedness except for the Notes.

SECTION 3.14  Disposing of Financed Student Loans.  Other than pursuant to Article V, Financed Student Loans may only be sold, transferred, exchanged or otherwise disposed of by the Indenture Trustee free from the lien of this Indenture (i) for transfer to a Guarantee Agency pursuant to the terms of the applicable Guarantee Agreement; (ii) to a Seller or the Depositor in accordance with the applicable Student Loan Purchase Agreement or the Deposit and Sale Agreement; or (iii) to a Servicer in and, in each case, if the Indenture Trustee is provided with the following:

(a)  an Issuer Order stating the sale price and directing that Financed Student Loans be sold, transferred or otherwise disposed of and delivered to a transferee whose name shall be specified; and

(b)  a certificate signed by an Authorized Officer of the Issuer to the effect that the disposition price is equal to or in excess of the amount required by the applicable Guarantee Agreement in the case of clause (i), by the applicable Student Loan Purchase Agreement in the case of clause (ii), or by the applicable Servicing Agreement in the case of clause (iii).

Subject to the provisions of this Indenture and except for sales of Financed Student Loans pursuant to this Section 3.14, the Indenture Trustee shall release property from the lien of this Indenture only upon receipt of an Issuer Order, an Opinion of Counsel and independent certificates in accordance with TIA Sections 314(c) and 314(d)(1) or an Opinion of Counsel in lieu of such independent certificates to the effect that the TIA does not require any such independent certificates.

Each Noteholder, by the acceptance of a Note, acknowledges that from time to time the Indenture Trustee shall release the lien of this Indenture on any Financed Student Loan to be sold pursuant to this Section 3.14, and each Noteholder, by the acceptance of a Note, consents to any such release.

The Indenture Trustee, as a third-party beneficiary under the Student Loan Purchase Agreements entered into by the Depositor, who has assigned its entire right, title and interest in such Student Loan Purchase Agreements to the Issuer pursuant to the terms of the Deposit and Sale Agreement, shall have the right to request the repurchase of loans by the applicable Seller or the Depositor, as the case may be, together with any indemnity payments due thereunder upon the conditions and subject to the provisions contained in the Student Loan Purchase Agreements and the Deposit and Sale Agreement.  The Indenture Trustee shall make such a request to the applicable Seller under the related Student Loan Purchase Agreement or the Depositor under the Deposit and Sale Agreement, as the case may be, to repurchase and, as the case may be, pay any indemnity amounts due with respect to certain specific loans pursuant to the Student Loan Purchase Agreements or the Deposit and Sale Agreement, as applicable, if (i) a Responsible Officer of the Indenture Trustee has actual knowledge that the conditions precedent to such a repurchase or indemnity obligation with respect to such loans have been satisfied; (ii) the Indenture Trustee has notified the Issuer in writing that such conditions have been satisfied; and (iii) the Issuer has not exercised its right to request the repurchase or indemnity of the applicable loans by the applicable Seller or the Depositor, as the case may be, within 10 days after receiving written notice from the Indenture Trustee.

SECTION 3.15  Guarantees, Loans, Advances and Other Liabilities.  Except as contemplated by this Indenture or the other Basic Documents, the Issuer shall not make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another’s payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person.

SECTION 3.16  Capital Expenditures.  The Issuer shall not make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty).

SECTION 3.17  Restricted Payments.  The Issuer shall not, directly or indirectly, (i) pay any dividend or make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, to the Owner Trustee or any owner of a beneficial interest in the Issuer or otherwise with respect to any ownership or equity interest or security in or of the Issuer or to the Depositor, a Servicer, the Administrator or the Back-up Administrator, (ii) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or security or (iii) set aside or otherwise segregate any amounts for any such purpose; provided, however, that the Issuer may make, or cause to be made, distributions to such persons as contemplated by, and to the extent funds are available for such purpose under, this Indenture and the other Basic Documents.  The Issuer will not, directly or indirectly, make payments to or distributions from the Collection Account except in accordance with this Indenture and the other Basic Documents.

SECTION 3.18  Notice of Events of Default.  The Issuer shall give the Indenture Trustee, Ambac (provided that Ambac is then the Controlling Party) and the Rating Agencies prompt written notice of each Event of Default hereunder and each default on the part of a Servicer of its obligations under a Servicing Agreement or the Administrator of its obligations under the Administration Agreement.  In addition, the Issuer shall deliver to the Indenture Trustee and Ambac (provided that Ambac is then the Controlling Party), within five days after the occurrence thereof, written notice in the form of an Officers’ Certificate of the Issuer of any event which with the giving of notice and the lapse of time would become an Event of Default under Section 5.01(iv), its status and what action the Issuer is taking or proposes to take with respect thereto.

SECTION 3.19  Further Instruments and Acts.  Upon request of the Indenture Trustee (acting at the direction of the Controlling Party), the Issuer will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

SECTION 3.20  Additional Covenants.  The Issuer covenants that it will acquire or cause to be acquired Student Loans as described herein.  Neither the Noteholders nor Ambac shall in any circumstances be deemed to be the owner or holder of the Financed Student Loans.

The Issuer, or its designated agent, shall be responsible for each of the following actions:

(a)  The Issuer, or its designated agent, shall cause the benefits of the Guarantee Agreements to flow to the Indenture Trustee.

(b)  The Indenture Trustee shall have no obligation to administer, service or collect the loans in the Indenture Trust Estate or to maintain or monitor the administration, servicing or collection of such loans.

(c)  The Issuer shall comply with all United States statutes, rules and regulations which apply to the Student Loan Programs, the Program Manual and the Financed Student Loans.

(d)  The Issuer shall cause to be diligently enforced and taken all reasonable steps, actions and proceedings necessary for the enforcement of all terms, covenants and conditions of all Financed Student Loans made and agreements in connection therewith, including the prompt payment of all principal and interest payments and all other amounts due the Issuer thereunder.  The Issuer shall not permit the release of the obligations of any borrower under any Financed Student Loan and shall at all times, to the extent permitted by law, cause to be defended, enforced, preserved and protected the rights and privileges of the Issuer, the Indenture Trustee, Ambac (provided that Ambac is then the Controlling Party) and of the Noteholders under or with respect to each Financed Student Loan and agreement in connection therewith.

(e)  The Issuer shall take all appropriate action to ensure that at the time each Student Loan becomes a part of the Indenture Trust Estate it shall be free and clear from all liens.

(f)  The Issuer shall diligently enforce, and take all steps, actions and proceedings reasonably necessary to protect its rights with respect to each Financed Student Loan, and to maintain any guarantee (including the Guarantee issued by TERI) on and to enforce all terms, covenants and conditions of Financed Student Loans, including its rights and remedies under the Deposit and Sale Agreement and the TERI Pledge Fund.

The Indenture Trustee shall not be deemed to be the designated agent for the purposes of this Section unless it has agreed in writing to be such agent.

SECTION 3.21  Covenant Regarding Financed Student Loans.  The Issuer hereby covenants that all Student Loans to be acquired hereunder will meet the following:

(a)  Each Student Loan is evidenced by an executed credit agreement, which is a valid and binding obligation of the Obligor, enforceable by or on behalf of the holder thereof in accordance with its terms, subject to bankruptcy, insolvency and other laws relating to or affecting creditors’ rights.

(b)  The amount of the unpaid principal balance of each Student Loan is due and owing, and no counterclaim, offset, defense or right to rescission exists with respect to any such Student Loan which can be asserted and maintained or which, with notice, lapse of time, or the occurrence or failure to occur of any act or event, could be asserted and maintained by the Obligor against the Issuer as assignee thereof.  The Issuer shall take all reasonable actions to assure that no maker of a Student Loan has or may acquire a defense to the payment thereof.

(c)  No Student Loan has a payment that is more than 90 days overdue other than such Student Loans that, in the aggregate, do not exceed 1.00% of the then aggregate outstanding principal amount of the Student Loans.

(d)  The Issuer has full right, title and interest in each Student Loan free and clear of all liens, pledges or encumbrances whatsoever.

(e)  Each Student Loan was made in compliance with all applicable state and federal laws, rules and regulations, including, without limitation, all applicable nondiscrimination, truth-in-lending, consumer credit and usury laws.

(f)  All loan documentation shall be delivered to the applicable Servicer (as custodian for the Indenture Trustee) prior to payment of the purchase price of such Student Loan.

(g)  Each Student Loan is accruing interest (whether or not such interest is being paid currently by the borrower or is being capitalized), except as otherwise expressly permitted by this Indenture.

(h)  Each Student Loan was originated in conformity with the “loan acceptance criteria” (including, without limitation, any general policies, eligible borrower criteria, creditworthiness criteria and “good credit” criteria) and the “loan program terms” (including, without limitation, the loan amount, the interest rate and the guaranty fee)  (or any similar criteria or terms, however so designated, under the applicable Program Manual) contained in the Program Manual and otherwise, in substantial conformity with the Program Manual.

(i)  Each Student Loan is guaranteed by a Guarantee Agency.

SECTION 3.22  Additional Representations of the Issuer.  The Issuer hereby makes the following representations and warranties to the Indenture Trustee, on behalf of the Noteholders and Ambac:

(a)  Valid and Continuing Security Interest.  This Indenture creates a valid and continuing security interest (as defined in the applicable Uniform Commercial Code (“UCC”) in effect in the State of Delaware) in the Financed Student Loans and all other assets constituting part of the Indenture Trust Estate in favor of the Indenture Trustee, which security interest is prior to all other liens, charges, security interests, mortgages or other encumbrances, and is enforceable as such as against creditors of and purchasers from the Issuer.

(b)  Accounts.  The Financed Student Loans constitute “accounts” or “payment intangibles” within the meaning of the applicable UCC.

(c)  Good and Marketable Title.  The Issuer owns and has good and marketable title to the Financed Student Loans and all other assets constituting part of the Indenture Trust Estate free and clear of any lien, charge, security interest, mortgage or other encumbrance, claim or encumbrance of any Person, other that those granted pursuant to this Indenture.

(d)  Perfection by Filing.  The Issuer has caused the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Financed Student Loans and all other assets of the Indenture Trust Estate granted to the Indenture Trustee hereunder.

(e)  Perfection by Possession.  The Issuer has given the Indenture Trustee a copy of a written acknowledgment from the applicable custodian that such custodian is holding executed copies of the credit agreements that constitute or evidence the Financed Student Loans, and that such custodian is holding such notes solely on behalf and for the benefit of the Indenture Trustee.

(f)  Priority.  Other than the security interest granted to the Indenture Trustee pursuant to this Indenture, the Issuer has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Financed Student Loans or any other portion of the Indenture Trust Estate.  The Issuer has not authorized the filing of and is not aware of any financing statements against the Issuer that include a description of collateral covering the Financed Student Loans or any other portion of the Indenture Trust Estate other than any financing statement relating to the security interest granted to the Indenture Trustee hereunder or that has been terminated.  The Issuer is not aware of any judgment or tax lien filings against the Issuer.

(g)  Valid Business Reasons; No Fraudulent Transfers.  The transactions contemplated by this Indenture are in the ordinary course of the Issuer’s business and the Issuer has valid business reasons for granting the Indenture Trust Estate pursuant to this Indenture.  At the time of each such Grant: (i) the Issuer granted the Indenture Trust Estate to the Indenture Trustee without any intent to hinder, delay, or defraud any current or future creditor of the Issuer; (ii) the Issuer was not insolvent and did not become insolvent as a result of any such Grant; (iii) the Issuer was not engaged and was not about to engage in any business or transaction for which any property remaining with such entity was an unreasonably small capital or for which the remaining assets of such entity are unreasonably small in relation to the business of such entity or the transaction; (iv) the Issuer did not intend to incur, and did not believe or should not have reasonably believed, that it would incur, debts beyond its ability to pay as they become due; and (v) the consideration paid received by the Issuer for the Grant of the Indenture Trust Estate was reasonably equivalent to the value of the related Grant.

(h)  Guaranteed Investment Contract.  (i) On or after the Stepdown Date, the Administrator, on behalf of the Issuer, will replace the GIC Provider with the Replacement GIC Provider.  If no Replacement GIC provider is reasonably available, the Issuer shall instruct the Indenture Trustee to cause funds on deposit in the Reserve Account to be invested in another Eligible Investment pursuant to Section 8.02(b) hereof.   (ii) If at any time prior to the Stepdown Date, the GIC Provider  shall have a rating below AA-, Aa3 or AA- from S&P, Moody’s, or Fitch, respectively, then the GIC Provider shall, within 15 days of such rating downgrade, post security acceptable to Ambac.  If the GIC Provider does not so provide the required security, then the GIC Provider shall forthwith be replaced by the Administrator on behalf of the Issuer with a Replacement GIC provider.  If no Replacement GIC provider is reasonably available, the Issuer shall instruct the Indenture Trustee to cause funds on deposit in the Reserve Account to be invested in another Eligible Investment pursuant to Section 8.02(b) hereof.

SECTION 3.23  Issuer Separateness Covenants.  So long as any of the Notes are Outstanding:

(a)  The Issuer shall not engage in any business or activity other than in connection with the activities contemplated hereby and in the Basic Documents, and in connection with the issuance of Notes.

(b)  The funds and other assets of the Issuer shall not be commingled with those of any other individual, corporation, estate, partnership, joint venture, association, joint stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof.

(c)  The Issuer shall not be, become or hold itself out as being liable for the debts of any other party.

(d)  The Issuer shall not form, or cause to be formed, any subsidiaries.

(e)  The Issuer shall act solely in its own name and through its duly authorized officers or agents in the conduct of its business, and shall conduct its business so as not to mislead others as to the identity of the entity with which they are concerned.

(f)  The Issuer shall maintain its records and books of account and shall not commingle its records and books of account with the records and books of account of any other Person.  The books of the Issuer may be kept (subject to any provision contained in the statutes) inside or outside the State of Delaware at such place or places as may be designated from time to time by the duly authorized officers of the Issuer.

(g)  All actions of the Issuer shall be taken by a duly authorized officer or agent of the Issuer.

(h)  The Issuer shall not amend, alter, change or repeal any provision contained in this Section without (i) the prior written consent of the Indenture Trustee and Ambac (provided that Ambac is then the Controlling Party) and (ii) satisfying the Rating Agency Condition.

(i)  The Issuer shall not amend its organizational documents or change its jurisdiction of formation without first satisfying the Rating Agency Condition or without the consent of Ambac (provided that Ambac is then the Controlling Party).

(j)  All audited financial statements of the Issuer that are consolidated with those of any Affiliate thereof will contain detailed notes clearly stating that (i) all of the Issuer’s assets are owned by the Issuer, and (ii) the Issuer is a separate entity with creditors who have received ownership and/or security interests in the Issuer’s assets.

(k)  The Issuer will strictly observe legal formalities in its dealings with any of its Affiliates, and funds or other assets of the Issuer will not be commingled with those of any of its Affiliates.  The Issuer shall not maintain joint bank accounts or other depository accounts to which any of its Affiliates has independent access.  None of the Issuer’s funds will at any time be pooled with the funds of any of its Affiliates.

(l)  The Issuer will maintain an arm’s length relationship with each Seller (and any Affiliate thereof), the Depositor (and any Affiliate thereof), and any of the Issuer’s Affiliates.  Any Person that renders or otherwise furnishes services to the Issuer will be compensated by the Issuer at market rates for such services it renders or otherwise furnishes to the Issuer except as otherwise provided in this Indenture.  The Issuer will not hold itself out to be responsible for the debts of the Seller, or the Depositor, the parent or the decisions or actions respecting the daily business and affairs of the Seller, the Depositor or the parent.

(m)  The Issuer shall not sell, transfer, exchange or otherwise dispose of any portion of the Indenture Trust Estate except as expressly permitted by this Indenture.

(n)  The Issuer shall not claim any credit on, or make any deduction from, the principal amount of any of the Notes by reason of the payment of any taxes levied or assessed upon any portion of the Indenture Trust Estate.

(o)  The Issuer shall not permit the validity or effectiveness of this Indenture or the Grant hereunder to be impaired, or permit the lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations under this Indenture, except as may be expressly permitted hereby.

SECTION 3.24  Reports by Issuer.  The Issuer will:

(a)  File with the Indenture Trustee, within 15 days after the Issuer is required to file the same with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe), if any, which the Issuer may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act;

(b)  File with the Indenture Trustee and the SEC, in accordance with rules and regulations prescribed from time to time by the SEC, such additional information, documents and reports, if any, with respect to compliance by the Issuer with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

(c)  Transmit by mail to the Noteholders, within 30 days after the filing thereof with the Indenture Trustee, in the manner and to the extent provided in TIA Section 313(c), such summaries of any information, documents and reports required to be filed by the Issuer, if any, pursuant to Section 3.24(a) and (b) as may be required by rules and regulations prescribed from time to time by the SEC.

The Indenture Trustee may conclusively rely and accept such reports from the Issuer as fulfilling the requirements of this Section 3.24, with no further duty to examine such reports or to determine whether such reports comply with the prescribed timing, rules and regulations of the SEC.  Delivery of such reports to the Indenture Trustee is for informational purposes only and the Indenture Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Indenture Trustee is entitled to rely on an Officers’ Certificate).

ARTICLE IV

Satisfaction and Discharge

SECTION 4.01  Satisfaction and Discharge of Indenture.  This Indenture shall cease to be of further effect with respect to the Notes except as to (i) rights of registration of transfer and exchange, (ii) substitution of mutilated, destroyed, lost or stolen Notes, (iii) rights of holders of the Notes to receive payments of principal thereof and interest thereon, (iv) Sections 3.03, 3.04, 3.05, 3.08, 3.10, 3.12 and 3.13, (v) the rights, obligations and immunities of the Indenture Trustee hereunder (including the rights of the Indenture Trustee under Section 6.07 and the obligations of the Indenture Trustee under Section 4.02) (vi)  payments of all outstanding obligations to Ambac hereunder, and (vii) the rights of holders of the Notes, as beneficiaries hereof with respect to the property so deposited with the Indenture Trustee payable to all or any of them, and the Indenture Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Notes, when:

(A)  a period of 367 days has expired after all Notes theretofore authenticated and delivered (other than (i) Notes that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 2.05 and (ii) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 3.03) have been delivered to the Indenture Trustee for cancellation;

(B)  a period of 367 days has expired after the later of (i) the date on which no Notes are outstanding or (ii) the date on which the Issuer has paid or caused to be paid all other sums otherwise payable hereunder by the Issuer; and

(C)  the Issuer has delivered to the Indenture Trustee an Officers’ Certificate of the Issuer and an Opinion of Counsel, each meeting the applicable requirements of Section 11.01 and, subject to Section 11.02, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

SECTION 4.02  Application of Trust Money.  All moneys deposited with the Indenture Trustee pursuant to Section 4.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent, as the Indenture Trustee may determine, to the holders of the particular Notes for the payment of which such moneys have been deposited with the Indenture Trustee, of all sums due and to become due thereon for principal of and interest on each Class of Notes; but such moneys need not be segregated from other funds except to the extent required herein or required by law.

SECTION 4.03  Repayment of Moneys Held by Paying Agent.  In connection with the satisfaction and discharge of this Indenture with respect to the Notes, all moneys then held by any Paying Agent other than the Indenture Trustee under the provisions of this Indenture with respect to such Notes shall, upon demand of the Issuer, be paid to the Indenture Trustee to be held and applied according to Section 3.03 and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

ARTICLE V

Remedies

SECTION 5.01  Events of Default.  “Event of Default”, wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(i)  default in the payment of any interest on any Note when the same becomes due and payable, and such default shall continue for a period of three (3) Business Days; or

(ii)  default in the payment of the principal of any Note (other than the Class A-IO Notes) (x) when the same becomes due and payable (but only to the extent there exists sufficient Available Funds therefor), or (y) on the Final Maturity Date with respect thereto; or

(iii)  any payment is made by Ambac under the Financial Guaranty Insurance Policy;

(iv)  default in the observance or performance of any covenant or agreement of the Issuer made in this Indenture or any other Basic Document (other than a covenant or agreement, a default in the observance or performance of which is elsewhere in this Section specifically dealt with), or any representation or warranty of the Issuer made in this Indenture or any other Basic Document or in any certificate or other writing delivered pursuant hereto or in connection herewith proving to have been incorrect in any material respect as of the time when the same shall have been made, and such default shall continue or not be cured, or the circumstance or condition in respect of which such misrepresentation or warranty was incorrect shall not have been eliminated or otherwise cured, for a period of 30 days after there shall have been given, by registered or certified mail, to the Issuer by the Indenture Trustee or to the Issuer and the Indenture Trustee by the Controlling Party or, if Ambac is not then the Controlling Party, Interested Noteholders representing not less than 25% of the Outstanding Amount of the applicable Classes of Notes; a written notice specifying such default or incorrect representation or warranty and requiring it to be remedied and stating that such notice is a notice of Default hereunder; or

(v)  the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the Issuer or any substantial part of the Indenture Trust Estate in an involuntary case under any applicable Federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Indenture Trust Estate, or ordering the winding-up or liquidation of the Issuer’s affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

(vi)  the commencement by the Issuer of a voluntary case under any applicable Federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Issuer to the entry of an order for relief in an involuntary case under any such law, or the consent by the Issuer to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Indenture Trust Estate, or the making by the Issuer of any general assignment for the benefit of creditors, or the failure by the Issuer generally to pay its debts as such debts become due, or the taking of action by the Issuer in furtherance of any of the foregoing.

SECTION 5.02  Acceleration of Maturity; Rescission and Annulment.  If an Event of Default should occur and be continuing, then and in every such case the Indenture Trustee, at the written direction of the Controlling Party, shall declare all the Notes to be immediately due and payable, by a notice in writing to the Issuer, and upon any such declaration the unpaid principal amount of the Notes, together with accrued and unpaid interest thereon through the date of acceleration, shall become immediately due and payable.

In the event that the maturity of the Notes is accelerated, Ambac may elect, in its sole discretion, to pay all or a portion of the accelerated principal and interest accrued on such principal to the date of acceleration (to the extent unpaid by the Issuer) with respect to the Notes, and the Indenture Trustee shall accept such amounts.  Upon payment of all of such accelerated principal and interest accrued to the acceleration date as provided above, Ambac’s obligations under the Financial Guaranty Insurance Policy shall be fully discharged.

Notwithstanding anything herein to the contrary, in the event that the principal and/or interest due on the Notes shall be paid by Ambac pursuant to the Financial Guaranty Insurance Policy, the Notes shall remain Outstanding for all purposes, not be defeased or otherwise satisfied and not be considered paid by the Issuer, and the assignment and pledge of the Indenture Trust Estate and all covenants, agreements and other obligations of the Issuer to the registered owners of the Notes shall continue to exist and shall run to the benefit of Ambac, and Ambac shall be subrogated to the rights of such registered owners.

At any time after such declaration of acceleration of maturity has been made and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as hereinafter in this Article V provided, the Controlling Party, by written notice to the Issuer and the Indenture Trustee, may rescind and annul such declaration and its consequences if:

(i)  the Issuer has paid or deposited with the Indenture Trustee a sum sufficient to pay:

(A)  all payments of principal of and interest on all Notes, and all other amounts that would then be due hereunder or upon such Notes if the Event of Default giving rise to such acceleration had not occurred;

(B)  all sums paid or advanced by the Indenture Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel; and

(ii)  all Events of Default, other than the nonpayment of the principal of the Notes that have become due solely by such acceleration, have been cured or waived as provided in Section 5.12.

No such rescission shall affect any subsequent default or impair any right consequent thereto.

SECTION 5.03  Collection of Indebtedness and Suits for Enforcement by Indenture Trustee.  (a)  The Issuer covenants that if (i) default is made in the payment of any interest on any Note when the same becomes due and payable in accordance with Section 5.01(i), and such default continues for a period of three Business Days, or (ii) default is made in the payment of the principal on the related Final Maturity Date of a Class of Notes when the same becomes due and payable in accordance with Section 2.07(b), the Issuer will, upon demand of the Indenture Trustee, pay to the Indenture Trustee, for the benefit of the holders of the Notes, the whole amount then due and payable on such Notes for principal and interest, with interest upon the overdue principal, and, to the extent payment at such rate of interest shall be legally enforceable, upon overdue installments of interest at the rate specified in Section 2.07 and in addition thereto such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel.

(b)  In case the Issuer shall fail forthwith to pay such amounts upon such demand, the Indenture Trustee, in its own name and as trustee of an express trust, may, or shall at the written direction of the Controlling Party, institute a Proceeding for the collection of the sums so due and unpaid, and prosecute such Proceeding to judgment or final decree, and enforce the same against the Issuer or other obligor upon such Notes, and collect in the manner provided by law out of the property of the Issuer or other obligor upon such Notes wherever situated, the moneys adjudged or decreed to be payable.

(c)  If an Event of Default occurs and is continuing, the Indenture Trustee may, or shall at the written direction of the Controlling Party, as more particularly provided in Section 5.04, proceed to protect and enforce its rights, the rights of the holders of the Notes, by such appropriate Proceedings as the Indenture Trustee shall deem most effective (or as it may be directed by the Controlling Party) to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Indenture Trustee by this Indenture or by law.

(d)  In case there shall be pending, relative to the Issuer or any other obligor upon the Notes, or any Person having or claiming an ownership interest in the Indenture Trust Estate, Proceedings under Title 11 of the United States Code or any other applicable Federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property or such other obligor or Person, or in case of any other comparable judicial Proceedings relative to the Issuer or other obligor upon the Notes, or to the creditors or property of the Issuer or such other obligor, the Indenture Trustee, irrespective of whether the principal of any Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand pursuant to the provisions of this Section, may, or shall at the written direction of the Controlling Party, be entitled and empowered, by intervention in such proceedings or otherwise:

(i)  to file and prove a claim or claims for the whole amount of principal of and interest on each Class of Notes owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Indenture Trustee and each predecessor Indenture Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee, except as a result of negligence or bad faith) and the holders of the Notes allowed in such Proceedings;

(ii)  unless prohibited by applicable law and regulations, to vote on behalf of the holders of the Notes in any election of a trustee, a standby trustee or Person performing similar functions in any such Proceedings;

(iii)  to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the holders of the Notes and of the Indenture Trustee on their behalf;

(iv)  to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee or the holders of the Notes allowed in any judicial proceedings relative to the Issuer, its creditors and its property; and

(v)  to take any other action with respect to such claims including participating as a member of any official committee of creditor’s appointed in the matters as it deems necessary or advisable;

and any trustee, receiver, liquidator, custodian or other similar official in any such Proceeding is hereby authorized by each of such holders of the Notes to make payments to the Indenture Trustee, and, in the event that the Indenture Trustee shall consent to the making of payments directly to such holders of the Notes to pay to the Indenture Trustee such amounts as shall be sufficient to cover reasonable compensation to the Indenture Trustee, each predecessor Indenture Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee except as a result of negligence or bad faith.

(e)  Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any holder of the Notes any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any holder of the Notes thereof or to authorize the Indenture Trustee to vote in respect of the claim of any holder of the Notes in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

(f)  All rights of action and of asserting claims under this Indenture, or under any of the Notes may be enforced by the Indenture Trustee without the possession of any of the Notes or the production thereof in any trial or other Proceedings relative thereto, and any such action or Proceedings instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Indenture Trustee, each predecessor Indenture Trustee and their respective agents and attorneys, shall be for the ratable benefit of the holders of the Notes.

(g)  In any Proceedings brought by the Indenture Trustee (and also any Proceedings involving the interpretation of any provision of this Indenture to which the Indenture Trustee shall be a party), the Indenture Trustee shall be held to represent all the holders of the Notes and it shall not be necessary to make any holder of the Notes a party to any such Proceedings.

SECTION 5.04  Remedies; Priorities.  (a)  If an Event of Default shall have occurred and be continuing, the Indenture Trustee may, or shall, subject to Section 5.11, at the written direction of the Controlling Party (or, if Ambac is not then the Controlling Party, such different percentage of Noteholders as set forth below), do one or more of the following (subject to Section 5.05):

(i)  institute Proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable on the Notes or this Indenture with respect thereto, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Issuer and any other obligor upon such Notes moneys adjudged due;

(ii)  institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Indenture Trust Estate securing the Notes;

(iii)  exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee and the holders of the Notes; and

(iv)  sell the Indenture Trust Estate securing the Notes or any portion thereof or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by law;

provided, however, that the Indenture Trustee may not sell or otherwise liquidate the Indenture Trust Estate securing the Notes following an Event of Default, other than an Event of Default described in Section 5.01(i), (ii) or (iii), unless (x) Ambac, or if Ambac is not then the Controlling Party, 100% of the Noteholders, consent(s) to such sale, (y) the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on the Notes or (z) the Indenture Trustee determines that the collections on the Financed Student Loans would not be sufficient on an ongoing basis to make all payments on the Notes as such payments would have become due if such obligations had not been declared due and payable, and the Indenture Trustee obtains the consent of Ambac, or, if Ambac is not then the Controlling Party, the holders of Notes representing not less than a 66.67% of the Outstanding Amount of the Notes.  In determining the sufficiency of the collections on such loans, the Indenture Trustee may, but need not (unless instructed to do so by Ambac provided that Ambac is then the Controlling Party), obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the sufficiency of the Indenture Trust Estate for such purpose.

(b)  If the Indenture Trustee collects any money or property under this Article V following the occurrence and during the continuation of an Event of Default with respect to Sections 5.01(i), 5.01(ii) or 5.01(iii) above or following the acceleration of the Notes pursuant to Section 5.02 upon an Event of Default with respect to 5.01(i), 5.01(ii) or 5.01(iii) above, it shall pay out the money or property in the following order:

FIRST:  prorata based upon amounts owed (i) to the Owner Trustee for amounts due under Article X of the Trust Agreement, to the Indenture Trustee for amounts due under Section 6.07, to the Irish Paying Agent for amounts due under the Irish Paying Agent Agreement, to the Back-up Administrator for amounts due under the Back-up Administration Agreement, not to exceed $200,000 per annum in the aggregate, (ii) to Ambac for the Note Insurance Premium and expenses then due and payable, not to exceed the amount specified in the Financial Guaranty Insurance Policy Premium Letter, and (iii) to the Servicers and the Administrator, the unpaid fees and expenses owed by the Issuer to such parties;

SECOND:  to the holders of the Class A Notes for amounts due and unpaid on the Class A Notes for interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Class A Notes for interest;

THIRD:  to Ambac, any amounts then due and payable to Ambac pursuant to the Reimbursement Agreement relating to the Financial Guaranty Insurance Policy (excluding any Ambac Indemnity Payments), together with any required interest thereon;

FOURTH:  to the holders of the Class A Notes for amounts due and unpaid on the Class A Notes for principal, ratably, without preference or priority of any kind, according to the amounts due and payable on the Class A Notes for principal, until the Outstanding Amount of the Class A Notes is zero;

FIFTH:  to Ambac any Ambac Indemnity Payments and any other amounts then due and payable to Ambac pursuant to the Reimbursement Agreement relating to the Financial Guaranty Insurance Policy, together with any required interest thereon;

SIXTH:  prorata based upon amounts owed, (i) to the Owner Trustee, the Indenture Trustee, the Irish Paying Agent and the Back-up Administrator, for all amounts due and owing to such parties under the Basic Documents to the extent not paid pursuant to priority FIRST above, (ii) to FMC, for any unreimbursed Advances made pursuant to Section 8.10, and (iii) to the Servicer, the Administrator, the Auction Agent, the Broker-Dealers and the Guarantee Agency, for all amounts due and owing to such parties pursuant to the Basic Documents;

SEVENTH:  to the holders of the Class A-IO Notes any Prepayment Penalties remaining unpaid from prior Distribution Dates, together with interest thereon at the Note Interest Rate for the Class A-IO Notes; and

EIGHTH:  to the Owner Trustee (on behalf of the Issuer), for distribution to the Certificateholders in accordance with the terms of the Trust Agreement.

The Indenture Trustee may fix a record date and payment date for any payment to the holders of the Notes pursuant to this Section.  At least 15 days before such record date, the Issuer shall mail to each holder of the Notes and the Indenture Trustee a notice that states the record date, the payment date and the amount to be paid.

(c)  If the Indenture Trustee collects any money or property under this Article V following the occurrence and during the continuation of an Event of Default other than with respect to Sections 5.01(i), 5.01(ii) or 5.01(iii) above or following the acceleration of the Notes pursuant to Section 5.02 upon an Event of Default other than with respect to 5.01(i), 5.01(ii) or 5.01(iii) above, it shall pay out the money or property in the following order:

FIRST:  prorata based upon amounts owed (i) to the Owner Trustee for amounts due under Article X of the Trust Agreement, to the Indenture Trustee for amounts due under Section 6.07, to the Irish Paying Agent for amounts due under the Irish Paying Agent Agreement, to the Back-up Administrator for amounts due under the Back-up Administration Agreement, not to exceed $200,000 per annum in the aggregate, (ii) to Ambac for the Note Insurance Premium and expenses then due and payable, not to exceed the amount specified in the Financial Guaranty Insurance Policy Premium Letter, and (iii) to the Servicers and the Administrator, the unpaid fees and expenses owed by the Issuer to such parties;

SECOND:  to the holders of the Class A Notes for amounts due and unpaid on the Class A Notes for interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Class A Notes for interest;

THIRD:  to Ambac, any amounts then due and payable to Ambac pursuant to the Reimbursement Agreement relating to the Financial Guaranty Insurance Policy (excluding any Ambac Indemnity Payments), together with any required interest thereon;

FOURTH:  to the holders of the Class A Notes for amounts due and unpaid on the Class A Notes for principal, ratably, without preference or priority of any kind, according to the amounts due and payable on the Class A Notes for principal, until the Outstanding Amount of the Class A Notes is zero;

FIFTH:  to Ambac any Ambac Indemnity Payments and any other amounts then due and payable to Ambac pursuant to the Reimbursement Agreement relating to the Financial Guaranty Insurance Policy, together with any required interest thereon;

SIXTH:  prorata based upon amounts owed, (i) to the Owner Trustee, the Indenture Trustee, the Irish Paying Agent and the Back-up Administrator, for all amounts due and owning to such parties under the Basic Documents to the extent not paid pursuant to priority FIRST above, (ii) to FMC, for any unreimbursed Advances made pursuant to Section 8.10, and (iii) to the Servicer, the Administrator, the Auction Agent, the Broker-Dealers and the Guarantee Agency, for all amounts due and owing to such parties pursuant to the Basic Documents;

SEVENTH:  to the holders of the Class A-IO Notes any Prepayment Penalties remaining unpaid from prior Distribution Dates, together with interest thereon at the Note Interest Rate for the Class A-IO Notes; and

EIGHTH:  to the Owner Trustee (on behalf of the Issuer), for distribution to the Certificateholders in accordance with the terms of the Trust Agreement.

SECTION 5.05  Optional Preservation of the Financed Student Loans.  If the Notes have been declared to be due and payable under Section 5.02 following an Event of Default and such declaration and its consequences have not been rescinded and annulled, the Indenture Trustee may (with the consent of the Controlling Party), or, subject to Section 5.11, shall at the written direction of the Controlling Party, elect to maintain possession of the Indenture Trust Estate.  It is the desire of the parties hereto and the holders of the Notes that there be at all times sufficient funds for the payment of principal of and interest on each Class of Notes and the Indenture Trustee shall take such desire into account when determining whether or not to maintain possession of the Indenture Trust Estate; provided that the Indenture Trustee shall not be required to make such determination when such election to maintain possession of the Indenture Trust Estate is made at the direction of the Controlling Party.  In determining whether to maintain possession of the Indenture Trust Estate, the Indenture Trustee may, but need not (unless so directed by the Controlling Party), obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Indenture Trust Estate for such purpose.

SECTION 5.06  Limitation of Suits.  No holder of the Notes shall have any right to institute any Proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless the following conditions listed below are satisfied:

(i)  an Ambac Default shall then exist and be continuing;

(ii)  such holder of the Notes has previously given written notice to the Indenture Trustee of a continuing Event of Default;

(iii)  the holders of not less than 25% of the Outstanding Amount of the Notes, in the aggregate, have made written request to the Indenture Trustee to institute such Proceeding in respect of such Event of Default in its own name as Indenture Trustee hereunder;

(iv)  such holders of the Notes have offered to the Indenture Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in complying with such request;

(v)  the Indenture Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute such Proceeding; and

(vi)  no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the holders of a majority of the Outstanding Amount of the Notes in the aggregate;

it being understood and intended that no one or more holders of the Notes shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other holders of the Notes or to obtain or to seek to obtain priority or preference over any other holders of the Notes or to enforce any right under this Indenture, except in the manner herein provided.

If the Indenture Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Noteholders, each representing less than a majority of the Outstanding Amount of the Notes, the Indenture Trustee in its sole discretion may determine what action, if any, shall be taken, notwithstanding any other provisions of this Indenture.

Nothing in this Section 5.06 shall inhibit the right of Ambac (provided that Ambac is then the Controlling Party) to institute suit or any Proceeding for the enforcement of this Indenture.

SECTION 5.07  Unconditional Rights of Noteholders To Receive Principal and Interest.  Notwithstanding any other provisions in this Indenture, any holder of any Class of Notes shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest on such Note, on or after the respective due dates thereof expressed in such Note, or in this Indenture and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such holder of any such Class of Notes.

SECTION 5.08  Restoration of Rights and Remedies.  If the Indenture Trustee or any holder of Notes has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Indenture Trustee or to such holder of Notes, then and in every such case the Issuer, the Indenture Trustee and the holders of the Notes shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee and the holders of the Notes shall continue as though no such Proceeding had been instituted.

SECTION 5.09  Rights and Remedies Cumulative.  No right or remedy herein conferred upon or reserved to the Indenture Trustee, Ambac or to the holders of the Notes is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 5.10  Delay or Omission Not a Waiver.  No delay or omission of the Indenture Trustee, Ambac or any holder of Notes to exercise any right or remedy accruing upon any Default shall impair any such right or remedy or constitute a waiver of any such Default or an acquiescence therein.  Every right and remedy given by this Article V or by law to the Indenture Trustee, Ambac or to the holders of the Notes may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee, Ambac or by the holders of the Notes.

SECTION 5.11  Control by Controlling Party.  With respect to the Notes, the Controlling Party shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Indenture Trustee with respect to the Notes or exercising any trust or power conferred on the Indenture Trustee; provided that:

(i)  such direction shall not be in conflict with any rule of law or with this Indenture;

(ii)  subject to the express terms of Section 5.04, any direction to the Indenture Trustee to sell or liquidate the Indenture Trust Estate shall be by the Controlling Party or, if Ambac is not then the Controlling Party, the holders of not less than 100% of the Outstanding Amount of the Notes;

(iii)  if the conditions set forth in Section 5.05 have been satisfied and the Indenture Trustee elects to retain the Indenture Trust Estate pursuant to such Section, then any direction to the Indenture Trustee by Ambac or, if Ambac is not then the Controlling Party, the holders of less than 100% of the Outstanding Amount of the Notes to sell or liquidate the Indenture Trust Estate shall be of no force and effect; and

(iv)  the Indenture Trustee may take any other action deemed proper by the Indenture Trustee that is not inconsistent with such direction;

provided, however, that the Indenture Trustee need not take any action that it determines might involve it in liability or, if Ambac is not then the Controlling Party, might materially adversely affect the rights of any holders of the Notes not consenting to such action.

SECTION 5.12  Waiver of Past Defaults.  Prior to the declaration of the acceleration of the Notes as provided in Section 5.02, the Controlling Party may waive any past Default and its consequences except a Default (a) in payment when due of principal of or interest on any Note or (b) in respect of a covenant or provision hereof which cannot be modified or amended without the consent of each holder of the Notes.  In the case of any such waiver, the Issuer, the Indenture Trustee, Ambac (provided that Ambac is then the Controlling Party) and the holders of the Notes shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.

Upon any such waiver, such Default shall cease to exist and be deemed to have been cured and not to have occurred for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.

SECTION 5.13  Undertaking for Costs.  All parties to this Indenture agree, and each holder of the Notes by such Noteholder’s acceptance of any Note shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to (a) any suit instituted by the Indenture Trustee, (b) any suit instituted by any holder of the Notes or group of holders of the Notes, in each case holding in the aggregate more than 10% of the Outstanding Amount of the Notes or (c) any suit instituted by any holder of the Notes for the enforcement of the payment of principal of or interest on any Note on or after the respective due dates expressed in such Note and in this Indenture.

SECTION 5.14  Waiver of Stay or Extension Laws.  The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead or in any manner whatsoever, claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 5.15  Action on Notes.  The Indenture Trustee’s right to seek and recover judgment on the Notes or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture.  Neither the lien of this Indenture nor any rights or remedies of the Indenture Trustee or the holders of the Notes shall be impaired by the recovery of any judgment by the Indenture Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Indenture Trust Estate or upon any of the assets of the Issuer.  Any money or property collected by the Indenture Trustee shall be applied in accordance with Section 5.04(b) or (c), as the case may be.

SECTION 5.16  Performance and Enforcement of Certain Obligations.

(a) Promptly following a request from the Indenture Trustee or Ambac (provided that Ambac is then the Controlling Party), and at the Administrator’s expense, the Issuer shall take all such lawful action as the Indenture Trustee may request to compel or secure the performance and observance by the Depositor, the Sellers, the Administrator, the Back-up Administrator, the Servicers and the Guarantee Agency, as applicable, of each of their obligations to the Issuer under or in connection with the Basic Documents in accordance with the terms thereof, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer under or in connection with the Basic Documents, including the transmission of notices of default and the institution of legal or administrative actions or proceedings to compel or secure performance by the Depositor, the Sellers, the Administrator, the Back-up Administrator, the Servicers or the Guarantee Agency of each of their obligations under the Basic Documents.

(b)  If an Event of Default has occurred and is continuing, the Indenture Trustee shall, subject to Section 5.11, at the direction (which direction shall be in writing or by telephone (confirmed in writing promptly thereafter)) of the Controlling Party, or, if Ambac is not then the Controlling Party, of Interested Noteholders representing not less than 66.67% of the Outstanding Amount of the applicable Classes of Notes, exercise all rights, remedies, powers, privileges and claims of the Issuer against the Depositor, the Sellers, the Administrator, the Back-up Administrator, the Servicers or the Guarantee Agency under or in connection with the Basic Documents, including the right or power to take any action to compel or secure performance or observance by the Depositor, the Sellers, the Administrator, the Back-up Administrator, the Servicers and the Guarantee Agency of each of their obligations to the Issuer thereunder and to give any consent, request, notice, direction, approval, extension or waiver under the Basic Documents and any right of the Issuer to take such action shall be suspended.

SECTION 5.17  Notice of Defaults.  Within 90 days after the occurrence of any Default hereunder with respect to the Notes, the Indenture Trustee shall transmit in the manner and to the extent provided in TIA Section 313(c), notice of such Default hereunder of which a Responsible Officer of the Indenture Trustee has actual knowledge or is in receipt of a written notice thereof in accordance with the terms of this Indenture, unless such Default shall have been cured or waived; provided, however, that, except in the case of a Default in the payment of the principal of or interest with respect to any Note, the Indenture Trustee shall be protected in withholding such notice if and so long as a Responsible Officer of the Indenture Trustee in good faith determines that the withholding of such notice is in the interest of the Noteholders.

ARTICLE VI

The Indenture Trustee

SECTION 6.01  Duties of Indenture Trustee.     (a)    If an Event of Default has occurred and is continuing, the Indenture Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)  Except during the continuance of an Event of Default:

(i)  the Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and the other Basic Documents to which the Indenture Trustee is a party, and no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee; and

(ii)  in the absence of bad faith on its part, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to a Responsible Officer of the Indenture Trustee and conforming to the requirements of this Indenture; provided, however, that the Indenture Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c)  The Indenture Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i)  this paragraph does not limit the effect of paragraph (b) of this Section;

(ii)  the Indenture Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Indenture Trustee was negligent in ascertaining the pertinent facts; and

(iii)  the Indenture Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.11.

(d)  Every provision of this Indenture that in any way relates to the Indenture Trustee is subject to paragraphs (a), (b), (c) and (g) of this Section 6.01.

(e)  The Indenture Trustee shall not be liable for interest on any money received by it except as the Indenture Trustee may agree in writing with the Issuer.

(f)  Money held in trust by the Indenture Trustee need not be segregated from other funds except to the extent required by law or the terms of this Indenture.

(g)  No provision of this Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayments of such funds or adequate indemnity satisfactory to it against any loss, liability or expense is not reasonably assured to it.

(h)  Except as expressly provided in the Basic Documents, the Indenture Trustee shall have no obligation to administer, service or collect the Financed Student Loans or to maintain, monitor or otherwise supervise the administration, servicing or collection of the Financed Student Loans.

(i)  In the event that the Indenture Trustee is the Paying Agent or the Note Registrar, the rights and protections afforded to the Indenture Trustee pursuant to this Indenture shall also be afforded to the Indenture Trustee in its capacity as Paying Agent and Note Registrar.

(j)  Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this Section 6.01.

SECTION 6.02  Rights of Indenture Trustee.     (a)     The Indenture Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper Person.  The Indenture Trustee need not investigate any fact or matter stated in such document.

(b)  Before the Indenture Trustee acts or refrains from acting, it may require an Officers’ Certificate of the Issuer or an Opinion of Counsel.  The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.

(c)  The Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian or nominee, and the Indenture Trustee shall not be responsible for any misconduct or negligence on the part of, or for the supervision of, any such agent, attorney, custodian or nominee appointed with due care by it hereunder.

(d)  The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Indenture Trustee’s conduct does not constitute willful misconduct, negligence or bad faith.

(e)  The Indenture Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f)  In the event that the Person acting as Indenture Trustee is also acting as securities intermediary, all the rights, powers, immunities and indemnities afforded to the Indenture Trustee under the Basic Documents shall also be afforded to the securities intermediary.

(g)  Absent willful misconduct or fraud, the Indenture Trustee shall not be liable for any punitive damages, regardless of the form of action and whether or not any such damages were foreseeable or contemplated.

(h)  The Indenture Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Indenture Trustee has actual knowledge thereof or unless written notice of any event which is in fact such Default or Event of Default is received by the Indenture Trustee at the Corporate Trust Office, and such notice references the Notes under this Indenture.

(i)  Any permissive right or authority granted to the Indenture Trustee shall not be construed as a mandatory duty.

(j)  The Indenture Trustee shall not be liable for the actions or omissions of the Issuer, Administrator or Auction Agent and, without limiting the foregoing, the Indenture Trustee shall not be under any obligation to monitor, evaluate or verify compliance by the Issuer or Administrator or the Auction Agent with the terms hereof or any other Basic Document, or to verify or independently determine the accuracy of information received by it from any such party.

(k)  The Indenture Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, note or other paper or document, but the Indenture Trustee, in its discretion, may, and upon the written direction of a Controlling Party shall, make such further inquiry or investigation into such facts or matters as it may see fit or as it shall be directed, provided however that in the case of any certificate or opinion which by any provision of the Indenture is required to be delivered to the Indenture Trustee, the Indenture Trustee shall be under a duty to examine the same to determine whether or not they substantially conform on their face to the requirements of the Indenture and shall notify the party delivering the same if such certificate or opinion does not conform.

SECTION 6.03  Individual Rights of Indenture Trustee.  The Indenture Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Indenture Trustee.  Any Paying Agent, Note Registrar, co-registrar or co-paying agent may do the same with like rights.  However, the Indenture Trustee must comply with Section 6.11.

SECTION 6.04  Indenture Trustee’s Disclaimer.  The Indenture Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Notes or the Collateral, it shall not be accountable for the Issuer’s use of the proceeds from the Notes, and it shall not be responsible for any statement of the Issuer in the Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Indenture Trustee’s certificate of authentication.

SECTION 6.05  Notice of Defaults.  If a Default occurs and is continuing and if it is either actually known or written notice of the existence thereof has been received by a Responsible Officer of the Indenture Trustee, the Indenture Trustee shall mail to Ambac and each holder of the Notes notice of the Default within 90 days after it occurs.  Except in the case of a Default in payment of principal of or interest on the Notes, the Indenture Trustee may withhold the notice to the holders of the Notes if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of holders of the Notes.

SECTION 6.06  Reports by Indenture Trustee to Noteholders.  The Indenture Trustee shall deliver to each holder of the Notes (and to each Person who was a holder of the Notes at any time during the applicable calendar year) such information with respect to the Notes, as may be required to enable such holder to prepare its Federal and state income tax returns.

SECTION 6.07  Compensation and Indemnity.  The Issuer shall pay to the Indenture Trustee from time to time reasonable compensation for all services rendered under this Indenture, and also all reasonable expenses, charges, counsel fees and other disbursements, including those of their attorneys, agents and employees, incurred in and about the performance of their powers and duties under this Indenture.  The Issuer further agrees to indemnify and save the Indenture Trustee harmless against any liabilities which it may incur in the exercise and performance of its powers and duties hereunder, and which are not due to its negligence or willful misconduct, to the extent solely payable from the Indenture Trust Estate.  To secure the Indenture Trustee’s right to receive amounts pursuant to this Section 6.07, the Indenture Trustee shall have a lien against the Indenture Trust Estate that is, except to the extent otherwise expressly provided herein, subordinate to the rights of the Noteholders.  Without prejudice to its rights hereunder, when the Indenture Trustee incurs expenses or renders services after a Default specified in Sections 5.01(iv) or (v) occurs, such expenses and the compensation for such services (including the fees and expenses of its agent and counsel) shall constitute expenses of administration under the applicable bankruptcy law.  The provisions of this Section 6.07 shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Indenture Trustee.

SECTION 6.08  Replacement of Indenture Trustee.  No resignation or removal of the Indenture Trustee and no appointment of a successor Indenture Trustee shall become effective until the acceptance of appointment by the successor Indenture Trustee pursuant to this Section 6.08.  The Indenture Trustee may resign at any time by so notifying the Issuer and Ambac (provided that Ambac is then the Controlling Party).  The Administrator shall remove the Indenture Trustee at the request of Ambac (provided that Ambac is then the Controlling Party), or if:

(i)  the Indenture Trustee fails to comply with Section 6.11;

(ii)  an Insolvency Event occurs with respect to the Indenture Trustee;

(iii)  a receiver or other public officer takes charge of the Indenture Trustee or its property; or

(iv)  the Indenture Trustee otherwise becomes incapable of acting.

If the Indenture Trustee resigns or is removed or if a vacancy exists in the office of Indenture Trustee for any reason (the Indenture Trustee in such event being referred to herein as the retiring Indenture Trustee), the Administrator shall promptly appoint a successor Indenture Trustee.

A successor Indenture Trustee shall deliver a written acceptance of its appointment to the retiring Indenture Trustee, the Issuer and to Ambac (provided that Ambac is then the Controlling Party).  Thereupon the resignation or removal of the retiring Indenture Trustee shall become effective, and the successor Indenture Trustee shall have all the rights, powers and duties of the Indenture Trustee under this Indenture.  The successor Indenture Trustee shall mail a notice of its succession to the holders of the Notes, Ambac (provided that Ambac is then the Controlling Party) and each Rating Agency.  The retiring Indenture Trustee shall promptly transfer all property held by it as Indenture Trustee to the successor Indenture Trustee upon payment of all monies due and owing to the retiring Indenture Trustee.

If a successor Indenture Trustee does not take office within 60 days after the retiring Indenture Trustee resigns or is removed, the retiring Indenture Trustee, the Issuer or the Controlling Party may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

If the Indenture Trustee fails to comply with Section 6.11, any holder of the Notes or Ambac may petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee.

Notwithstanding the replacement of the Indenture Trustee pursuant to this Section, the Issuer’s and the Administrator’s obligations under Section 6.07 shall continue for the benefit of the retiring Indenture Trustee.

SECTION 6.09  Successor Indenture Trustee by Merger.    If the Indenture Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Indenture Trustee; provided that such corporation or banking association shall be otherwise qualified and eligible under Section 6.11.  The Indenture Trustee shall provide the Rating Agencies and Ambac with written notice of any such transaction provided it is not otherwise obligated to maintain such information confidential.

In case at the time such successor or successors by merger, conversion or consolidation to the Indenture Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Indenture Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Indenture Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Indenture Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Indenture Trustee shall have.

SECTION 6.10  Appointment of Co-Trustee or Separate Trustee.

(a)       Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Indenture Trust Estate may at the time be located, the Indenture Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Indenture Trust Estate, and to vest in such Person or Persons, in such capacity and for the benefit of the holders of the Notes, such title to the Indenture Trust Estate, or any part hereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Indenture Trustee may consider necessary or desirable.  No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 6.11 and no notice to holders of the Notes of the appointment of any co-trustee or separate trustee shall be required under Section 6.08 hereof.

(b)  Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i)  all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Indenture Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Indenture Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Indenture Trustee;

(ii)  no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

(iii)  the Indenture Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

(c)  Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them.  Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article VI.  Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Indenture Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Indenture Trustee.  Every such instrument shall be filed with the Indenture Trustee.

(d)  Any separate trustee or co-trustee may at any time constitute the Indenture Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name.  If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

SECTION 6.11  Eligibility; Disqualification.  There shall at all times be an Indenture Trustee hereunder which shall be eligible to act as Indenture Trustee under TIA Section 310(a)(1), shall have a combined capital and surplus of at least $75,000,000 (and, with respect to any successor Indenture Trustee, having a rating of at least “Baa3” from Moody’s unless the Rating Agency Condition is satisfied) and shall be reasonably acceptable to Ambac (provided that Ambac is then the Controlling Party).  If such corporation publishes reports of condition at least annually, pursuant to law or the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section 6.11, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  If at any time the Indenture Trustee shall cease to be eligible in accordance with the provisions of this Section 6.11, it shall resign immediately in the manner and with the effect specified in this Article VI.  Neither the Issuer nor any Person directly or indirectly controlling or controlled by, or under common control with, the Issuer shall serve as Indenture Trustee.

SECTION 6.12  Basic Documents.  The Indenture Trustee is hereby authorized and directed to execute and deliver the Auction Agent Agreement and the other Basic Documents to which it is a party.  Upon receipt by the Indenture Trustee of any request for action under or in connection with the Auction Agent Agreement or other Basic Document (including, without limitation, in connection with any modification, amendment, waiver, approval, consent (or withholding thereof)), the Indenture Trustee shall promptly notify the Issuer (with a copy to Ambac, provided that Ambac is then the Controlling Party) of such request in such detail as is made available to the Indenture Trustee and shall take such action in response to such request (or in the enforcement of any rights and/or remedies available to it hereunder) as the Issuer or Ambac (provided that Ambac is then the Controlling Party) shall direct in writing.

ARTICLE VII

Noteholders’ Lists and Reports

SECTION 7.01  Issuer To Furnish Indenture Trustee Names and Addresses of Noteholders.  The Issuer will furnish or cause to be furnished to the Indenture Trustee (a) not more than five days after the earlier of (i) each Record Date and (ii) three months after the last Record Date, a list, in such form as the Indenture Trustee may reasonably require, of the names and addresses of the holders of the Notes as of such Record Date, (b) at such other times as the Indenture Trustee may request in writing, within 30 days after receipt by the Issuer of any such request, a list of similar form and content as of a date not more than 10 days prior to the time such list is furnished; provided, however, that so long as the Indenture Trustee is the Note Registrar, no such list shall be required to be furnished.

SECTION 7.02  Preservation of Information; Communications to Noteholders.  (a)  The Indenture Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the holders of the Notes contained in the most recent list furnished to the Indenture Trustee as provided in Section 7.01 and the names and addresses of the holders of the Notes received by the Indenture Trustee in its capacity as Note Registrar.  The Indenture Trustee may destroy any list furnished to it as provided in such Section 7.01 upon receipt of a new list so furnished.

(b)  Upon receipt by the Indenture Trustee of any request by a holder of the Notes to receive a copy of the current list of holders of the Notes, the Indenture Trustee shall promptly notify the Administrator thereof by providing to the Administrator a copy of such request and a copy of the list of holders of the Notes produced in response thereto.

(c)  The Indenture Trustee shall furnish to the holders of the Notes promptly upon receipt of a written request therefor, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Indenture Trustee under the Basic Documents.

SECTION 7.03  Reports by Issuer.  (a)  The Issuer shall cause the Administrator to furnish the Issuer and the Indenture Trustee the reports required by the Administration Agreement and by Section 3.24 of this Indenture.

(b)  Unless the Issuer otherwise determines, the fiscal year of the Issuer shall end on June 30 of each year.  In the case of any change to the Issuer’s fiscal year, the Administrator shall notify the Indenture Trustee of such change.

ARTICLE VIII

Accounts, Disbursements and Releases

SECTION 8.01  Collection of Money.  (a)  Except as otherwise expressly provided herein, the Indenture Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Indenture Trustee pursuant to this Indenture.  The Indenture Trustee shall apply all such money received by it on behalf of the holders of the Notes and Ambac as provided in this Indenture.  Except as otherwise expressly provided in this Indenture, if any default occurs in the making of any payment or performance under any agreement or instrument that is part of the Indenture Trust Estate, the Indenture Trustee may take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate Proceedings.  Any such action shall be without prejudice to any right to claim a Default under this Indenture and any right to proceed thereafter as provided in Article V.

(b)  The Indenture Trustee shall deposit into the Collection Account all payments it receives from the Servicers by or on behalf of the Obligors with respect to the Financed Student Loans, and all related Liquidation Proceeds and Recoveries, as collected during the Collection Period.  For purposes of this Article VIII, the phrase “payments by or on behalf of Obligors” shall mean payments made with respect to the Financed Student Loans, as applicable, by or on behalf of borrowers thereof and the Guarantee Agency.

(c)  The Indenture Trustee shall deposit into the Collection Account the aggregate Purchase Amount it receives with respect to Purchased Student Loans and all other amounts received from the Sellers or the Servicers with respect to the Student Loans.

SECTION 8.02  Trust Accounts.  (a)(i)  The Issuer, for the benefit of the Noteholders, Ambac and itself, shall establish and maintain in the name of the Indenture Trustee an Eligible Deposit Account (the “Collection Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders, Ambac and the Issuer.  The Collection Account will initially be established as a segregated account at U.S. Bank National Association in the name of the Indenture Trustee.  The Issuer will make an initial deposit on the Closing Date into the Collection Account of cash equal to $1,171,977,576, of which $1,083,553,267 amount will be disbursed on the Closing Date by the Indenture Trustee, pursuant to written instructions of the Administrator, to acquire the Financed Student Loans and $88,424,309 will be disbursed on the Closing Date by the Indenture Trustee, pursuant to written instructions of the Administrator, to pay the First Marblehead Corporation a structuring advisory fee.

(ii)  The Issuer, for the benefit of Ambac, the Noteholders and itself, shall establish and maintain in the name of the Indenture Trustee an Eligible Deposit Account (the “Reserve Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders, Ambac and the Issuer.  The Reserve Account initially will be established as a segregated account at U.S. Bank National Association in the name of the Indenture Trustee. The Issuer will make an initial deposit on the Closing Date into the Reserve Account of cash or certain Eligible Investments equal to the Reserve Account Initial Deposit.

(iii)  The Issuer, for the benefit of the Noteholders, Ambac and itself, shall establish and maintain in the name of the Indenture Trustee an Eligible Deposit Account (the “Future Distribution Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders, Ambac and the Issuer.  The Future Distribution Account initially will be established as a segregated account at U.S. Bank National Association in the name of the Indenture Trustee.

(b)  Funds on deposit in the Collection Account, the Reserve Account  and the Future Distribution Account (together, the “Trust Accounts”) shall be invested by the Indenture Trustee (or any custodian or designated agent with respect to any amounts on deposit in such accounts) in Eligible Investments pursuant to written instructions by the Issuer; provided, however, it is understood and agreed that the Indenture Trustee shall not be liable for any loss arising from such investment in Eligible Investments.  All such Eligible Investments shall be held by (or by any custodian on behalf of) the Indenture Trustee for the benefit of the Noteholders, Ambac and the Issuer; provided that on the Business Day preceding each Distribution Date on which funds in the applicable Trust Account will be needed, all interest and other investment income (net of losses and investment expenses) on funds on deposit therein shall be deposited into the Collection Account and shall constitute a portion of the Available Funds for such Distribution Date.  Other than as described in the following proviso or as otherwise permitted by Ambac and the Rating Agencies, funds on deposit in the Trust Accounts shall be invested in Eligible Investments that will mature so that such funds will be available at the close of business on the Business Day preceding the following Distribution Date for which such funds are needed; provided, however, that funds on deposit in Trust Accounts may be invested in Eligible Investments of the Indenture Trustee which may mature so that such funds will be available on such Distribution Date.  Funds deposited in a Trust Account on a Business Day which immediately precedes a Distribution Date upon the maturity of any Eligible Investments are not required to be invested overnight.

(c)  The Indenture Trustee, on behalf of Ambac and the Noteholders, shall possess all right, title and interest in all funds on deposit from time to time in the Trust Accounts and in all proceeds thereof (including all income thereon) and all such funds, investments, proceeds and income shall be part of the Indenture Trust Estate.  Subject to the Issuer’s power to instruct the Indenture Trustee pursuant to paragraph (b) above, the Trust Accounts shall be under the sole dominion and control of the Indenture Trustee for the benefit of Ambac and the Noteholders.  If, at any time, any of the Trust Accounts cease to be an Eligible Deposit Account, the Indenture Trustee (or the Administrator on its behalf) agrees, by its acceptance hereto, that it shall within 5 Business Days (or such longer period, not to exceed 30 calendar days, as to which Ambac and each Rating Agency may consent) establish a new Trust Account as an Eligible Deposit Account and shall transfer any cash and/or any investments to such new Trust Account.  In connection with the foregoing, the Issuer agrees that, in the event that any of the Trust Accounts are not accounts with the Indenture Trustee, the Issuer shall notify the Indenture Trustee, in writing, promptly upon any of such Trust Accounts ceasing to be an Eligible Deposit Account.

(A)  With respect to the Trust Account Property, the Indenture Trustee agrees, by its acceptance hereof, that:

(B)  any Trust Account Property that is held in deposit accounts shall be held solely in Eligible Deposit Accounts; and, subject to Section 8.02(b), each such Eligible Deposit Account shall be subject to the exclusive custody and control of the Indenture Trustee, and the Indenture Trustee shall have sole signature authority with respect thereto;

(C)  any Trust Account Property shall be Delivered to the Indenture Trustee in accordance with the definition of “Delivery” herein and shall be held, pending maturity or disposition, solely by the Indenture Trustee or such other Person acting solely for the Indenture Trustee as required for Delivery;

(D)  In the event that the Indenture Trustee, in its capacity as Securities Intermediary has or subsequently obtains by agreement, operation of law or otherwise a security interest in the Trust Accounts or any security entitlement credited thereto, the Indenture Trustee, in its capacity as Securities Intermediary hereby agrees that such security interest shall be subordinate to the security interest of the Indenture Trustee for the benefit of the Noteholders and Ambac.  The financial assets and other items deposited to the Trust Accounts will not be subject to deduction, set-off, banker’s lien, or any other right in favor of any person other than the Indenture Trustee (except that the Indenture Trustee, in its capacity as Securities Intermediary may set off (i) the face amount of any checks which have been credited to the Trust Accounts but are subsequently returned unpaid because of uncollected or insufficient funds, and (ii) all amounts due to it in respect of its customary fees and expenses for the routine maintenance and operation of the Trust Accounts;

(E)  The Issuer shall instruct the Indenture Trustee to make withdrawals and payments from the Trust Accounts for the purpose of permitting the Indenture Trustee to carry out its duties under this Indenture;

(F)  Each Trust Account provided for herein to be established and maintained by the Indenture Trustee shall be so established and maintained by the Indenture Trustee, as securities intermediary (in such capacity, the “Securities Intermediary”).  Each item of “investment property” within the meaning of Section 9-102(a)(49) of the New York Uniform Commercial Code (which shall not be deemed to include the Financed Student Loans or the related notes evidencing the Financed Student Loans) or “money” within the meaning of Section 1-201(24) of the New York Uniform Commercial Code, that is  (whether investment property, security, instrument or cash) credited to such a Trust Account shall be treated as a “financial asset” within the meaning of Section 8-102(a)(9) of the New York Uniform Commercial Code.  The State of New York shall be deemed to be the Securities Intermediary’s location for purposes of the New York Uniform Commercial Code, and each such Trust Account (as well as the securities entitlements related thereto) shall be governed by the laws of the State of New York; and

(G)  Following the filing of any UCC financing statement with respect to this Indenture, the Indenture Trustee hereby agrees to notify the Issuer no earlier than six months prior to the expiration of such filing of the need to file continuation statements, and to the extent permitted by law, the Issuer shall execute and file such continuation statements, and provide a copy thereof to the Indenture Trustee along with an Opinion of Counsel to the effect that all action has been taken as is necessary to maintain the lien and security interest created by this Indenture.

(d)  On each Auction Rate Note Interest Payment Date for a Class of Auction Rate Notes that is not a Distribution Date, the Indenture Trustee will make the following distributions based upon written instructions received from the Administrator:

(i)  First, from amounts on deposit in the Future Distribution Account allocated to the Auction Agent and the Broker-Dealers, and then from amounts on deposit in the Collection Account and the Reserve Account, prorata based upon amounts owed to each such party, with respect to that Class of Auction Rate Note, to the Auction Agent and the Broker-Dealers, the Auction Agent Fees and the Broker-Dealer Fees;

(ii)  Second, from amounts on deposit in the Future Distribution Account to pay interest on that Class of Auction Rate Notes, and then from amounts on deposit in the Collection Account and the Reserve Account, to that Class of Auction Rate Notes, an amount equal to the Noteholders' Interest Distribution Amount for that Class of Auction Rate Notes; and

(iii)  Third, from amounts on deposit in the Future Distribution Account to pay the Noteholders’ Principal Distribution Amount on that Class of Auction Rate Notes, if any, to that Class of Auction Rate Notes.

(e)  No later than three Business Days prior to each Distribution Date, the Administrator shall instruct the Indenture Trustee in writing (based on the information contained in the Administrator’s Officer’s Certificate and each related Servicer’s Report delivered pursuant to the Administration Agreement) to make the following deposits and distributions to the Persons or to the account specified below by 12:00 p.m. (New York time), to the extent of the amount of Available Funds in the Collection Account, in the following order of priority (except as otherwise provided in Sections 5.04(b) or 5.04(c)) and the Indenture Trustee shall comply with such instruction; provided, however, only if an Auction Rate Note Interest Payment Date is also a Distribution Date will a Class of Auction Rate Notes be paid interest or principal on such Distribution Date (otherwise, the amount allocated to each such Class of Auction Rate Notes will be deposited into the Future Distribution Account):

(1)  FIRST: prorata (i) Indenture Trustee fees and expenses, Irish Paying Agent fees and expenses, Owner Trustee fees and expenses, and Back-up Administrator fees and expenses due on and allocated to such Distribution Date, in an aggregate amount not to exceed $200,000, per annum; (ii) Servicing Fees and expenses with respect to the Financed Student Loans due on such Distribution Date and all prior unpaid Servicing Fees and expenses allocated to the Financed Student Loans up to the amount specified in the Servicing Agreement, (iii) Ambac for the Note Insurance Premium and expenses then due and payable, not to exceed the amount specified in the Financial Guaranty Insurance Policy Premium Letter, (iv) Administration Fees and expenses with respect to the Financed Student Loans up to the amount specified in the Administration Agreement, (v) Back-up Administrator fees and expenses up to the amount specified in the Back-up Administration Agreement, (vi) (to the extent that such Distribution Date is also an Auction Rate Note Interest Payment Date) Auction Agent Fees and expenses up to the amount specified in the Auction Agent Agreement, and (vii) (to the extent that such Distribution Date is also an Auction Rate Note Interest Payment Date) Broker-Dealer fees and expenses up to the amount specified in the Broker-Dealer Agreement;

(2)  SECOND: to the Future Distribution Account, in the amount of fees and expenses expected to accrue and be paid to the Auction Agent and the Broker-Dealers from the calendar day after the current month’s Distribution Date (plus, for the initial Distribution Date, the fees and expenses accrued from the Closing Date through and including such initial Distribution Date) through the following month’s Distribution Date, plus previously accrued and unpaid amounts not previously deposited in the Future Distribution Account;

(3)  THIRD: to TERI, the additional guaranty fees pursuant to the TERI Guaranty Agreements, which will be deposited into the TERI Pledge Fund;

(4)  FOURTH: to the holders of the Class A Notes, the Noteholders’ Interest Distribution Amount for such Class A Notes (excluding any Noteholders’ Interest Carryover Shortfall for such Class A Notes which are Auction Rate Notes) on a prorata basis;

(5)  FIFTH:  to the Future Distribution Account, an amount equal to interest expected to accrue on the Class A Notes which are Auction Rate Notes (excluding any Noteholders’ Interest Carryover Shortfall for such Auction Rate Notes) at the then applicable Auction Rate from the calendar day after the current Distribution Date (plus for the initial Distribution Date, the interest accrued from the Closing Date through and including such initial Distribution Date) through the following month's Distribution Date, plus previously accrued and unpaid amounts not previously deposited in the Future Distribution Account;

(6)  SIXTH: to the Reserve Account, an amount, if any, up to the amount necessary to reinstate the balance of the Reserve Account to the Required Reserve Amount;

(7)  SEVENTH: to TERI (or the TERI Pledge Fund), to purchase Rehabilitated Financed Student Loans;

(8)  EIGHTH: to Ambac, any amounts then due and payable to Ambac pursuant to the Reimbursement Agreement relating to the Financial Guaranty Insurance Policy (excluding any Ambac Indemnity Payments), together with any required interest thereon;

(9)  NINTH: the Noteholders’ Principal Distribution Amount to (A) the holders of (i) the Class A-1-L Notes, until paid in full, then (ii) the Class A-2-AR-1, until paid in full, then (iii) the Class A-2-AR-2, until paid in full, then (iv) the Class A-2-AR-3, until paid in full, then (v) the Class A-2-AR-4, until paid in full, then (vi) prorata, the Class A-3-L Notes and Class A-3 AR Notes, until paid in full, provided that with respect to the Class A-3-AR Notes, such prorata allocation shall be applied first to the Class A-3-AR-1 Notes, until paid in full, then to the Class A-3-AR-2 Notes, until paid in full, then to the Class A-3-AR-3 Notes, until paid in full, then to the Class A-3-AR-4 Notes, until paid in full, then to the Class A-3-AR-5 Notes, until paid in full, then to the Class A-3-AR-6 Notes, until paid in full, then to the Class A-3-AR-7 Notes, until paid in full, or (B) to the Future Distribution Account, as the case may be;

(10)  TENTH: to Ambac, any Ambac Indemnity Payments and any other amounts then due and payable to Ambac pursuant to the Reimbursement Agreement relating to the Financial Guaranty Insurance Policy, together with any required interest thereon;

(11)  ELEVENTH: prorata: (i) any unreimbursed Advances to FMC, (ii) for all amounts in excess of the maximum amounts specified in priority FIRST for Indenture Trustee fees and expenses pursuant to the Indenture; for Irish Paying Agent fees and expenses pursuant to the Irish Paying Agent Agreement; Owner Trustee fees and expenses pursuant to the Trust Agreement; for Back-up Administrator fees and expenses pursuant to the Back-up Administration Agreement; indemnities, fees and expenses of the Servicer; Note Insurance Premium and expenses then due and payable and other amounts then due and payable to Ambac pursuant to the Reimbursement Agreement relating to the Financial Guaranty Insurance Policy; the portion of the Administration Fee and expenses allocated to the Notes; all unpaid Administration Fees and expenses from prior Collection Periods allocated to the Notes; Auction Agent Fees and expenses; and Broker-Dealer fees and expenses.

(12)  TWELFTH: (a) if a Turbo Trigger is in effect, to the holders of the Notes, any remaining amounts as payment of principal allocated among the Noteholders as described in priority NINTH until the Outstanding Amount of each Class of Notes is reduced to zero;

(13)  THIRTEENTH: to the holders of the Auction Rate Notes, any remaining Noteholders’ Interest Carryover Shortfall for such Auction Rate Notes;

(14)  FOURTEENTH: to the holders of the Class A-IO Notes any Prepayment Penalty for that Distribution Date and any Prepayment Penalties remaining unpaid from prior Distribution Dates, together with interest thereon at the Note Interest Rate for the Class A-IO Notes; and

(15)  FIFTEENTH: to FMC, any unpaid and accrued structuring advisory fees, indemnity payments and expenses and then to the Certificateholders, any remaining amounts.

The Noteholder’s Interest Carryover Shortfall (and interest accrued thereon) will be paid, if ever, on the Auction Rate Notes on the next occurring Auction Rate Note Interest Payment Date, and each succeeding Auction Rate Note Interest Payment Date until paid, for each Auction Period subsequent to the Auction Period in which the Noteholder’s Interest Carryover Shortfall accrued, if and to the extent that funds are available pursuant to the terms of this Indenture in an amount sufficient to pay all or the portion of the Noteholder’s Interest Carryover Shortfall.  The Noteholder’s Interest Carryover Shortfall (and interest accrued thereon) will be paid to the holders of the Auction Rate Notes to which the Noteholder’s Interest Carryover Shortfall relates who hold the Auction Rate Notes on the Distribution Date on which it is paid.  The Noteholder’s Interest Carryover Shortfall will not be paid to the holders of the Auction Rate Notes who hold the Auction Rate Notes during the Auction Period during which the Noteholder’s Interest Carryover Shortfall is first accrued.  Upon transfer of the Auction Rate Notes the holder loses any right to such Noteholder’s Interest Carryover Shortfall unless it later acquires Auction Rate Notes of the same Class. Any payment obligation for the Noteholder’s Interest Carryover Shortfall with respect to any Outstanding Auction Rate Notes is extinguished when the Auction Rate Notes are paid at maturity.

SECTION 8.03  General Provisions Regarding Accounts.  (a) So long as no Default shall have occurred and be continuing, all or a portion of the funds in the Trust Accounts shall be invested in Eligible Investments and reinvested by the Indenture Trustee upon Issuer Order, subject to the provisions of Section 8.01(b).  All income or other gain from investments of moneys deposited in the Trust Accounts shall be deposited by the Indenture Trustee in the Collection Account, and any loss resulting from such investments shall be charged to such Trust Account.  The Issuer will not direct the Indenture Trustee to make any investment of any funds or to sell any investment held in any of the Trust Accounts unless the security interest granted and perfected in such account will continue to be perfected in such investment or the proceeds of such sale, in either case without any further action by any Person, and, in connection with any direction to the Indenture Trustee to make any such investment or sale, if requested by the Indenture Trustee, the Issuer shall deliver to the Indenture Trustee an Opinion of Counsel, acceptable to the Indenture Trustee, to such effect.

(b)  Subject to Section 6.01(c), the Indenture Trustee shall not in any way be held liable by reason of any insufficiency in any of the Trust Accounts resulting from any loss on any Eligible Investment included therein except for losses attributable to the Indenture Trustee’s failure to make payments on such Eligible Investments issued by the Indenture Trustee, in its commercial capacity as principal obligor and not as trustee, in accordance with their terms.

(c)  If (i) the Issuer shall have failed to give investment directions for any funds on deposit in the Trust Accounts to the Indenture Trustee by 1:00 p.m. Eastern Time (or such other time as may be agreed by the Issuer and Indenture Trustee) on any Business Day; or (ii) a Default shall have occurred and be continuing, but the Notes shall not have been declared due and payable pursuant to Section 5.02, or, if such Notes shall have been declared due and payable following an Event of Default, amounts collected or receivable from the Indenture Trust Estate are being applied in accordance with Section 5.04 as if there had not been such a declaration; then the Indenture Trustee shall, to the fullest extent practicable, invest and reinvest funds in the Trust Accounts in one or more of the Indenture Trustee’s money market mutual funds that is an Eligible Investment.

SECTION 8.04  Release of Indenture Trust Estate.  (a)  Subject to the payment of its fees and expenses pursuant to Section 6.07, the Indenture Trustee may, and when required by the provisions of this Indenture shall, execute instruments to release property from the lien of this Indenture, or convey the Indenture Trustee’s interest in the same, in a manner and under circumstances that are not inconsistent with the provisions of this Indenture.  No party relying upon an instrument executed by the Indenture Trustee as provided in this Article VIII shall be bound to ascertain the Indenture Trustee’s authority, inquire into the satisfaction of any conditions precedent or see to the application of any moneys.

(b)  The Indenture Trustee shall, at such time as there are no Notes Outstanding, all sums due to Ambac hereunder have been paid and all sums due the Indenture Trustee pursuant to Section 6.07 have been paid, release any remaining portion of the Indenture Trust Estate that secured the Notes from the lien of this Indenture and release to the Issuer or any other Person entitled thereto any funds then on deposit in the Trust Accounts.  The Indenture Trustee shall release property from the lien of this Indenture pursuant to this Section 8.04(b) only upon receipt of an Issuer Request accompanied by an Officers’ Certificate of the Issuer and an Opinion of Counsel meeting the applicable requirements of Section 11.01.

SECTION 8.05  Opinion of Counsel.  The Indenture Trustee shall receive at least seven days’ notice when requested by the Issuer to take any action pursuant to Section 8.04(a), accompanied by copies of any instruments involved, and the Indenture Trustee shall also require, except in connection with any action contemplated by Section 8.04(b), as a condition to such action, an Opinion of Counsel, in form and substance satisfactory to the Indenture Trustee, stating the legal effect of any such action, outlining the steps required to complete the same, and concluding that all conditions precedent to the taking of such action have been complied with and such action will not materially and adversely impair the security for the Notes or the rights of the holders of the Notes in contravention of the provisions of this Indenture.  Counsel rendering any such opinion may rely, without independent investigation, on the accuracy and validity of any certificate or other instrument delivered to the Indenture Trustee in connection with any such action.

SECTION 8.06  Cost of Issuance Account.  The Issuer shall establish and maintain in the name of the Indenture Trustee an Eligible Deposit Account (the “Cost of Issuance Account”).  The Cost of Issuance Account shall not be a Trust Account and the Noteholders shall have no interest in the amount deposited therein.  The Cost of Issuance Account initially will be established as a segregated account at U.S. Bank National Association in the name of the Indenture Trustee.  The Issuer shall make a deposit into the Cost of Issuance Account on the Closing Date in an amount equal to $1,500,000.  Upon receipt of written instructions from the Administrator, the Indenture Trustee shall remit funds on deposit in the Cost of Issuance Account to pay the costs and expenses incurred by the Issuer in connection with issuing the Notes.  Commencing 60 days after the Closing Date, the Indenture Trustee shall remit  funds, if any, remaining in the Cost of Issuance Account as directed in writing by the Administrator.

SECTION 8.07  Application of Collections.  (a)  With respect to each Financed Student Loan, all collections (including all Guarantee Payments) with respect thereto for the Collection Period shall be applied to interest and principal on such Financed Student Loan by allocating to interest the portion of such collection equal to the product of (A) the applicable interest rate on such Financed Student Loan, (B) the unpaid principal balance of such Financed Student Loan, and (C) the period of time elapsed since the preceding payment of interest on such Financed Student Loan was made (over the actual number of days in a year) (“Interest Collections”) and by allocating the remainder of such collection to principal.

(b)  All Liquidation Proceeds shall be applied to the related Financed Student Loan.

SECTION 8.08  Reserve Account.  (a)  On the Closing Date, the Issuer shall deposit the Reserve Account Initial Deposit into the Reserve Account.  The Indenture Trustee shall deposit into the Reserve Account the amounts, if any, required to be deposited pursuant to Sections 8.02 and 8.10.

(b)      (i)  If the amounts payable for any Distribution Date pursuant to Section 8.02(e)(1) exceed the amount distributed or allocated to the applicable parties on such Distribution Date (exclusive of the amounts described in the second proviso to the definition of “Available Funds” included in Appendix A hereto), the Administrator shall instruct the Indenture Trustee in writing to withdraw from the Reserve Account on such Distribution Date an amount equal to such excess, to the extent of funds available therein, and to distribute or allocate such amounts to the applicable parties prorata (based upon the amount owed to such parties) unless otherwise provided herein;

(ii)  If the amounts payable for any Distribution Date pursuant to Section 8.02(e)(3) exceed the amount transferred to the TERI Pledge Fund on such Distribution Date (exclusive of the amounts described in the second proviso to the definition of “Available Funds” included in Appendix A hereto), the Administrator shall instruct the Indenture Trustee in writing to withdraw from the Reserve Account on such Distribution Date an amount equal to such excess, to the extent of funds available therein after giving effect to paragraph (b)(i) above, and to transfer such amount to the TERI Pledge Fund;

(iii)  If the Noteholders’ Interest Distribution Amount with respect to the Class A Notes for a Distribution Date exceeds the amount distributed to the holders of the Class A Notes or allocated to the Future Distribution Account, as the case may be, on such Distribution Date (exclusive of the amounts described in the second proviso to the definition of “Available Funds” included in Appendix A hereto), the Administrator shall instruct the Indenture Trustee in writing to withdraw from the Reserve Account on such Distribution Date an amount equal to such excess, to the extent of funds available therein after giving effect to paragraphs (b)(i) through (b)(ii) above, and to distribute such amount to the applicable parties prorata (based upon the amounts then owed to each such party) or allocate such amount to the Future Distribution Account, as the case may be;

(iv)  If on the Final Maturity Date for a Class of Class A Notes, the outstanding principal balance of the applicable Class of Class A Notes (prior to giving effect to any distribution of principal thereon on such date) exceeds the amount of principal distributed to the holders of the applicable Class of Class A Notes or allocated to the Future Distribution Account, as the case may be, on such date, the Administrator shall instruct the Indenture Trustee in writing on such date to withdraw from the Reserve Account on such date an amount equal to such excess, to the extent of funds available therein, after giving effect to paragraphs (b)(i) through (b)(iii) above, and to distribute such amount, to the holders of the applicable Class of Class A Notes, in the same order and priority as is set forth in Section 8.02(e)(9) or allocate such amount to the Future Distribution Account, as the case may be;

(c)  If the amount on deposit in the Reserve Account on any Distribution Date (after giving effect to all deposits or withdrawals therefrom on such Distribution Date) is greater than the Required Reserve Amount for such Distribution Date, the Administrator shall instruct the Indenture Trustee in writing to deposit the amount of such excess into the Collection Account for distribution on such Distribution Date.

(d)  If on any Distribution Date the amount on deposit in the Reserve Account (after giving effect to all deposits or withdrawals therefrom on such Distribution Date) is equal to or greater than the aggregate Outstanding Amount of all Notes, the Administrator shall instruct the Indenture Trustee in writing to deposit all amounts in the Reserve Account into the Collection Account for distribution on such Distribution Date.

SECTION 8.09  Statements to Noteholders.  (a) On each Determination Date preceding a Distribution Date, pursuant to the Administration Agreement the Administrator shall provide to the Indenture Trustee (with a copy to the Owner Trustee, Ambac (provided that Ambac is then the Controlling Party) and the Rating Agencies) for the Indenture Trustee to forward on such succeeding Distribution Date to each holder of record of the Notes a statement setting forth at least the following information as to the Notes, to the extent applicable:

(1)  the amount of the distribution allocable to principal of each Class of Notes;

(2)  the amount of the distribution allocable to interest on each Class of Notes (including, with respect to the Auction Rate Notes, the portion allocable to Noteholders’ Interest Carryover Shortfall), together with the interest rates applicable with respect thereto;

(3)  the Pool Balance as of the close of business on the last day of the preceding Collection Period, after giving effect to the related payments allocated to principal reported under clause (1) above;

(4)  the aggregate outstanding principal balance of each Class of Notes as of such Distribution Date, after giving effect to related payments allocated to principal reported under clause (1) above;

(5)  for each Distribution Date (A) the amount of fees and expenses paid to the Indenture Trustee and the Owner Trustee; (B) the amount of the Servicing Fee and expenses paid to the Servicers; (C) the amount of fees paid to TERI; (D) the Note Insurance Premium and expenses paid to Ambac and any amounts drawn on the Financial Guaranty Insurance Policy with respect to such Distribution Date; (E) the amount of the Administration Fee and expenses paid to the Administrator, and (F) the amount of the Back-Up Administration Fee and expenses paid to the Back-Up Administrator, and, in each case, with respect to such Collection Period, together with the amount, if any, remaining unpaid after giving effect to all such payments;

(6)  for each Distribution Date, the amount of the aggregate Realized Losses for the Financed Student Loans, if any, for such Collection Period and the balance of the Financed Student Loans that are delinquent in each delinquency period as of the end of such Collection Period;

(7)  the balance of the Reserve Account on such Distribution Date, after giving effect to changes therein on such Distribution Date;

(8)  the amounts withdrawn from the Reserve Account on such Distribution Date;

(9)  the balance of the Future Distribution Account on such Distribution Date

(10)  the amounts paid from the Future Distribution Account on each Auction Payment Date subsequent to the immediately prior Distribution Date;

(11)  the amount of any Advance with respect to such Distribution Date;

(12)  the amount transferred to the TERI Pledge Fund to acquire Rehabilitated Student Loans with respect to such Distribution Date; and

(13)  the amount of the distribution allocable to Prepayment Penalties.

Each amount set forth pursuant to clauses (1), (2), (3), (5) and (6) above shall be expressed as a dollar amount.  A copy of the statements referred to above may be obtained by any Note Owner by a written request to the Indenture Trustee addressed to the Corporate Trust Office.

(b)           On each Determination Date preceding an Auction Rate Note Interest Payment Date, the Administrator shall provide to the Indenture Trustee (with a copy to the Owner Trustee, Ambac (provided that Ambac is then the Controlling Party) and the Rating Agencies) for the Indenture Trustee to forward to each holder of record of the applicable Class of Notes a statement setting forth the information in clauses (1) and (2) above with respect to the related Auction Rate Notes.

SECTION 8.10  Advances.  (a)  On or prior to any Distribution Date, a Certificateholder may, but shall not be obligated to, make an optional deposit (each, an “Optional Deposit”) to the Reserve Account from funds to be released to such Certificateholder pursuant to Section 8.02(e)(15) on such Distribution Date or otherwise.  Any such Optional Deposit shall be applied on the related Distribution Date in the same manner as other funds on deposit in the Reserve Account on the related Distribution Date in accordance with Section 8.08.

(b)  If on any Determination Date the amount required to be distributed on the upcoming Distribution Date pursuant to Section 8.02(e)(1), would exceed the sum of the aggregate amount in the Collection Account and the Reserve Account, the Administrator, in its sole option, may elect to deposit, or have an Affiliate deposit, in the Reserve Account (no later than the Business Day immediately preceding such Distribution Date) an amount up to the amount of such deficiency (such deposit, is referred to as an “Advance”).

SECTION 8.11  Future Distribution Account.  The Indenture Trustee shall make deposits into and withdrawals from the Future Distribution Account in accordance with instructions of the Administrator as provided in Section 8.02.  To the extent amounts to be paid to the Noteholders or any other Person are in the Future Distribution Account, the Indenture Trustee, based upon written instructions received from the Administrator, shall transfer such amounts from the Future Distribution Account to the Collection Account and make such payments from the Collection Account.

ARTICLE IX

Supplemental Indentures

SECTION 9.01  Supplemental Indentures Without Consent of Noteholders.  (a)  Without the consent of any holders of the Notes but with prior notice to the Rating Agencies and prior written consent of Ambac (provided that Ambac is then the Controlling Party), the Issuer and the Indenture Trustee, when authorized by an Issuer Order, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Indenture Trustee, for any of the following purposes:

(i)  to correct or amplify the description of any property at any time subject to the lien of this Indenture, or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subjected to the lien of this Indenture, or to subject to the lien of this Indenture additional property;

(ii)  to evidence the succession, in compliance with the applicable provisions hereof, of another person to the Issuer, and the assumption by any such successor of the covenants of the Issuer herein and in the Notes contained;

(iii)  to add to the covenants of the Issuer, for the benefit of the holders of the Notes, or to surrender any right or power herein conferred upon the Issuer;

(iv)  to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee;

(v)  to cure any ambiguity, to correct or supplement any provision herein or in any supplemental indenture which may be inconsistent with any other provision herein or in any supplemental indenture or to make any other provisions with respect to matters or questions arising under this Indenture or in any supplemental indenture; provided that such action shall not materially adversely affect the interests of the holders of the Notes; or

(vi)  to evidence and provide for the acceptance of the appointment hereunder by a successor trustee with respect to the Notes and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Article VI.

The Indenture Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations that may be therein contained.

(b)  The Administrator, on behalf of the Issuer and the Indenture Trustee, when authorized by an Issuer Order, may, also without the consent of any of the holders of the Notes but upon satisfying the Rating Agency Condition and with the consent of Ambac (provided that Ambac is then the Controlling Party), enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture, including changing the Auction Procedures for the Auction Rate Notes, or modifying in any manner the rights of Ambac or the holders of the Notes under this Indenture; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of Ambac (provided that Ambac is then the Controlling Party) or any holder of the Notes.

SECTION 9.02  Supplemental Indentures with Consent of Noteholders.  The Issuer and the Indenture Trustee, when authorized by an Issuer Order, also may, with prior notice to the Rating Agencies, and with the consent of the Controlling Party, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of Ambac or the holders of the Notes under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Controlling Party and holders of each Outstanding Note affected thereby:

(i)  change the date of payment of any installment of principal of or interest on each Class of Notes, or reduce the principal amount thereof or the interest rate thereon, change the provisions of this Indenture relating to the application of collections on, or the proceeds of the sale of, the Indenture Trust Estate to payment of principal of or interest on the applicable Notes or change any place of payment where, or the coin or currency in which, any Note, or the interest thereon is payable, or impair the right to institute suit for the enforcement of the provisions of this Indenture, or requiring the application of funds available therefor, as provided in Article V, to the payment of any such amount due on the Notes on or after the respective due dates thereof;

(ii)  reduce the percentage of the Outstanding Amount of the Notes, the consent of the holders of which is required for any such supplemental indenture, or the consent of the Controlling Party or the holders of the Notes of which is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture;

(iii)  modify or alter the provisions of the proviso to the definition of the term “Outstanding”;

(iv)  reduce the percentage of the Outstanding Amount of the Notes required to direct the Indenture Trustee to direct the Issuer to sell or liquidate the Indenture Trust Estate pursuant to Section 5.04;

(v)  modify any provision of this Section except to increase any percentage specified herein or to provide that certain additional provisions of this Indenture or the other Basic Documents cannot be modified or waived without the consent of Ambac or the holder of each Outstanding Note affected thereby;

(vi)  modify any of the provisions of this Indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any applicable Note on any Distribution Date (including the calculation of any of the individual components of such calculation);

(vii)  permit the creation of any lien ranking prior to or on a parity with the lien of this Indenture with respect to any part of the Indenture Trust Estate or, except as otherwise permitted or contemplated herein, terminate the lien of this Indenture on any property at any time subject hereto or deprive Ambac or any holder of any Note of the security provided by the lien of this Indenture; or

(viii)  change the definition of Interested Noteholders.

It shall not be necessary for any Act of holders of the Notes under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Promptly after the execution by the Issuer and the Indenture Trustee of any supplemental indenture pursuant to this Section, the Indenture Trustee shall mail to the holders of the Notes to which such amendment or supplemental indenture relates a notice prepared by the Issuer setting forth in general terms the substance of such supplemental indenture.  Any failure of the Indenture Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

SECTION 9.03  Execution of Supplemental Indentures.  In executing, or permitting the additional trusts created by, any supplemental indenture permitted by this Article IX or the modifications thereby of the trusts created by this Indenture, the Indenture Trustee shall be entitled to receive, and subject to Sections 6.01 and 6.02, shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and that all conditions precedent to the execution and delivery thereof have been satisfied.  The Indenture Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Indenture Trustee’s own rights, duties, liabilities or immunities under this Indenture or otherwise.

SECTION 9.04  Effect of Supplemental Indenture.  Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and be deemed to be modified and amended in accordance therewith, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under this Indenture of the Indenture Trustee, Ambac, the Issuer and the holders of the Notes shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

SECTION 9.05  Reference in Notes to Supplemental Indentures.  Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may, and if required by the Indenture Trustee shall, bear a notation in form approved by the Indenture Trustee as to any matter provided for in such supplemental indenture.  If the Issuer or the Indenture Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Indenture Trustee and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Indenture Trustee in exchange for Outstanding Notes.

SECTION 9.06  Conformity With the Trust Indenture Act.  Every Supplemental Indenture executed pursuant to this Article IX shall conform to the requirements of the TIA as then in effect.

ARTICLE X

Reporting Requirements

SECTION 10.01  Annual Statement as to Compliance.  The Issuer will cause each Servicer to deliver to the Administrator any applicable annual statements as to compliance required by such Servicer’s Servicing Agreement.  Copies of any such annual statements will be provided to Ambac and the Rating Agencies rating the Notes.

SECTION 10.02  Annual Independent Public Accountants’ Servicing Report.  The Issuer shall cause each Servicer to cause a firm of independent public accountants to furnish a statement to the Administrator and the Indenture Trustee in accordance with such Servicer’s Servicing Agreement.  So long as the Issuer is required to file reports with the SEC pursuant to Section 15(d) of the Exchange Act, the Issuer shall cause each Servicer that is required to provide an assessment of compliance and an attestation report pursuant to Item 1122 of Regulation AB to furnish such items to the Administrator and the Indenture Trustee in sufficient time to permit the Issuer to file in a timely manner with the SEC all reports required to be filed by the Issuer pursuant to Section 15(d) of the Exchange Act.  The Issuer shall cause copies of each document delivered pursuant to this Section 10.02 to be provided to Ambac and the Rating Agencies rating the Notes.

SECTION 10.03  Assessment of Compliance and Attestation Reports.

(a)  Assessment of Compliance.

(i)  By September 15 of each year, commencing in September 2007, the Indenture Trustee shall furnish to the Depositor and the Administrator, a report on an assessment of compliance with the Relevant Servicing Criteria that contains (A) a statement by such party of its responsibility for assessing compliance with the Relevant Servicing Criteria, (B) a statement that such party used the Servicing Criteria to assess compliance with the Relevant Servicing Criteria, (C) such party’s assessment of compliance with the Relevant Servicing Criteria as of and for the fiscal year covered by the Form 10-K required to be filed pursuant to Section 3.24, including, if there has been any material instance of noncompliance with the Relevant Servicing Criteria, a discussion of each such failure and the nature and status thereof, and (D) a statement that a registered public accounting firm has issued an attestation report on such party’s assessment of compliance with the Relevant Servicing Criteria as of and for such period.

(ii)  When the Indenture Trustee  submits its assessment to the Depositor and the Administrator, it will also at such time include the assessment (and attestation pursuant to subsection (b) of this Section 10.03) of each Servicing Function Participant engaged by it and shall indicate what Relevant Servicing Criteria will be addressed in any such reports prepared by any such Servicing Function Participant.

(iii)  Promptly after receipt of each report on assessment of compliance, the Administrator shall confirm that the assessments, taken as a whole, address all applicable Servicing Criteria and taken individually address the Relevant Servicing Criteria (and disclose the inapplicability of the Servicing Criteria not determined to be Relevant Servicing Criteria) for each party as set forth on Exhibit B attached hereto and on any similar exhibit set forth in the applicable Servicing Agreement in respect of any Servicer, and the applicable Custodial Agreement, and shall notify the Depositor of any exceptions.

(b)  Attestation Reports.

(i)  By September 15 of each year, commencing in September 2007, the Indenture Trustee shall cause, and shall cause any Servicing Function Participant engaged by it to cause, a registered public accounting firm (which may also render other services to the Administrator and the Indenture Trustee, as the case may be) that is a member of the American Institute of Certified Public Accountants to furnish a report to the Depositor and the Administrator, to the effect that (A) it has obtained a representation regarding certain matters from the management of such party, which includes an assertion that such party has complied with the Relevant Servicing Criteria, and (B) on the basis of an examination conducted by such firm in accordance with standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, it is expressing an opinion as to whether such party’s compliance with the Relevant Servicing Criteria was fairly stated in all material respects, or it cannot express an overall opinion regarding such party’s assessment of compliance with the Relevant Servicing Criteria.  In the event that an overall opinion cannot be expressed, such registered public accounting firm shall state in such report why it was unable to express such an opinion. Such report must be available for general use and not contain restricted use language.

(ii)  Promptly after receipt of such report from the Indenture Trustee or any Servicing Function Participant engaged by it, the Administrator shall confirm that each assessment submitted pursuant subsection (a) of this Section 10.03 is coupled with an attestation meeting the requirements of this Section and notify the Depositor of any exceptions.

(c)  The Indenture Trustee’s obligation to provide assessments of compliance and attestations under this Section 10.03 shall terminate upon the filing of a Form 15 suspension notice on behalf of the Issuer; provided, however that the Indenture Trustee shall provide assessments of compliance and attestations for the first fiscal year of the Issuer. After the occurrence of such event, and provided the Depositor is not otherwise provided with such reports or copies of such reports, the Indenture Trustee shall no longer be obligated to provide a copy of such reports to the Depositor or the Administrator.

(d)  The scope of the “platform” to be used for the assessment of compliance and attestation reports shall be limited to all asset-backed securities offered after January 1, 2006 involving the Indenture Trustee as the asserting party that are relevant for and applicable to such assessments and reports and as required by Item 1122 of Regulation AB.

(e)  Notwithstanding anything contained in Exhibit B to the contrary, the Indenture Trustee shall be entitled to deposit payments on Financed Student Loans in the appropriate custodial bank accounts and related bank clearing accounts no more than five Business Days following receipt, in accordance with Section 1122(d)(2)(i) of the Relevant Servicing Criteria.

(f)  Each of the parties hereto acknowledges and agrees that the purpose of this Section 10.03 is to facilitate compliance by the Issuer with the provisions of Regulation AB, as such may be amended or clarified from time to time.  Therefore, each of the parties agrees that the Indenture Trustee’s obligations hereunder will be supplemented and modified as necessary to be consistent with any such amendments, interpretive advice or guidance, convention or consensus among active participants in the asset-backed securities markets, advice of counsel or otherwise in respect of the requirements of Regulation AB and the Indenture Trustee shall comply with requests made by the Administrator, on behalf of the Issuer, for delivery of additional or different information as the Administrator, on behalf of the Issuer, may determine in good faith is necessary to comply with the provisions of Regulation AB, provided that such information is available without unreasonable effort or expense and within such timeframe as may be reasonably requested.

ARTICLE X-A

Provisions Related to Ambac

SECTION 10A.01  Fees; Reorganization.     (a)    Ambac reserves the right to charge the Issuer a fee for any consent or amendment to this Indenture while the Financial Guaranty Insurance Policy is outstanding.

 (b)           Provided that Ambac is then the Controlling Party, (i) any reorganization or liquidation plan with respect to the Issuer must be reasonably acceptable to Ambac and (ii) in the event of any reorganization or liquidation of the Issuer, Ambac shall have the right to vote on behalf of all Noteholders who hold Ambac-insured Notes.

SECTION 10A.02     The Financial Guaranty Insurance Policy.    (a)   At least five (5) Business Days prior to each Distribution Date, the Administrator shall notify the Indenture Trustee or Paying Agent, if any, as to whether there will be sufficient funds to pay the principal of or interest on the Notes on such Distribution Date to the extent such amounts are insured pursuant to the Financial Guaranty Insurance Policy.  If the Indenture Trustee or Paying Agent, if any, is so notified that there will be insufficient funds, the Indenture Trustee or Paying Agent, if any, shall so notify Ambac. Such notice shall be made on behalf of the Noteholders by the Trustee by delivery of a duly completed “Notice and Demand for Payment” in the form attached as Exhibit A to the Financial Guaranty Insurance Policy, duly executed by the Indenture Trustee. Any such notice shall be delivered by the Indenture Trustee to Ambac no later than 12:00 noon, New York City time, on the second Business Day preceding the related Interest Payment Date or Final Maturity Date as a claim for payment under the Financial Guaranty Insurance Policy provided that if such notice is received after 12:00 p.m., New York time, on such Business Day, it will be deemed to be received on the following Business Day.

(b)           Any funds received by the Indenture Trustee in respect of a claim under the Financial Guaranty Insurance Policy made pursuant to clause (a) above will be held by the Indenture Trustee in a segregated account and will not be invested.

(c)           Any payment made by Ambac under the Financial Guaranty Insurance Policy shall be applied by the Indenture Trustee solely for the purposes of payment of the amounts of principal and/or interest for which a claim is made pursuant to clause (a) above.

(d)           The Indenture Trustee or Paying Agent, if any, shall, at the time it provides notice to Ambac pursuant to (a) above, notify registered owners of Notes entitled to receive the payment of principal or interest thereon from Ambac (i) as to the fact of such entitlement, (ii) that it will remit to them, upon receipt thereof from Ambac, all or a part of the interest payments next coming due upon proof of Holder entitlement to interest payments and delivery to the Indenture Trustee of an appropriate assignment in favor of Ambac of the registered owner’s right to payment in form satisfactory to Ambac, (iii) that should they be entitled to receive full payment of principal from Ambac, they must surrender their Notes (along with an appropriate instrument of assignment in favor of Ambac in form satisfactory to Ambac to permit ownership of such Notes to be registered in the name of Ambac) for payment to the Indenture Trustee, and (iv) that should they be entitled to receive partial payment of principal from Ambac, they must surrender their Notes for payment thereon first to the Indenture Trustee or Paying Agent, if any, who shall note on such Notes the portion of the principal paid by the Indenture Trustee or Paying Agent, if any, and then, along with an appropriate instrument of assignment in favor of Ambac in form satisfactory to Ambac which will then pay the unpaid portion of principal.

(e)           In the event that a Responsible Officer of the Indenture Trustee or Paying Agent, if any, receives written notice that any payment of principal of or interest on a Note which has become due for payment and which is made to a Noteholder by or on behalf of the Issuer has been deemed a preferential transfer and theretofore recovered from its registered owner pursuant to the United States Bankruptcy Code by a trustee in bankruptcy in accordance with the final, nonappealable order of a court having competent jurisdiction, the Indenture Trustee or Paying Agent, if any, shall, at the time Ambac is notified pursuant to (a) above, notify Ambac of such fact and make a claim under the Financial Guaranty Insurance Policy in respect of such principal or interest, subject to the conditions set forth therein.  If, in accordance with the Financial Guaranty Insurance Policy, any amounts referred to in this Section 10A.02(e) are paid to the Indenture Trustee, the Indenture Trustee shall deposit such amounts in a segregated account and distribute such funds to the Noteholders entitled thereto hereunder.  Such funds held in such segregated account shall not be invested.

(f)           In addition to those rights granted Ambac under this Indenture, Ambac shall, to the extent it makes payment of principal of or interest on Notes, become subrogated to the rights of the recipients of such payments in accordance with the terms of the Financial Guaranty Insurance Policy, and to evidence such subrogation (i) in the case of subrogation as to claims for past due interest, the Indenture Trustee or Paying Agent, if any, shall note Ambac’s rights as subrogee on the Note Register maintained by the Indenture Trustee or Paying Agent, if any, upon receipt from Ambac of proof of the payment of interest thereon to the registered owners of the Notes, and (ii) in the case of subrogation as to claims for past due principal, the Indenture Trustee or Paying Agent, if any, shall note Ambac’s rights as subrogee on the registration books of the Issuer maintained by the Indenture Trustee or Paying Agent, if any, upon surrender of the Notes by the registered owners thereof  together with proof of the payment of principal thereof.

ARTICLE XI

Miscellaneous

SECTION 11.01  Compliance Certificates and Opinions, etc.  Upon any application or request by the Issuer to the Indenture Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Indenture Trustee (i) an Officers’ Certificate of the Issuer stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(i)  a statement that each signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

(ii)  a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii)  a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv)  a statement as to whether, in the opinion of each such signatory, such condition or covenant has been complied with.

SECTION 11.02  Form of Documents Delivered to Indenture Trustee.  In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an Authorized Officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous.  Any such certificate of an Authorized Officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of a Servicer, the Issuer or the Administrator, stating that the information with respect to such factual matters is in the possession of such Servicer, the Issuer or the Administrator, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Whenever in this Indenture, in connection with any application or certificate or report to the Indenture Trustee, it is provided that the Issuer shall deliver any document as a condition of the granting of such application, or as evidence of the Issuer’s compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuer to have such application granted or to the sufficiency of such certificate or report.  The foregoing shall not, however, be construed to affect the Indenture Trustee’s right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article VI.

SECTION 11.03  Acts of Noteholders.  (a)  Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by holders of the Notes may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such holders of the Notes, in person or by agents duly appointed in writing; and except as herein otherwise expressly provided such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee, and, where it is hereby expressly required, to the Issuer.  Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the holders of the Notes, signing such instrument or instruments.  Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this Section.

(b)  The fact and date of the execution by any person of any such instrument or writing may be proved in any manner that the Indenture Trustee deems sufficient.

(c)  The ownership of Notes, shall be proved by the Note Register.

(d)  Any request, demand, authorization, direction, notice, consent, waiver or other action by the holder of any Notes shall bind the holder of every Note issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

SECTION 11.04  Notices, etc., to Indenture Trustee, Issuer and Rating Agencies.  Any request, demand, authorization, direction, notice, consent, waiver or Act of holders of Notes, or other documents provided or permitted by this Indenture shall be in writing and if such request, demand, authorization, direction, notice, consent, waiver or act of holders of Notes, is to be made upon, given or furnished to or filed with:

(a)  the Indenture Trustee by any holder of Notes, or by the Issuer shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Indenture Trustee at its Corporate Trust Office.  The Indenture Trustee shall provide to Ambac (provided that Ambac is then the Controlling Party), as soon as practicable following receipt by a Responsible Officer of the Indenture Trustee of actual notice thereof a notice of any failure of the Issuer to provide to the Indenture Trustee any notice or certificate required to be delivered to the Indenture Trustee under this Indenture or any Supplemental Indenture, of which the Indenture Trustee has actual knowledge.

(b)  the Issuer by the Indenture Trustee or by any holder of Notes shall be sufficient for every purpose hereunder if in writing and mailed, first-class, postage prepaid, to the Issuer addressed to:  The National Collegiate Student Loan Trust 2007-4, c/o Wilmington Trust Company, as Owner Trustee, Rodney Square North, 1100 North Market Street, Wilmington, DE 19890, Attention: Corporate Trust Administration; with a copy to: The First Marblehead Corporation, The Prudential Tower, 800 Boylston Street, 34th Floor, Boston, Massachusetts 02199-8157, Attention: Controller, with a copy to: Corporate Law Department, or at any other address previously furnished in writing to the Indenture Trustee by the Issuer or the Administrator.  The Issuer shall promptly transmit any notice received by it from the holders of the Notes to the Indenture Trustee.

(c)  Ambac by the Issuer, the Indenture Trustee or the Paying Agent shall be sufficient for every purpose hereunder if in writing and mailed, first-class, postage prepaid, to Ambac addressed to: Ambac Assurance Corporation, One State Street Plaza

New York, New York 10004, Attention: Student Loan CABS Group, or at any other address previously furnished in writing to the Indenture Trustee by Ambac.  The Issuer shall promptly transmit any notice received by it from the holders of the Notes or any notice to be given to the holders of the Notes to Ambac.

Notices required to be given to the Rating Agencies by the Issuer, the Indenture Trustee or the Owner Trustee shall be in writing, personally delivered, electronically delivered, or mailed by certified mail, return receipt requested, and shall be deemed to have been duly given upon receipt (i) in the case of Moody’s, via electronic delivery to “servicerreports@moodys.com”, and for any information not available in electronic format, send hard copies to:  Moody's Investors Service, Inc., ABS/RMBS Monitoring Department, 25th Floor, 7 World Trade Center, 250 Greenwich Street, New York, New York 10007; (ii) in the case of S&P, via electronic delivery to “Servicer_reports@sandp.com” and for any information not available in electronic format, send hard copies to: Standard & Poor’s Ratings Services, 55 Water Street, 41st floor, New York, New York 10041-0003, Attention: ABS Surveillance Group; (iii) in the case of Fitch, via electronic delivery to “surveillance-abs-consumer@fitchratings.com” and for any information not available in electronic format, send hard copies to: Fitch Ratings, One State Street Plaza, New York, NY 10004, Attention: ABS Surveillance Group; or as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

SECTION 11.05  Notices to Noteholders; Waiver.  Where this Indenture provides for notice to holders of Notes of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class, postage prepaid to each holder of Notes affected by such event, at his address as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice.  In any case where notice to holders of the Notes is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular holder of Notes shall affect the sufficiency of such notice with respect to other holders of Notes, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.  Waivers of notice by holders of the Notes shall be filed with the Indenture Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to holders of the Notes when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Indenture Trustee shall be deemed to be a sufficient giving of such notice.

Where this Indenture provides for notice to the Rating Agencies, failure to give such notice shall not affect any other rights or obligations created hereunder, and shall not under any circumstance constitute a Default.

SECTION 11.06  Alternate Payment and Notice Provisions.  Notwithstanding any provision of this Indenture or any of the Notes to the contrary, the Issuer may enter into any agreement with any holder of the Notes providing for a method of payment, or notice by the Indenture Trustee or any Paying Agent to such holder of the Notes that is different from the methods provided for in this Indenture for such payments or notices.  The Issuer will furnish to the Indenture Trustee a copy of each such agreement and the Indenture Trustee will cause payments to be made and notices to be given in accordance with such agreements.

SECTION 11.07  Effect of Headings and Table of Contents.  The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 11.08  Successors and Assigns.  All covenants and agreements in this Indenture and the Notes by the Issuer shall bind its successors and assigns, whether so expressed or not.  All agreements of the Indenture Trustee in this Indenture shall bind the successors, co-trustees and agents (excluding any legal representatives or accountants) of the Indenture Trustee.

SECTION 11.09  Separability.  In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 11.10  Benefits of Indenture.  Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the holders of the Notes, and any other party secured hereunder and any other Person with an ownership interest in any part of the Indenture Trust Estate, any benefit or any legal or equitable right, remedy or claim under this Indenture.  Notwithstanding the foregoing, to the extent that this Indenture confers upon or gives or grants to Ambac any right, remedy or claim under or by reason of this Indenture, Ambac is hereby explicitly recognized as being a third-party beneficiary hereunder and may enforce any such right, remedy or claim conferred, given or granted hereunder as if it were a party hereto.

SECTION 11.11  Legal Holidays.  In any case where the date on which any payment is due shall not be a Business Day, then (notwithstanding any other provision of the Notes or this Indenture) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date on which nominally due, and no interest shall accrue for the period from and after any such nominal date.

SECTION 11.12  Governing Law.  THIS INDENTURE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.  THIS INDENTURE IS SUBJECT TO THE PROVISIONS OF THE TIA THAT ARE REQUIRED TO BE PART OF THIS INDENTURE AND SHALL, TO THE EXTENT APPLICABLE, BE GOVERNED BY SUCH PROVISIONS.

SECTION 11.13  Counterparts.  This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 11.14  Recording of Indenture.  If this Indenture is subject to recording in any appropriate public recording offices, such recording is to be effected by the Issuer and at its expense accompanied by an Opinion of Counsel (which may be counsel to the Indenture Trustee or any other counsel reasonably acceptable to the Indenture Trustee) to the effect that such recording is necessary either for the protection of the holders of the Notes or any other Person secured hereunder or for the enforcement of any right or remedy granted to the Indenture Trustee under this Indenture.

SECTION 11.15  Trust Obligations.  No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Administrator, the Back-up Administrator, any Servicer, the Owner Trustee or the Indenture Trustee on the Notes or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Administrator, the Back-up Administrator, such Servicer, the Indenture Trustee or the Owner Trustee in its individual capacity or (ii) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Administrator, the Back-up Administrator, such Servicer, the Indenture Trustee or the Owner Trustee in its individual capacity, any holder or owner of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Administrator, the Back-up Administrator, a Servicer, the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee and the Owner Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

This Indenture is executed and delivered by Wilmington Trust Company (“WTC”), not individually or personally but solely as Owner Trustee of the Issuer in the exercise of the powers and authority conferred and vested in it and each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as a personal representation, undertaking and agreement by WTC but is made and intended for the purpose of binding only the Issuer and under no circumstances shall WTC be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Indenture or otherwise.

SECTION 11.16  No Petition.  The Indenture Trustee, by entering into this Indenture, and each holder of each Class of the Notes, by accepting a Note, hereby covenant and agree that they will not at any time institute against the Issuer, or join in any institution against the Issuer of, any bankruptcy, reorganization, arrangement, insolvency, receivership or liquidation proceedings, or other proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, this Indenture or any of the other Basic Documents.

SECTION 11.17  Inspection.  The Issuer agrees that, on reasonable prior notice, it will permit any representative of the Indenture Trustee, during the Issuer’s normal business hours, to examine all the books of account, records, reports, and other papers of the Issuer, to make copies and extracts therefrom, to cause such books to be audited by Independent certified public accountants, and to discuss the Issuer’s affairs, finances and accounts with the Issuer’s officers, employees, and Independent certified public accountants, all at such reasonable times and as often as may be reasonably requested.  The Indenture Trustee shall and shall cause its representatives to hold in confidence all such information obtained from such examination or inspection except to the extent disclosure may be required by law (and all reasonable applications for confidential treatment are unavailing) and except to the extent that the Indenture Trustee may reasonably determine that such disclosure is consistent with its obligations hereunder.

SECTION 11.18  Third-Party Beneficiaries.  This Indenture will inure to the benefit of and be binding upon the parties hereto, the Owner Trustee, the Noteholders, the Note Owners, TERI and their respective successors and permitted assigns.  Except as otherwise provided in this Indenture, including in Section 11.10 hereof, no other person will have any right or obligation hereunder.

IN WITNESS WHEREOF, the Issuer and the Indenture Trustee have caused this Indenture to be duly executed by their respective officers, thereunto duly authorized and duly attested, all as of the day and year first above written.

THE NATIONAL COLLEGIATE STUDENT LOAN TRUST 2007-4

By:	WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Owner Trustee

By:	/s/ Patricia A. Evans
Name: Patricia A. Evans
Title: Vice President

U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as Indenture Trustee

By:	/s/ Karen R. Beard
Name: Karen R. Beard
Title: Vice President

STATE OF DELAWARE	)
	)	ss.:
COUNTY OF NEW CASTLE	)

On the 18th day of September in the year 2007, before me, the undersigned, personally appeared Patricia A. Evans, an Authorized Officer, of WILMINGTON TRUST COMPANY, as Owner Trustee of THE NATIONAL COLLEGIATE STUDENT LOAN TRUST 2007-4, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

GIVEN UNDER MY HAND AND SEAL OF OFFICE, this 18th day of September 2007.

/s/ Eric E. Overcash
Notary Public in and for
the State of Delaware.

My commission expires:

COMMONWEALTH OF MASSACHUSETTS	)
	)	ss.:
COUNTY OF SUFFOLK	)

On the 20th day of September in the year 2007, before me, the undersigned, personally appeared Karen R. Beard, a Vice President of U.S. BANK NATIONAL ASSOCIATION, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

GIVEN UNDER MY HAND AND SEAL OF OFFICE, this 20th day of September 2007.

/s/ Helen Mentavlos
Notary Public in and for
the Commonwealth of Massachusetts.

My commission expires:

APPENDIX A

DEFINITIONS AND USAGE

Usage

The following rules of construction and usage shall be applicable to any instrument that is governed by this Appendix:

(a)  All terms defined in this Appendix shall have the defined meanings when used in any instrument governed hereby and in any certificate or other document made or delivered pursuant thereto unless otherwise defined therein.

(b)  As used herein, in any instrument governed hereby and in any certificate or other document made or delivered pursuant thereto, accounting terms not defined in this Appendix or in any such instrument, certificate or other document, and accounting terms partly defined in this Appendix or in any such instrument, certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles as in effect on the date of such instrument.  To the extent that the definitions of accounting terms in this Appendix or in any such instrument, certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Appendix or in any such instrument, certificate or other document shall control.

(c)  The words “hereof,” “herein,” “hereunder” and words of similar import when used in an instrument refer to such instrument as a whole and not to any particular provision or subdivision thereof; references in an instrument to “Article,” “Section” or another subdivision or to an attachment are, unless the context otherwise requires, to an article, section or subdivision of or an attachment to such instrument; and the term “including” means “including without limitation.”

(d)  The definitions contained in this Appendix are equally applicable to both the singular and plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

(e)  Any agreement, instrument or statute defined or referred to below or in any agreement or instrument that is governed by this Appendix means such agreement or instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein.  References to a Person are also to its permitted successors and assigns.

(f)  The provisions of this Appendix A shall apply to all of the Notes issued hereunder, provided that with respect to the Auction Rate Notes, the provisions of Appendix B shall apply and to the extent that such provisions conflict with or are inconsistent with the provisions of this Appendix A, the provisions of Appendix B shall control with respect to the Auction Rate Notes.

Definitions

“Accountant” means PricewaterhouseCoopers LLP and any other independent certified public accountant as may be selected by the Issuer and satisfying the Rating Agency Condition.

“Act” has the meaning specified in Section 11.03(a) of the Indenture.

“Administration Agreement” means the Administration Agreement dated as of September 20, 2007, among the Issuer, the Indenture Trustee, the Owner Trustee, the Depositor and the Administrator.

“Administration Fee” has the meaning specified in Section 3 of the Administration Agreement.

“Administrator” means First Marblehead Data Services, Inc., a Massachusetts corporation, in its capacity as administrator of the Issuer and the Financed Student Loans, and its successors and permitted assigns.

“Administrator Default” means the occurrence of any event specified in Section 8(d) of the Administration Agreement.

“Advance” has the meaning specified in Section 8.10(b) of the Indenture.

“Affiliate” means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person.  For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Ambac” or “Note Insurer” shall mean Ambac Assurance Corporation, a Wisconsin-domiciled stock insurance company.

“Ambac Default” shall mean the occurrence and continuance of any one or more of the following events:

(a)           the failure by Ambac to make a payment under the Financial Guaranty Insurance Policy in accordance with its terms; or

(b)           the Wisconsin Department of Insurance or other competent regulatory authority shall have entered a final and nonappealable order, judgment or decree (i) appointing a custodian, trustee, agent or receiver for Ambac or for all or any material portion of its property or (ii) authorizing the taking of possession by a custodian, trustee, agent or receiver of Ambac (or the taking of possession of all or any material portion of the property of Ambac); or

(c)           Ambac shall commence a voluntary case or other proceeding seeking rehabilitation, liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors; or

(d)           an involuntary case or other proceeding shall be commenced against Ambac seeking rehabilitation, liquidation, reorganization or other relief with respect to it or its debts under bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property and such case or proceeding is not dismissed or otherwise terminated within a period of 60 consecutive days or a court of competent jurisdiction enters an order granting the relief sought in such case or proceeding.

“Ambac Indemnity Payments” means amounts due and owing to Ambac from the Issuer pursuant to Section 3.04 of the Insurance Agreement.

“Applicable Index” means with respect to each Class of Notes (other than the Class A-IO Notes), One-Month LIBOR; provided, however, with respect to the initial Interest Period, the Applicable Index shall be determined by the following formula:

X + 6/30 * (Y-X)

Where: X = Two-Month LIBOR, and

Y = Three-Month LIBOR, in each case, as of the second Business Day before the start of the initial Interest Period.

“Applicable Note Margin” means 0.52% for the Class A-1-L Notes, 0.85% for the Class A-3-L Notes, and the Applicable Margin (as defined in Appendix B) for the Auction Rate Notes.

“Authorized Officer” means, with respect to any Person, any Person who is authorized to act for such Person in matters relating to the Basic Documents and whose action is binding upon such Person.  With the respect to the Issuer, “Authorized Officer” means any officer of the Owner Trustee and/or the Administrator who is authorized to act for the Owner Trustee and/or the Administrator in matters relating to the Issuer.  With respect to the Indenture Trustee, “Authorized Officer” means any officer of the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Available Funds” means, with respect to any Distribution Date, the sum of the following amounts received with respect to the preceding Collection Period to the extent not previously distributed:

(i)  all collections received by the Servicers on the Financed Student Loans (including any Guarantee Payments received) but net of any applicable administrative fees, a portion of any late fees or similar fees received from a borrower;

(ii)  all Liquidation Proceeds and all Recoveries in respect of Liquidated Student Loans which were written off in prior Collection Periods;

(iii)  the aggregate Purchase Amounts received for Financed Student Loans repurchased by a Seller or a Servicer during the Collection Period;

(iv)  Investment Earnings for such Distribution Date;

(v)  amounts withdrawn from the Reserve Account in excess of the Required Reserve Amount and deposited into the Collection Account;

(vi)  amounts on deposit in the Future Distribution Account;

(vii)  Advances and Optional Deposits, if any; and

(viii)  any proceeds received in connection with the sale of the Financed Student Loans, or sums collected by the Indenture Trustee pursuant to Sections 5.03 or 5.04(a) of the Indenture;

provided, however, that Available Funds will exclude all payments and proceeds (including Liquidation Proceeds) of any Financed Student Loans, the related Purchase Amount of which has been included in Available Funds, for a prior Distribution Date; provided, further, that if on any Distribution Date there would not be sufficient funds, after application of Available Funds and amounts available from the Reserve Account to pay any of the items specified in clauses (1) through (5) of Section 8.02(e) of the Indenture for such Distribution Date, then Available Funds for such Distribution Date shall include, in addition to the Available Funds described above in clauses (i) through (viii) inclusive, amounts being held pursuant to Section 8.01 of the Indenture or on deposit in the Collection Account which would have constituted Available Funds for the Distribution Date succeeding such Distribution Date, up to the amount necessary to pay the items specified in clause (1) through (5) of Section 8.02(e) of the Indenture, and the Available Funds for such succeeding Distribution Date shall be adjusted accordingly.

“Back-up Administration Agreement”:  means the Back-up Administration Agreement dated as of September 20, 2007 among the Issuer, Back-up Administrator, the Owner Trustee, the Administrator and the Depositor.

“Back-up Administration Fee” means the fee payable to the Back-up Administrator pursuant to the Back-up Administration Agreement.

“Back-up Administrator” means U.S. Bank National Association, a national banking association, in its capacity as back-up administrator of the Issuer and the Financed Student Loans, and its successors and permitted assigns.

“Back-up Administrator Default” means the occurrence of any event specified in Section 8(d) of the Administration Agreement after the Back-up Administrator has assumed the duties required to be performed by the Administrator pursuant to the Back-up Administration Agreement.

“Basic Documents” means the Trust Agreement, the Indenture, all Student Loan Purchase Agreements, the Deposit and Sale Agreement, the  Servicing Agreements, the Administration Agreement, the Back-up Administration Agreement, the Custodial Agreements, the Note Depository Agreement, the Financial Guaranty Insurance Policy, the Reimbursement Agreement, the Guarantee Agreements, the TERI Deposit and Security Agreement, the Auction Agent Agreement, the Broker-Dealer Agreements, any Program Manual and other documents and certificates delivered in connection with any thereof.

“Beneficial Owner” means, with respect to a Note, the Person who is the beneficial owner of such Note, as reflected on the books of the Depository or on the books of a Person maintaining an account with such Depository (directly or as an indirect participant, in accordance with the rules of such Depository), as the case may be.

“Book-Entry Note” means a beneficial interest in the Notes, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 2.10 of the Indenture.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in New York City, Minneapolis, Minnesota or the city in which the designated corporate trust office of the Indenture Trustee is located, are authorized or obligated by law, regulation or executive order to remain closed.

“Certificates” means the Trust Certificates issued pursuant to the Trust Agreement, substantially in the form of Exhibit 1 thereto.

“Certificateholders” means the Persons in whose names Certificates are registered.

“Class” means reference to any of the Class A Notes.

“Class A Notes” means the Class A-1-L Notes, Class A-2-AR-1 Notes, Class A-2-AR-2 Notes, Class A-2-AR-3 Notes, Class A-2-AR-4 Notes, Class A-3-L Notes, Class A-3-AR-1 Notes, Class A-3-AR-2 Notes, Class A-3-AR-3 Notes, Class A-3-AR-4 Notes, Class A-3-AR-5 Notes, Class A-3-AR-6 Notes, Class A-3-AR-7 Notes, and Class A-IO Notes.

“Class A-1-L Note” means a Class A-1-L Note issued pursuant to the Indenture, substantially in the form of Exhibit A-1 thereto.

“Class A-2-AR Note” means a Class a-2-AR-1 Note, Class A-2-AR-2 Note, Class A-2-AR-3 Note or a Class A-2-AR-4 Note.

“Class A-2-AR-1 Note” means a Class A-2-AR-1 Note issued pursuant to the Indenture, substantially in the form of Exhibit A-2 thereto.

“Class A-2-AR-2 Note” means a Class A-2-AR-2 Note issued pursuant to the Indenture, substantially in the form of Exhibit A-2 thereto.

“Class A-2-AR-3 Note” means a Class A-2-AR-3 Note issued pursuant to the Indenture, substantially in the form of Exhibit A-2 thereto.

“Class A-2-AR-4 Note” means a Class A-2-AR-4 Note issued pursuant to the Indenture, substantially in the form of Exhibit A-2 thereto.

“Class A-3-L Note” means a Class A-3-L Note issued pursuant to the Indenture, substantially in the form of Exhibit A-3 thereto.

“Class A-3-AR Note” means a Class A-3-AR-1 Note, Class A-3-AR-2 Note, Class A-3-AR-3 Note, Class A-3-AR-4 Note, Class A-3-AR-5 Note, Class A-3-AR-6 Note or a Class A-3-AR-7 Note.

“Class A-3-AR-1 Note” means a Class A-3-AR-1 Note issued pursuant to the Indenture, substantially in the form of Exhibit A-4 thereto.

“Class A-3-AR-2 Note” means a Class A-3-AR-2 Note issued pursuant to the Indenture, substantially in the form of Exhibit A-4 thereto.

“Class A-3-AR-3 Note” means a Class A-3-AR-3 Note issued pursuant to the Indenture, substantially in the form of Exhibit A-4 thereto.

“Class A-3-AR-4 Note” means a Class A-3-AR-4 Note issued pursuant to the Indenture, substantially in the form of Exhibit A-4 thereto.

“Class A-3-AR-5 Note” means a Class A-3-AR-5 Note issued pursuant to the Indenture, substantially in the form of Exhibit A-4 thereto.

“Class A-3-AR-6 Note” means a Class A-3-AR-6 Note issued pursuant to the Indenture, substantially in the form of Exhibit A-4 thereto.

“Class A-3-AR-7 Note” means a Class A-3-AR-7 Note issued pursuant to the Indenture, substantially in the form of Exhibit A-4 thereto.

“Class A-IO Note” means a 5.5864% Class A-IO Note issued pursuant to the Indenture, substantially in the form of Exhibit A-5 thereto.

“Class A-1 Note” means a Class A-1-L Note.

“Class A-2 Note” means a Class A-2-AR Note.

“Class A-3 Note” means a Class A-3-L Note and Class A-3-AR Note.

“Clearing Agency” means an organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act.

“Clearing Agency Participant” means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

“Clearstream” means Clearstream Banking, a société anonyme, a limited liability company organized under the laws of Luxembourg.

“Closing Date” means September 20, 2007.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and Treasury Regulations promulgated thereunder.

“Collateral” has the meaning specified in the Granting Clause of the Indenture.

“Collection Account” means the account designated as such, established and maintained pursuant to Section 8.02(a)(i) of the Indenture.

“Collection Period” means, with respect to the first Distribution Date, the period beginning on the Cutoff Date and ending on October 31, 2007, and with respect to each subsequent Distribution Date, the Collection Period means the calendar month immediately following the end of the previous Collection Period.

“Controlling Noteholder Party” means the Interested Noteholders holding a majority of the Outstanding Amount of the Class A Notes.

“Controlling Party” means Ambac so long as the Financial Guaranty Insurance Policy has not been surrendered for cancellation, any accrued amounts owed to Ambac under the Basic Documents remain unpaid and an Ambac Default does not then exist, and otherwise, the Controlling Noteholder Party (unless otherwise provided herein).

“Corporate Trust Office” means (i) with respect to the Indenture Trustee and the Note Registrar (so long as the Indenture Trustee is the Note Registrar), the designated office of the Indenture Trustee at which at any particular time its corporate trust business shall be administered, which office at the Closing Date is located at One Federal Street, 3rd Floor, Boston, Massachusetts 02110, Attention:  The National Collegiate Student Loan Trust 2007-4 (facsimile: (617) 603-6638) or at such other address as the Indenture Trustee may designate from time to time by notice to the Noteholders, the Administrator, and the Depositor, or the principal corporate trust office of any successor Indenture Trustee (the address of which the successor Indenture Trustee will notify the Noteholders, the Administrator, and the Depositor) and (ii) with respect to the Owner Trustee, the principal corporate trust office of the Owner Trustee located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, Attention:  Corporate Trust Administration (facsimile:  302-636-4140); or at such other address as the Owner Trustee may designate by notice to the Certificateholders, the Administrator and the Depositor, or corporate trust office of any successor Owner Trustee (the address of which the successor Owner Trustee will notify the Certificateholders, the Administrator, the Back-up Administrator and the Depositor).

“Cost of Issuance Account” means the account designated as such, established and maintained pursuant to Section 8.06 of the Indenture.

“Credit-Worthy Cosigned Loan” means a loan made to a borrower to pay the costs of attendance at a school approved under the Student Loan Programs, which loan (i) was originated and underwritten to a credit-worthy standard as set forth in the related Program Manual with at least two signatures on the note evidencing such Student Loan, and (ii) is guaranteed by TERI.

“Credit-Worthy Non-Cosigned Loan” means a loan made to a borrower to pay the costs of attendance at a school approved under the Student Loan Programs, which loan (i) was originated and underwritten to a credit-worthy standard as set forth in the related Program Manual with one signature on the note evidencing such Student Loan, and (ii) is guaranteed by TERI.

“Credit-Ready Loan” means a loan made to a borrower to pay the costs of attendance at a school approved under the Student Loan Programs, which loan (i) was originated and underwritten to a credit-ready standard as set forth in the related Program Manual with one signature on the note evidencing such Student Loan, and (ii) is guaranteed by TERI.

“Cumulative Default Rate” means, as of any Distribution Date, the percentage equivalent of the fraction (a) the numerator of which is the aggregate principal balance of the Financed Student Loans which are Defaulted Student Loans as of the end of the related Collection Period, and (b) the denominator of which is the aggregate principal balance of the Financed Student Loans as of the Cutoff Date.

“Custodial Agreements” means the Custodial Agreements, dated as of September 20, 2007, each between the applicable Servicer and the Indenture Trustee.

“Cutoff Date” means with respect to the Financed Student Loans, August 31, 2007.

“Default” means any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

“Defaulted Student Loan” means a Financed Student Loan for which a TERI Guaranty Event has occurred.

“Definitive Notes” has the meaning specified in Section 2.10 of the Indenture.

“Delivery” or “Deliver” when used with respect to Trust Account Property means the following and such additional or alternative procedures as may hereafter become appropriate to effect the complete transfer of ownership of any such Collateral to the Indenture Trustee, free and clear of any adverse claims, consistent with changes in applicable law or regulations or the interpretation thereof:

(g)  with respect to bankers’ acceptances, commercial paper, negotiable certificates of deposit and other obligations that constitute instruments and are susceptible of physical delivery (“Physical Property”):

(h)  transfer of possession thereof to the Indenture Trustee endorsed to, or with respect to a certificated security:

(i)  delivery thereof in bearer form to the Indenture Trustee; or

(ii)  delivery thereof in registered form to the Indenture Trustee and

(A)  the certificate is endorsed to the Indenture Trustee or in blank by effective endorsement; or

(B)  the certificate is registered in the name of the Indenture Trustee, upon original issue or registration of transfer by the issuer;

(i)  with respect to an uncertificated security:

(i)  the delivery of the uncertificated security to the Indenture Trustee; or

(ii)  the issuer has agreed that it will comply with instructions originated by the Indenture Trustee, without further consent by the registered owner;

(j)  with respect to any security issued by the U.S. Treasury, the Federal Home Loan Mortgage Corporation or by the Federal National Mortgage Association that is a book-entry security held through the Federal Reserve System pursuant to Federal book-entry regulations:

(i)  a Federal Reserve Bank by book entry credits the book-entry security to the securities account (as defined in 31 CFR Part 357) of a participant (as defined in 31 CFR Part 357) which is also a securities intermediary; and

(ii)  the participant indicates by book entry that the book-entry security has been credited to the Indenture Trustee’s securities account, as applicable;

(k)  with respect to a security entitlement:

(i)  the Indenture Trustee, becomes the entitlement holder; or

(ii)  the securities intermediary has agreed that it will comply with entitlement orders originated by the Indenture Trustee;

(l)  without further consent by the entitlement holder for the purpose of clauses (b) and (c) hereof “delivery” means:

(i)  with respect to a certificated security:

(A)  the Indenture Trustee, acquires possession thereof;

(B)  another person (other than a securities intermediary) either acquires possession thereof on behalf of the Indenture Trustee or, having previously acquired possession thereof, acknowledges that it holds for the Indenture Trustee; or

(C)  a securities intermediary acting on behalf of the Indenture Trustee acquires possession of thereof, only if the certificate is in registered form and has been specially endorsed to the Indenture Trustee by an effective endorsement;

(ii)  with respect to an uncertificated security:

(A)  the issuer registers the Indenture Trustee as the registered owner, upon original issue or registration of transfer; or

(B)  another person (other than a securities intermediary) either becomes the registered owner thereof on behalf of the Indenture Trustee, or, having previously become the registered owner, acknowledges that it holds for the Indenture Trustee;

(m)  for purposes of this definition, except as otherwise indicated, the following terms shall have the meaning assigned to each such term in the UCC:

(i)  “certificated security”

(ii)  “effective endorsement”

(iii)  “entitlement holder”

(iv)  “instrument”

(v)  “securities account”

(vi)  “securities entitlement”

(vii)  “securities intermediary”

(viii)  “uncertificated security”

(n)  in each case of Delivery contemplated herein, the Indenture Trustee shall make appropriate notations on its records, and shall cause same to be made of the records of its nominees, indicating that securities are held in trust pursuant to and as provided in this Agreement.

“Deposit and Sale Agreement” means the Deposit and Sale Agreement dated as of September 20, 2007, between the Depositor and the Issuer pursuant to which the Depositor transfers Student Loans to the Issuer.

“Depositor” means The National Collegiate Funding LLC, as depositor under the Trust Agreement and any successor thereto or assignee thereof.

“Depository” means The Depository Trust Company, a New York corporation, its successors and assigns.

“Depository Participant” means a Person for whom, from time to time, the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

“Determination Date” means, with respect to any Distribution Date, the third Business Day preceding such Distribution Date.

“Distribution Date” means, the 25th calendar day of each month or if such day is not a Business Day, the next Business Day, commencing November 26, 2007.

“DTC” means the Depository Trust Company, a New York corporation.

“DTC Custodian” means the Indenture Trustee as a custodian for DTC.

“Eligible Deposit Account” means either (a) a segregated account with an Eligible Institution, (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the States (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution have a credit rating from at least two nationally recognized Rating Agencies in one of their respective generic rating categories which signifies investment grade, or (c) any other account that is acceptable to (i) Ambac (provided that Ambac is then the Controlling Party) and (ii) the Rating Agencies (as evidenced by written confirmation to the Indenture Trustee from each Rating Agency that the use of such account satisfies the Rating Agency Condition).

“Eligible Institution” means a depository institution (which may be, without limitation, the Indenture Trustee or any Affiliate of the Indenture Trustee) organized under the banking laws of the United States of America or any one of the States (or any domestic branch of a foreign bank), (a) which has (i) a short-term senior unsecured debt rating of “P-1” or better by Moody’s, (ii) either (A) a long term senior unsecured debt rating of “AAA” by S&P or (B) a short-term senior unsecured debt rating “A-1+” by S&P, and (iii) a short-term senior unsecured debt rating of “F-1” or better by Fitch or any other long-term, short-term or certificate of deposit rating acceptable to the Rating Agencies and Ambac (provided that Ambac is then the Controlling Party), and (b) whose deposits are insured by the FDIC.

“Eligible Investments” mean cash (at all times insured by the FDIC), book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form which evidence:

(a)  direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America or any agency or instrumentality thereof, provided that such obligations are backed by the full faith and credit of the United States of America; provided further that the following obligations need not be backed by the full faith and credit of the United States of America: (A) senior debt obligations of any of (i) Fannie Mae, (ii) Freddie Mac, (iii) Federal Home Loan Banking System, or (iv) any other government sponsored agency approved by Ambac, or (B) obligations of the Resolution Funding Corporation (REFCORP);

(b)  demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any State (or any domestic branch of a foreign bank) and subject to supervision and examination by Federal or state banking or depository institution authorities (including depository receipts issued by any such institution or trust company as custodian with respect to any obligation referred to in clause (a) above or portion of such obligation for the benefit of the holders of such depository receipts); provided, however, that (i) each such investment has an original maturity of not more than 360 days and (ii) at the time of the investment or contractual commitment to invest therein (which shall be deemed to be made again each time funds are reinvested following each Distribution Date, as the case may be), the commercial paper or other short-term senior unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) thereof shall have a credit rating from Moody’s, S&P and Fitch in the highest investment category granted thereby;

(c)  commercial paper having an original maturity of not more than 270 days and having, at the time of the investment or contractual commitment to invest therein, a rating from Moody’s, S&P and Fitch in the highest investment category granted thereby;

(d)  investments in money market funds (including funds for which the Indenture Trustee or the Owner Trustee or any of their respective Affiliates is an investment manager or advisor) that (i) maintain a stable $1.00 net asset value per share, (ii) are freely transferable on a daily basis, (iii) invests only in other Eligible Investments, and (iv) have a rating from Moody’s, S&P and Fitch in the highest investment category granted thereby;

(e)  U.S. dollar denominated deposit accounts, federal funds and bankers’ acceptances having an original maturity of not more than 360 days and issued by any depository institution or trust company referred to in clause (b) above;

(f)  Municipal obligations rated “Aaa” and “AAA” by Moody’s and S&P, respectively, or general obligations of any State having a rating of at least “A2” and “A” by Moody’s and S&P, respectively.

(g)  Any bonds or other obligations of any State or of any agency, instrumentality or local government unit of any State which are not callable at the option of the obligor prior to maturity or as to which irrevocable instructions have been given by the obligor to call on the date specified in the notice; and (A) which are rated, based on an irrevocable escrow account or fund, in the highest rating category of Moody’s or S&P or any successors thereto; or (B) (i) which are fully secured as to principal and interest and redemption premium, if any, by an irrevocable escrow account or fund consisting only of cash or obligations described in the second proviso of clause (a) above, which irrevocable escrow account or fund may be applied only to the payment of such principal of and interest and redemption premium, if any, on such bonds or other obligations on the maturity date or dates thereof or the specified redemption date or dates pursuant to such irrevocable instructions, as appropriate, and (ii) which irrevocable escrow account or fund is sufficient, as verified by a nationally recognized independent certified public accountant, to pay principal of and interest and redemption premium, if any, on the bonds or other obligations described in this paragraph on the maturity date or dates specified in the irrevocable instructions referred to above, as appropriate;

(h)  investment agreements approved in writing by Ambac; and

(i)  any other investment permitted by each of the Rating Agencies and Ambac (provided that Ambac is then the Controlling Party) as set forth in writing delivered to the Indenture Trustee; provided that such investment shall satisfy the Rating Agency Condition and that such investment is relatively risk free.

 “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Euroclear” means the Euroclear System, or any successor thereto.

“Event of Default” has the meaning specified in Section 5.01 of the Indenture.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Executive Officer” means, with respect to any corporation, the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, President, any Executive Vice President, any Senior Vice President, any Vice President, the Secretary, the Assistant Secretary or the Treasurer of such corporation; and with respect to any partnership, any general partner thereof.

“FASB” means the Financial Accounting Standards Board.

“FDIC” means the Federal Deposit Insurance Corporation.

“Final Maturity Date” means for the (i) Class A-1-L Notes, July 25, 2019, (ii) A-2-AR Notes, December 26, 2025, (iii) Class A-3-L Notes, March 25, 2038, (iv) Class A-3-AR Notes, March 25, 2038, and (v) Class A-IO Notes, October 25, 2012.

“Financed Student Loans” means the Student Loans identified as such in each of the pool supplements dated as of the Closing Date between the Trust and a Seller, transferred to the Trust as of the Closing Date, pledged to the Indenture Trustee for the benefit of Ambac and the holders of the Notes pursuant to the Indenture and listed on the Schedule of Financed Student Loans on the Closing Date as set forth in Schedule A to the Indenture (which Schedule may be in the form of microfiche or computer disk or tape).

“Financed Student Loan Note” means the original fully executed copy of the note or credit agreement evidencing each Financed Student Loan.

“Financial Guaranty Insurance Policy” or “Note Guaranty Insurance Policy” means the financial guaranty insurance policy issued by Ambac insuring the payment when due of the principal of and interest on the Notes as and to the extent provided therein.

“Financial Guaranty Insurance Policy Premium Letter” means the letter agreement, dated as of September 20, 2007, between the Issuer and Ambac in connection with the Financial Guaranty Insurance Policy, as amended, supplemented or modified from time to time.

“FMC” means The First Marblehead Corporation.

“Fitch” means Fitch, Inc., and its successors and assigns.

“Future Distribution Account” means the account designated as such, established and maintained pursuant to Section 8.02(a)(iii) of the Indenture.

“Global Note” means any Note registered in the name of the Depository or its nominee, beneficial interests of which are reflected on the books of the Depository or on the books of a Person maintaining any account with such Depository (directly or as an indirect participant in accordance with the rules of such Depository).

“GIC Provider” means MBIA Inc., as provider of a guaranteed investment contract.

“Grant” means mortgage, pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create, and grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm pursuant to the Indenture.  A Grant of the Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the Granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of the Collateral and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the Granting party or otherwise and generally to do and receive anything that the Granting party is or may be entitled to do or receive thereunder or with respect thereto.

“Guarantee” means with respect to a Student Loan, the insurance or guarantee of the Guarantee Agency pursuant to such Guarantee Agency’s Guaranty Agreement.

“Guarantee Agency” means TERI.

“Guarantee Agreements” means the TERI Guaranty Agreements.

“Guarantee Payment” means any payment made by the Guarantee Agency pursuant to the Guarantee Agreement in respect of a Financed Student Loan.

“Indenture” means the Indenture, dated as of September 1, 2007, between the Issuer and the Indenture Trustee.

“Indenture Trustee” means U.S. Bank National Association, not in its individual capacity but solely as Indenture Trustee under the Indenture.

“Indenture Trust Estate” means all money, instruments, rights and other property that are subject or intended to be subject to the lien and security interest of the Indenture for the benefit of the Noteholders (including all property and interests granted to the Indenture Trustee), including all proceeds thereof.

“Independent” means, when used with respect to any specified Person, that the Person (a) is in fact independent of the Issuer, any other obligor upon the Notes, the Depositor, the Administrator, the Back-up Administrator and any Affiliate of any of the foregoing Persons, (b) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, the Depositor, the Administrator, the Back-Up Administrator or any Affiliate of any of the foregoing Persons and (c) is not connected with the Issuer, any such other obligor, the Depositor, the Administrator, the Back-Up Administrator or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.  Whenever it is herein provided that any Independent Person’s Opinion of Counsel or certificate shall be furnished to the Indenture Trustee, such Person shall be appointed by the Issuer or the Indenture Trustee, as the case may be, and such Opinion of Counsel or certificate shall state that the signer has read this definition and that the signer is Independent within the meaning hereof.

“Index Maturity” means, (i) for One-Month LIBOR, one month, (ii) for Two-Month LIBOR, two months, and (ii) for Three-Month LIBOR, three months.

“Indirect Participant” means any financial institution for whom any Participant holds an interest in any Note.

“Insider” means, with respect to an entity, any officer, director or person privy to material information, including, but not limited to, contracts or agreements concerning such entity that are not available to the general public.

“Insolvency Event” means, with respect to a specified Person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable Federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person’s affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable Federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

“Insurance Agreement” means the Insurance and Indemnity Agreement (as amended, modified or supplemented from time to time), dated as of September 20, 2007, by and among FMC, the Issuer, the Administrator, the Indenture Trustee and the Note Insurer.

“Interest Collections” shall have the meaning specified in Section 8.07 of the Indenture.

“Interest Period” means, with respect to a Distribution Date for (i) each Class of Notes, other than the Class A-IO Notes or the Auction Rate Notes, the period from and including the Closing Date or the most recent Distribution Date for that Class of Notes on which interest on the Notes has been distributed to but excluding the current Distribution Date and (ii) the Class A-IO Notes, the period commencing on the 25th day of the month immediately preceding the current Distribution Date (or in the case of the first Distribution Date, from the Closing Date) to, but excluding, the 25th day of the month of the current Distribution Date.

“Interested Noteholders” means the Class A Noteholders.  Notwithstanding the foregoing, any Notes owned by the Administrator, the Depositor or any of their respective Affiliates or agents designated for such purpose, shall not be voted by such entity nor considered in determining any specified voting percentage of the Interested Noteholders, unless otherwise set forth in the Indenture.

“Investment Earnings” means, with respect to any Distribution Date, the investment earnings (net of losses and investment expenses) on amounts on deposit in the Trust Accounts to be deposited into the Collection Account on or prior to such Distribution Date pursuant to Section 8.02(b) of the Indenture.

“Irish Paying Agent” means Custom House Administration and Corporate Services Limited, and its successors and assigns, and any other entity serving in such capacity.

“Irish Paying Agent Agreement” means Irish Paying Agency Agreement dated as of September 20, 2007 between the Irish Paying Agent and the Administrator on behalf of the Issuer.

“Issuer” means The National Collegiate Student Loan Trust 2007-4 until a successor replaces it and, thereafter, means the successor.

“Issuer Order” and “Issuer Request” means a written order or request signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Indenture Trustee.

“LIBOR” means the London interbank offered rate for deposits in U.S. dollars for a specified maturity.

“LIBOR Determination Date” means, with respect to each Interest Period, the second Business Day prior to the commencement of such Interest Period.  For purposes of this definition, a “Business Day” is any day on which banks in London and New York City are open for the transaction of business.

“Lien” means a security interest, lien, charge, pledge, equity or encumbrance of any kind, other than tax liens and any other liens, if any, which attach to the respective Financed Student Loan by operation of law as a result of any act or omission by the related Obligor.

“Liquidated Student Loan” means any defaulted Financed Student Loan, liquidated by a Servicer.

“Liquidation Proceeds” means, with respect to any Liquidated Student Loan, the moneys collected in respect thereof from whatever source, other than Recoveries or Guarantee Payments received, net of the sum of any amounts expended by a Servicer in connection with such liquidation and any amounts required by law to be remitted to the Obligor on such Liquidated Student Loan.

“Moody’s” means Moody’s Investors Service, Inc., and its successors and assigns.

“Note Depository Agreement” means the blanket issuer letter of representations relating to the Notes, executed by the Issuer and received and accepted by The Depository Trust Company, as the initial Clearing Agency.

“Note Insurance Premium” means the premium fees payable to Ambac under the Financial Guaranty Insurance Policy Premium Letter.

“Note Interest Rate” means, with respect to any Interest Period and (1) in the case of each Class of Notes, other than the Class A-IO Notes, the interest rate per annum equal to the sum of (x) the Applicable Index plus (y) the Applicable Note Margin for such Class, and (2) in the case of the Class A-IO Notes, 5.5864% per annum and (3) in the case of each Class of Auction Rate Notes, the interest rate established for each such Class for each such Interest Period pursuant to the procedures described in Appendix B to the Indenture.  The interest rate per annum for each Class of Notes, other than the Class A-IO Notes, will be computed on the basis of the actual number of days elapsed in the related Interest Period divided by 360.  The interest rate per annum for the Class A-IO Notes will be computed on a 30/360 basis, meaning a year of 360 days that is comprised of 12 months consisting of 30 days each; provided, however, that the initial Interest Period for the Class A-IO Notes shall consist of 65 days.

“Note Owner” means, with respect to a Book-Entry Note, the Person who is the owner of such Book-Entry Note, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).

“Note Register” and “Note Registrar” have the respective meanings specified in Section 2.04 of the Indenture.

“Noteholders” means each Person in whose name a Note is registered in the Note.

“Noteholders’ Interest Carryover Shortfall” means, with respect to any class of Auction Rate Notes, the “Carry-over Amount”, as defined in Appendix B hereto.

“Noteholders’ Interest Distribution Amount” means, with respect to any Distribution Date and any Class of Notes, the aggregate amount of interest accrued at the applicable Note Interest Rate for the related Interest Period on the outstanding principal balance (or Notional Amount, for the Class A-IO Note) of such Class of Notes on the immediately preceding Distribution Date after giving effect to all principal distributions (or related reduction in Notional Amount, as applicable), to such Noteholders of such Class on such date (or, in the case of the first Distribution Date, on the Closing Date).

“Noteholders’ Principal Distribution Amount” means, with respect to any Distribution Date, the amount necessary, so that after distributing such amount to the Notes, (a) the sum of the Pool Balance at the end of the preceding Collection Period, plus amounts on deposit in the Reserve Account after payments on such Distribution Date, equals (b) 103% of the Outstanding Amount of the Notes  after payments on such Distribution Date; provided, however, that the Noteholders’ Principal Distribution Amount will not exceed the Outstanding Amount of the Notes.  In addition, (a) on the Final Maturity Date for each related Class of Notes, the principal required to be distributed to such Class of Notes will include the amount required to reduce the Outstanding Amount of such Class of Notes to zero.

“Notes” means collectively, the Class A-1-L Notes, the Class A-2-AR Notes, the Class A-3-L Notes, the Class A-3-AR Notes and the Class A-IO Notes.

“Notional Amount” means, for the Class A-IO Notes, $309,855,000, the amount on which the interest accrued on such Class of Notes is computed on each Distribution Date.

However, if on any Distribution Date (after giving effect to the distributions of principal to be made on that Distribution Date), the Outstanding Amount of the Class A-3-L Notes and the Class A-3-AR Notes would be less than the Original Principal Balance of the Class A-3-L Notes and the Class A-3-AR Notes, the Notional Amount of the Class A-IO Notes will equal the lesser of the Outstanding Amount of the Class A-3-L Notes and the Class A-3-AR Notes (which shall equal zero if the Class A-3-L Notes and Class A-3-AR Notes are no longer Outstanding) and the Notional Amount.

“Obligor” on a Financed Student Loan means the borrower or co-borrowers of such Financed Student Loan and any other Person who owes payments in respect of such Financed Student Loan, including the Guarantee Agency thereof.

“Officers’ Certificate” means, with respect to the Issuer or the Administrator, a certificate signed by one of its Authorized Officers.

“One-Month LIBOR,” “Two-Month LIBOR” and “Three-Month LIBOR” means, with respect to any Interest Period, the London interbank offered rate for deposits in U.S. dollars having the Index Maturity which appears on the Reuters LIBOR01 Page, or another page of this or any other financial reporting service in general use in the financial services industry as of 11:00 a.m., London time, on such LIBOR Determination Date.  If such rate does not appear on such page, the rate for that day will be determined on the basis of the rates at which deposits in U.S. dollars, having the Index Maturity and in a principal amount of not less than U.S. $1,000,000, are offered at approximately 11:00 a.m., London time, on such LIBOR Determination Date to prime banks in the London interbank market by the Reference Banks.  The Administrator will request the principal London office of each of such Reference Banks to provide a quotation of its rate.  If at least two such quotations are provided, the rate for that day will be the arithmetic mean of the quotations.  If fewer than two quotations are provided, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Administrator, at approximately 11:00 a.m., New York City time, on such LIBOR Determination Date for loans in U.S. dollars to leading European banks having the Index Maturity and in a principal amount of not less than U.S. $1,000,000; provided that if the banks selected as aforesaid are not quoting as mentioned in this sentence, LIBOR in effect for the applicable Interest Period for the applicable Index Maturity will be LIBOR in effect for the previous Interest Period for that Index Maturity.

“Opinion of Counsel” means a written opinion of an attorney at law or firm of attorneys selected by the Person obliged to deliver an opinion on the subject in question, reasonably acceptable to the Person who is to receive the same hereunder, duly admitted to the practice of law before the highest court of any state of the United States of America or the District of Columbia.

“Optional Deposit” has the meaning specified in Section 8.10(a) of the Indenture.

“Original Principal Balance” means, for any Class of Notes, the original principal balance (or, in the case of the Class A-IO Notes, the original Notional Amount) for such Class on the Closing Date, as set forth in Section 2.02 of the Indenture.

“Outstanding” means, as of the date of determination, all Notes theretofore authenticated and delivered under the Indenture except:

(i)  Notes theretofore canceled by the Note Registrar or delivered to the Note Registrar for cancellation;

(ii)  Notes or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Indenture Trustee or any Paying Agent in trust for the Noteholders thereof;

(iii)  Notes in exchange for or in lieu of other Notes which have been authenticated and delivered pursuant to the Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a bona fide purchaser;

provided that in determining whether the Noteholders of the requisite Outstanding Amount of the Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under any other Basic Document, Notes owned by the Issuer, any other obligor upon the Notes, the Depositor, the Administrator, a Servicer, or any Affiliate of any of the foregoing Persons shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that a Responsible Officer of the Indenture Trustee either actually knows to be so owned or has received written notice thereof shall be so disregarded.  Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Issuer, any other obligor upon the Notes, the Depositor, the Administrator, a Servicer, or any Affiliate of any of the foregoing Persons.

“Outstanding Amount” means the sum of the aggregate principal amount of all Notes (or, if the context so indicates, one or more Classes of Notes) Outstanding at the date of determination.  The Class A-IO Notes shall have no Outstanding Amount.

“Owner Trustee” means Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee under the Trust Agreement, and any successor thereto or assignee thereof.

“Participant” means a Person that has an account with DTC.

“Paying Agent” means (i) the Indenture Trustee or any other Person that meets the eligibility standards for the Indenture Trustee specified in Section 6.11 of the Indenture and is authorized by the Issuer to make the payments to and distributions from the Collection Account and payments of principal of and interest and any other amounts owing on the Notes on behalf of the Issuer and (ii) the Irish Paying Agent.

“Person” means any individual, corporation, estate, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

“Physical Property” has the meaning assigned to such term in the definition of “Delivery” above.

“Pool Balance” means, at any time, the aggregate principal balance of the Financed Student Loans at the end of the preceding Collection Period (or until the end of the first Collection Period, as of the Cut-Off Date), including accrued interest thereon for such Collection Period to the extent such interest will be capitalized upon commencement of repayment or during deferment or forbearance.

“Predecessor Note” means, with respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purpose of this definition, any Note authenticated and delivered under Section 2.05 of the Indenture and in lieu of a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

“Prepayment Penalty” means, on any Distribution Date on which the Class A-IO Notes are Outstanding, if the Noteholders’ Interest Distribution Amount with respect to the Class A-IO Notes is not based on the Notional Amount for that Distribution Date, an amount equal to the difference between Noteholders’ Interest Distribution Amount with respect to such Class A-IO Notes accrued at the rate of 5.5864% per annum and the Noteholders’ Interest Distribution Amount distributed to the Noteholders pursuant to Section 8.02(e)(4).

“Proceeding” means any suit in equity, action at law or other judicial or administrative proceeding.

“Program Manuals” means the program manual attached as an exhibit to each TERI Guarantee Agreement together with the student loan program guidelines of each of the Sellers which describe their credit and collection policies for the origination, acquisition, financing and servicing of Financed Student Loans, as amended, revised or supplemented from time to time; provided, however, that no such amendment, revision or supplement shall (a) reduce in any manner the amount of, or delay the timing of, collections of payments with respect to Financed Student Loans or (b) reduce the underwriting standards with respect to Financed Student Loans acquired or to be acquired by the Issuer, in each case without satisfying the Rating Agency Condition.

“Purchase Amount” means, as of the close of business on the last day of a Collection Period, 100% of the amount required to prepay in full the respective Financed Student Loan, in each case under the terms thereof including all accrued interest thereon expected to be capitalized upon commencement of repayment or during deferment or forbearance.

“Purchased Student Loan” means a Financed Student Loan purchased by a Servicer or repurchased by a Seller from the Issuer.

“Rating Agency” means each of Moody’s, S&P and Fitch.  If any such organization or successor is no longer in existence, “Rating Agency” shall be a nationally recognized statistical rating organization or other comparable Person designated by the Issuer, notice of which designation shall be given to the Indenture Trustee and the Owner Trustee.

“Rating Agency Condition” means, with respect to any action, that each Rating Agency shall have been given 10 days’ prior notice thereof (or such shorter period as shall be acceptable to the Rating Agencies) and that each Rating Agency shall have confirmed to the Administrator and the Indenture Trustee, in writing that such action will not in and of itself result in a reduction or withdrawal of the then current rating of the Notes, based upon the review by each such Rating Agency of payment and default performance of the Financed Student Loans, financial information relating to the Trust, the Indenture Trust Estate, the Guarantee Agency, the Servicers or the Administrator, and such other information that such Rating Agency determines to review.

“Realized Losses” means the excess of the aggregate principal balance of any Liquidated Student Loan plus accrued but unpaid interest thereon over the related Liquidation Proceeds to the extent allocable to principal.

“Record Date” means with respect to a Class of the Notes, the close of business on the Business Day immediately preceding a Distribution Date for such Class of Notes.

“Recoveries” means, with respect to any Liquidated Student Loan, moneys collected in respect thereof, from whatever source, during any Collection Period following the Collection Period in which such Financed Student Loan became a Liquidated Student Loan, net of the sum of any amounts expended by a Servicer for the account of any Obligor and any amounts required by law to be remitted to the Obligor.

“Reference Bank” means a leading bank (i) engaged in transactions in Eurodollar deposits in the international Eurocurrency market, (ii) not controlling, controlled by or under common control with the Administrator and (iii) having an established place of business in London.

“Regulation AB” means Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

“Rehabilitated Student Loans” means any Financed Student Loan purchased by TERI due to a TERI Guaranty Event that the Trust will repurchase (to the extent there are Available Funds), if TERI succeeds, after purchase, in obtaining from the borrower three or more consecutive on-time monthly payments pursuant to the TERI Guarantee Agreements, and the borrower is within thirty days of being current on the Financed Student Loan.

“Reimbursement Agreement” means the Insurance Agreement or any obligation of the Issuer to Ambac hereunder, the Financial Guaranty Insurance Policy or under any agreement related to the issuance of Notes hereunder.

“Relevant Servicing Criteria” means the Servicing Criteria applicable to the Indenture Trustee, as set forth on Exhibit B attached hereto.  With respect to a Servicing Function Participant engaged by the Indenture Trustee, the term “Relevant Servicing Criteria” may refer to a portion of the Relevant Servicing Criteria applicable to such parties.

“Replacement GIC Provider” means an Ambac-approved provider of guaranteed investment contracts.

“Required Reserve Amount” means, on any Distribution Date beginning with the Distribution Date in November 2007 (after giving effect to all deposits or withdrawals from the Reserve Account on that Distribution Date), the respective amount listed below for that Distribution Date:

Distribution Date	Amount	Distribution Date	Amount
November 2007	$335,000,000	December 2009	$96,000,000
December 2007	$327,000,000	January 2010	$89,900,000
January 2008	$318,200,000	February 2010	$84,300,000
February 2008	$308,800,000	March 2010	$80,800,000
March 2008	$299,400,000	April 2010	$75,800,000
April 2008	$288,800,000	May 2010	$71,400,000
May 2008	$278,100,000	June 2010	$67,300,000
June 2008	$267,300,000	July 2010	$63,700,000
July 2008	$257,000,000	August 2010	$59,600,000
August 2008	$246,500,000	September 2010	$55,600,000
September 2008	$236,500,000	October 2010	$52,000,000
October 2008	$226,700,000	November 2010	$46,400,000
November 2008	$216,000,000	December 2010	$40,700,000
December 2008	$207,400,000	January 2011	$36,800,000
January 2009	$198,300,000	February 2011	$34,600,000
February 2009	$189,100,000	March 2011	$33,300,000
March-09	$180,900,000	April 2011	$30,500,000
April 2009	$171,700,000	May 2011	$26,700,000
May 2009	$163,000,000	June 2011	$22,500,000
June 2009	$153,900,000	July 2011	$18,600,000
July 2009	$144,600,000	August 2011	$14,600,000
August 2009	$134,700,000	September 2011	$10,700,000
September 2009	$123,900,000	October 2011	$7,600,000
October 2009	$113,000,000	November 2011 and thereafter	$7,320,000
November 2009	$103,900,000

“Reserve Account” means the account designated as such, established and maintained pursuant to Section 8.02(a)(ii) of the Indenture.

“Reserve Account Initial Deposit” means $351,000,000.

“Reserve Account Minimum Balance” means $7,320,000.

“Responsible Officer” means, with respect to the Indenture Trustee or the Owner Trustee, any officer within the Corporate Trust Office of the Indenture Trustee or the Owner Trustee, including any Vice President, Assistant Vice President, Secretary, Assistant Secretary, or any other officer of the Indenture Trustee or the Owner Trustee customarily performing functions similar to those performed by any of the above designated officers, with direct responsibility for the administration of the Indenture (or the Trust Agreement, as amended from time to time, as applicable to the Owner Trustee) and the other Basic Documents on behalf of the Indenture Trustee or the Owner Trustee and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Reuters LIBOR01 Page” means the display page so designated on the Reuters Monitor Money Rates Service or any other page that may replace that page on that service for the purpose of displaying comparable rates or prices.

“S&P” means Standard and Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors and assigns.

“Schedule of Financed Student Loans” means the listing of the Financed Student Loans set forth in Schedule A to the Indenture (which Schedule may be in the form of microfiche or file or computer disk tape).

“SEC” means the United States Securities and Exchange Commission.

“Securities” means the Notes.

“Securities Act” means the Securities Act of 1933, as amended.

“Seller” means any person authorized to sell Student Loans to the Depositor pursuant to a Student Loan Purchase Agreement.

“Servicer” means the Pennsylvania Higher Education Assistance Agency, Great Lakes Educational Loan Services, Inc., EdFinancial Services, LLC, Nelnet, Inc., ACS Education Services, Inc. and any other loan servicer satisfying the Rating Agency Condition.

“Servicer Default” means any default event specified in any Servicing Agreement.

“Servicer’s Report” means any report of a Servicer delivered pursuant to such Servicer’s Servicing Agreement, substantially in the form acceptable to the Administrator.

“Servicing Agreement” means (a) the Amended and Restated Private Student Loan Servicing Agreement, dated as of September 28, 2006, between the Pennsylvania Higher Education Assistance Agency and The First Marblehead Corporation and (b) the Non-FFELP Loan Servicing Agreement, dated as of May 1, 2003, as amended, by and between Great Lakes Educational Loan Services, Inc. and The First Marblehead Corporation, both of which agreements will be assigned to the Trust concurrent with the initial purchase of Financed Student Loans, or any other servicing agreement between the Issuer and a servicer under which such servicer agrees to service Financed Student Loans included in the Indenture Trust Estate, which servicing agreement shall satisfy the Rating Agency Condition.

“Servicing Criteria” means the “servicing criteria” set forth in Item 1122(d) of Regulation AB, as such may be amended from time to time, and as described on Exhibit B attached hereto.

“Servicing Fee” means the fee payable to a Servicer (including services rendered but not yet invoiced) pursuant to such Servicer’s Servicing Agreement as in effect on the Closing Date; such fee may be increased upon satisfying the Rating Agency Condition.  The Servicing Fee shall include expenses of the applicable Servicer related to sending privacy policy notices as required by the Gramm-Leach-Bliley Act of 1999, as amended, or any successor thereto.  As of each Distribution Date, the Servicing Fee shall include services rendered but not yet invoiced.

“Servicing Function Participant” means any Subservicer, Subcontractor or any other Person, other than each Servicer and the Indenture Trustee, that is participating in the servicing function within the meaning of Regulation AB, unless such Person’s activities relate only to 5% or less of the Financed Student Loans.

“State” means any one of the 50 States of the United States of America or the District of Columbia.

“Stepdown Date” means the November 2011 Distribution Date.

 “Student Loan” means (a) a Credit-Worthy Cosigned Loan, (b) a Credit-Worthy Non-Cosigned Loan, or (c) a Credit-Ready Loan.

“Student Loan Files” means

(a)  the original fully executed copy of the note evidencing the Financed Student Loan (including the original loan application fully executed by the Obligor); and

(b)  any and all other documents and computerized records that a Servicer shall keep on file, in accordance with its customary procedures, relating to such Financed Student Loan or any Obligor with respect thereto.

“Student Loan Programs” means the student loan programs sponsored by the Depositor and its Affiliates for the origination, acquisition, holding, servicing and financing of Student Loans, which programs are governed by the Program Manuals.

“Student Loan Purchase Agreements” means, collectively, the student loan purchase agreements and any other similar agreement providing for the sale of Student Loans from the Sellers to the Depositor for deposit into the Indenture Trust Estate, including the pool supplement relating thereto by and among the applicable Seller, the Depositor and FMC.  On the Closing Date, the Student Loan Purchase Agreements shall be as listed in Schedule C to the Indenture.

“Subcontractor” means any third-party or Affiliate vendor, subcontractor or other Person utilized by a Servicer, a Subservicer or the Indenture Trustee that is not responsible for the overall servicing (as “servicing” is commonly understood by participants in the student loan backed securities market) of the Financed Student Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to the Financed Student Loans under direction and authority of such Servicer, Subservicer or Indenture Trustee.

“Subservicer” means any Person that (i) is considered to be a Servicing Function Participant, (ii) services Financed Student Loans on behalf of any Servicer and (iii) is responsible for the performance (whether directly or through Subservicers or Subcontractors) of material servicing functions required to be performed by the Servicer or the Indenture Trustee under the Basic Documents with respect to some or all of the Financed Student Loans, that are identified in Item 1122(d) of Regulation AB.

“Supplemental Indenture” means any amendment of or supplement to the Indenture made in accordance with Article IX thereof.

“TERI” means The Education Resources Institute, Inc., a Massachusetts non-profit corporation, or its successors and assigns.

“TERI Deposit and Security Agreement” means the Deposit and Security Agreement dated as of September 20, 2007, by and among the Issuer, TERI and the Administrator with respect to the issuance of the Notes hereunder.

“TERI Guaranty Agreement” means, with a respect to a Student Loan Program, a guaranty agreement between a Seller and TERI, together with the acknowledgment by TERI relating thereto.  On the Closing Date, the TERI Guarantee Agreements shall be as listed on Schedule B to the Indenture.

“TERI Guaranty Amount” means, pursuant to the TERI Guaranty Agreements, Financed Student Loans are guaranteed 100% as to payment of principal and interest.

“TERI Guaranty Event” means a claim for payment on a Financed Student Loan made under any of the TERI Guaranty Agreements if: (i)(a) the Obligor has failed to make monthly principal and/or interest payments on such loan when due, provided such failure continues for a period of 150 consecutive days, (b) the Obligor has filed a Chapter 13 petition in a bankruptcy or, in a Chapter 7 proceeding has filed an adversary proceeding pursuant to 11 U.S.C. § 523(a)(8), or (c) the Obligor has died and (ii) the conditions set forth in such TERI Guaranty Agreement giving rise to an obligation on the part of TERI to make payment on such claim have otherwise been satisfied.

“TERI Pledge Fund” means the fund by the name created in the TERI Deposit and Security Agreement whereby TERI will pledge a portion of its guaranty fees to the Trust, by deposit into a special trust account with the Indenture Trustee.

“Three-Month LIBOR” see “One-Month LIBOR” herein.

“Treasury Regulations” means regulations, including proposed or temporary regulations, promulgated under the Code.  References in any document or instrument to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

“Trust” means the Issuer, established pursuant to the Trust Agreement.

“Trust Account Property” means the Trust Accounts, all amounts and investments held from time to time in any Trust Account (whether in the form of deposit accounts, Physical Property, book-entry securities, uncertificated securities or otherwise), including the Reserve Account Initial Deposit  and all proceeds of the foregoing.

“Trust Accounts” has the meaning specified in Section 8.02(b) of the Indenture.

“Trust Agreement” means the Trust Agreement, dated as of September 20, 2007, among the Depositor, TERI and the Owner Trustee.

“Trust Certificates” means the Certificates.

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939, as amended from time to time.

“Turbo Trigger” means any Distribution Date on which (a) the outstanding aggregate Pool Balance is equal to or less than 10% of the aggregate Pool Balance as of the Cutoff Date; or (b) the Cumulative Default Rate exceeds 10%; provided, however, that with respect to clause (b), a Turbo Trigger will not have occurred if TERI is solvent and is continuing to purchase Defaulted Student Loans with respect to which TERI has become obligated to purchase under the terms of the relevant Guaranty Agreement.

“Two-Month LIBOR” see “One-Month LIBOR” herein.

“UCC” means, unless the context otherwise requires, the Uniform Commercial Code, as in effect in the relevant jurisdiction, as amended from time to time.

“Underwriters” means Goldman, Sachs & Co., Deutsche Bank Securities, UBS Securities LLC, Citigroup Global Markets Inc. and Banc of America Securities LLC.

APPENDIX B

PROVISIONS RELATING TO NOTES
BEARING INTEREST AS AN AUCTION RATE

Unless otherwise provided herein, the provisions of this Appendix B shall apply separately to the Class A-2-AR Notes and the Class A-3-AR Notes, each constituting Auction Rate Notes (“Auction Rate Notes”).

ARTICLE I	Definitions
ARTICLE II	Auction Procedures
Section 2.01.	Orders by Existing Owners and Potential Owners
Section 2.02.	Submission of Orders by Broker-Dealers to Auction Agent
Section 2.03.	Treatment of Orders by the Auction Agent
Section 2.04.	Determination of Auction Period Rate
Section 2.05.	Allocation of Notes
Section 2.06.	Notice of Auction Period Rate
Section 2.07.	Index
Section 2.08.	Miscellaneous Provisions Regarding Auctions
Section 2.09.	Changes in Auction Period or Auction Date

Both the Definitions in Article I and the Auction Procedures in Article II are subject to modification or amendment pursuant to Schedule I.  In the event of any conflict between Article I or Article II and Schedule I, Schedule I shall prevail.  Any reference herein to “Series” such as “a Series of Notes” or “Notes of a Series” shall not apply if there is only one Series of Notes.

ARTICLE I

Definitions

In addition to the words and terms otherwise defined in the Authorizing Document, the following words and terms as used in this Appendix B  (hereinafter “this Exhibit”) and elsewhere in the Authorizing Document have the following meanings with respect to Notes in an ARS Rate Period unless the context or use indicates another or different meaning or intent or the definition has been changed, modified or expanded in Schedule I:

“Agent Member” means a member of, or participant in, the Securities Depository who shall act on behalf of a Bidder.

“All Hold Rate” has the meaning set forth in Schedule I.

 “ARS Conversion Date” means with respect to Notes, the date on which the Notes of such Series convert from an interest rate period other than an ARS Rate Period and begin to bear interest at the Auction Period Rate.

“ARS Rate Period” means, for each Series of Notes, any period of time commencing on the day following the Initial Period and ending on the earlier of the Conversion Date or the day preceding the final maturity date of such Notes.

 “Auction” means each periodic implementation of the Auction Procedures.

“Auction Agent” means the Person appointed as Auction Agent in accordance with the Auction Agreement.  The Auction Agent shall initially be the party named in Schedule I.

“Auction Agreement” means an agreement between the Auction Agent and the Indenture Trustee pursuant to which the Auction Agent agrees to follow the procedures specified in this Exhibit with respect to the Notes while such Notes bear interest at the Auction Period Rate, as such agreement may from time to time be amended or supplemented.

“Auction Date” means with respect to any Series of Notes:

(a)  Daily Auction Period.  If the Notes are in a daily Auction Period, each Business Day unless such day is the Business Day prior to the conversion from a daily Auction Period to another Auction Period,

(b)  Flexible Auction Period.  If the Notes are in a Flexible Auction Period, the last Business Day of the Flexible Auction Period, and

(c)  Other Auction Periods.  If the Notes are in any other Auction Period, the Business Day next preceding each Interest Payment Date for such Notes (whether or not an Auction shall be conducted on such date);

provided, however, that the last Auction Date with respect to the Notes in an Auction Period other than a daily Auction Period or Flexible Auction Period shall be the earlier of (i) the Business Day next preceding the Interest Payment Date next preceding the Conversion Date for the Notes and (ii) the Business Day next preceding the Interest Payment Date next preceding the final maturity date for the Notes; and

provided, further, that if the Notes are in a daily Auction Period, the last Auction Date shall be the earlier of (x) the second Business Day next preceding the Conversion Date for the Notes and (y) the Business Day next preceding the final maturity date for the Notes.  The last Business Day of a Flexible Auction Period shall be the Auction Date for the Auction Period which begins on the next succeeding Business Day, if any.  On the second Business Day preceding the conversion from a daily Auction Period to another Auction Period, there shall be an Auction for the last daily Auction Period.  On the Business Day preceding the conversion from a daily Auction Period to another Auction Period, there shall be one Auction for the first Auction Period following the conversion.

The first Auction Date for each Series of Notes is set forth in Schedule I.

“Auction Desk” means the business unit of a Broker-Dealer that fulfills the responsibilities of the Broker-Dealer under a Broker-Dealer Agreement, including soliciting Bids for the Notes, and units of the Broker-Dealer which are not separated from such business unit by information controls appropriate to control, limit and monitor the inappropriate dissemination and use of information about Bids.

“Auction Period” means with respect to each Series of Notes:

(a)           Flexible Auction Period.  A Flexible Auction Period;

(b)           Daily Auction Period.  With respect to a Series of Notes in a daily Auction Period, a period beginning on each Business Day and extending to but not including the next succeeding Business Day unless such Business Day is the second Business Day preceding the conversion from a daily Auction Period to another Auction Period, in which case the daily Auction Period shall extend to, but not include, the next Interest Payment Date;

(c)           Seven day Auction Period.  With respect to a Series of  Notes in a seven-day Auction Period, if Auctions generally are conducted on the day of the week specified in column A of the table below, a period of generally seven days beginning on the day of the week specified in column B of the table below (or the day following the last day of the prior Auction Period if the prior Auction Period does not end on the day of the week specified in column C of the table below) and ending on the day of the week specified in column C of the table below in the next succeeding week (unless such day is not followed by a Business Day, in which case on the next succeeding day which is followed by a Business Day):

(A)	(B)	(C)
When Auctions Occur on this day	Auction Period Generally Begins this day	Auction Periods Generally End this day
Friday	Monday	Sunday
Monday	Tuesday	Monday
Tuesday	Wednesday	Tuesday
Wednesday	Thursday	Wednesday
Thursday	Friday	Thursday

(d)    28-day Auction Period.  With respect to a Series of Notes in a 28-day Auction Period, if Auctions generally are conducted on the day of the week specified in column A of the table above, a period of generally 28 days beginning on the day of the week specified in column B of the table above (or the day following the last day of the prior Auction Period if the prior Auction Period does not end on the day of the week specified in column C of the table above) and ending on the same day of the week specified in column C of the table above four weeks later (unless such day is not followed by a Business Day, in which case on the next succeeding day which is followed by a Business Day).

(e)    35-day Auction Period.  With respect to a Series of Notes in a 35-day Auction Period, if Auctions generally are conducted on the day of the week specified in column A of the table above, a period of generally 35 days beginning on the day of the week specified in column B of the table above (or the day following the last day of the prior Auction Period if the prior Auction Period does not end on the day of the week specified in column C of the table above) and ending on the day of the week specified in column C of the table above five weeks later (unless such day is not followed by a Business Day, in which case on the next succeeding day which is followed by a Business Day).

(f)           Three-month Auction Period.  With respect to a Series of Notes in a three-month Auction Period, a period of generally three months (or shorter period upon a conversion from another Auction Period) beginning on the day following the last day of the prior Auction Period and ending on the calendar day immediately preceding the first Business Day of the month that is the third calendar month following the beginning date of such Auction Period; and

(g)           Six-month Auction Period.  With respect to a Series of Notes in a six-month Auction Period, a period of generally six months (or shorter period upon a conversion from another Auction Period) beginning on the day following the last day of the prior Auction Period and ending on the next succeeding date set forth in Schedule I;

Provided, however, that if there is a conversion of a Series of Notes with Auctions generally conducted on the day of the week specified in column A of the table above, (i) from a daily Auction Period to a seven-day Auction Period, the next Auction Period shall begin on the date of the conversion (i.e. the Interest Payment Date for the prior Auction Period) and shall end on the next succeeding day of the week specified in column C of the table above (unless such day is not followed by a Business Day, in which case on the next succeeding day which is followed by a Business Day), (ii) from a daily Auction Period to a 28-day Auction Period, the next Auction Period shall begin on the date of the conversion (i.e., the Interest Payment Date for the prior Auction Period) and shall end of the day of the week specified in column C of the table above (unless such day is not followed by a Business Day, in which case on the next succeeding day which is followed by a Business Day) which is more than 21 days but not more than 28 days from such date of conversion, and (iii) from a daily Auction Period to a 35-day Auction Period, the next Auction Period shall begin on the date of the conversion (i.e. the Interest Payment Date for the prior Auction Period) and shall end on the day of the week specified in column C of the table above (unless such day is not followed by a Business Day, in which case on the next succeeding day which is followed by a Business Day) which is more than 28 days but no more than 35 days from such date of conversion.

Notwithstanding the foregoing, if an Auction is for an Auction Period of more than seven days and the Auction Rate on such Auction Date is the Maximum Rate as the result of a lack of Sufficient Clearing Bids, the Auction Period shall automatically convert to a seven-day Auction Period.  On the following Auction Date, the Auction shall be conducted for an Auction Period of the same length as the Auction Period prior to such automatic conversion.  If such Auction is successful, the Auction Period shall revert to the length prior to the automatic conversion, and, if such Auction is not successful, the Auction Period shall be another seven-day period.

 “Auction Period Rate” means the Auction Rate or any other rate of interest to be borne by the Notes during each Auction Period determined in accordance with Section 2.04 of this Exhibit; provided, however, in no event may the Auction Period Rate exceed the Maximum Rate.

 “Auction Procedures” means the procedures for conducting Auctions for Notes during an ARS Rate Period set forth in this Exhibit.

“Auction Rate” means for each Series of Notes for each Auction Period, (i) if Sufficient Clearing Bids exist, the Winning Bid Rate, provided, however, if all of the Notes are the subject of Submitted Hold Orders, the All Hold Rate for such Series of Notes and (ii) if Sufficient Clearing Bids do not exist, the Maximum Rate for such Series of Notes.

“Authorized Denominations” means $25,000, or such other amount specified in Schedule I, and integral multiples thereof so long as the Notes bear interest at the Auction Period Rate, notwithstanding anything else in the Authorizing Document to the contrary.

“Authorizing Document” has the meaning set forth in Schedule I.

“Available Notes” means, for each Series of Notes on each Auction Date, the number of Units of Notes that are not the subject of Submitted Hold Orders.

“Bid” has the meaning specified in subsection (a) of Section 2.01 of this Exhibit.

“Bidder” means each Existing Owner and Potential Owner who places an Order.

“Notes” has the meaning set forth in Schedule I.

“Broker-Dealer” means any entity that is permitted by law to perform the function required of a Broker-Dealer described in this Exhibit, that is a member of, or a direct participant in, the Securities Depository, that has been selected by the Corporation and that is a party to a Broker-Dealer Agreement with the Auction Agent and the Corporation.  The “Broker-Dealer of record” with respect to any Note is the Broker-Dealer which placed the Order for such Note or whom the Existing Owner of such Note has designated as its Broker-Dealer with respect to such Note, in each case as reflected in the records of the Auction Agent.

“Broker-Dealer Agreement” means an agreement among the Auction Agent, the Corporation and a Broker-Dealer pursuant to which such Broker-Dealer agrees to follow the procedures described in this Exhibit, as such agreement may from to time be amended or supplemented.

“Broker-Dealer Deadline” means, with respect to an Order, the internal deadline established by the Broker-Dealer through which the Order was placed after which it will not accept Orders or any change in any Order previously placed with such Broker-Dealer; provided, however, that nothing shall prevent the Broker-Dealer from correcting Clerical Errors by the Broker-Dealer with respect to Orders from Bidders after the Broker-Dealer Deadline pursuant to the provisions herein.   Any Broker-Dealer may change the time or times of its Broker-Dealer Deadline as it relates to such Broker-Dealer by giving notice not less than two Business Days prior to the date such change is to take effect to Bidders who place Orders through such Broker-Dealer.

“Business Day” in addition to any other definition of “Business Day” included in the Authorizing Document, while Notes bear interest at the Auction Period Rate, the term Business Day shall not include Saturdays, Sundays, days on which the New York Stock Exchange or its successor is not open for business, days on which the Federal Reserve Bank of New York  is not open for business, days on which banking institutions or trust companies located in the state in which the operations of the Auction Agent are conducted are authorized or required to be closed by law, regulation or executive order of the state in which the Auction Agent conducts operations with respect to the Notes.

“Clerical Error” means a clerical error in the processing of an Order, and includes, but is not limited to, the following: (i) a transmission error, including but not limited to, an Order sent to the wrong address or number, failure to transmit certain pages or illegible transmission, (ii) failure to transmit an Order received from one or more Existing Owners or Potential Owners (including Orders from the Broker-Dealer which were not originated by the Auction Desk) prior to the Broker-Dealer Deadline or generated by the Broker-Dealer’s Auction Desk for its own account prior to the Submission Deadline or (iii) a typographical error.  Determining whether an error is a “Clerical Error” is within the reasonable judgment of the Broker-Dealer, provided that the Broker-Dealer has a record of the correct Order that shows it was so received or so generated prior to the Broker-Dealer Deadline or the  Submission Deadline, as applicable.

 “Conversion Date” means the date on which any Series of the Notes begin to bear interest at a rate which is determined other than by means of the Auction Procedures.

“Corporation” has the meaning set forth in Schedule I.

“Electronic Means” means, facsimile transmission, email transmission or other similar electronic means of communication providing evidence of transmission, including a telephone communication confirmed by any other method set forth in this definition.

“Error Correction Deadline” means one hour after the Auction Agent completes the dissemination of the results of the Auction to Broker-Dealers without regard to the time of receipt of such results by any Broker-Dealer; provided, however, in no event shall the Error Correction Deadline extend past 4:00 p.m., New York City time, unless the Auction Agent experiences technological failure or force majeure in disseminating the Auction results which causes a delay in dissemination past 3:00 p.m., New York City time.

“Existing Owner” means a Person who is the beneficial owner of Notes; provided, however, that for purposes of conducting an Auction, the Auction Agent may consider a Broker-Dealer acting on behalf of its customer as an Existing Owner.

“Flexible Auction Period” means with respect to a Series of Notes,

(a)    any period of 182 days or less which is divisible by seven and which begins on an Interest Payment Date and ends (i) in the case of a Series of Notes with Auctions generally conducted on Fridays, on a Sunday unless such Sunday is not followed by a Business Day, in which case on the next succeeding day which is followed by a Business Day, (ii) in the case of a Series of Notes with Auctions generally conducted on Mondays, on a Monday unless such Monday is not followed by a Business Day, in which case on the next succeeding day which is followed by a Business Day, (iii) in the case of a Series of Notes with Auctions generally conducted on Tuesdays, on a Tuesday unless such Tuesday is not followed by a Business Day, in which case on the next succeeding day which is followed by a Business Day, (iv) in the case of a Series of Notes with Auctions generally conducted on Wednesdays, on a Wednesday unless such Wednesday is not followed by a Business Day, in which case on the next succeeding day which is followed by a Business Day, and (v) in the case of a Series of Notes with Auctions generally conducted on Thursdays, on a Thursday unless such Thursday is not followed by a Business Day, in which case on the next succeeding day which is followed by a Business Day or

(b)    any period which is longer than 182 days which begins on an Interest Payment Date and ends not later than the final scheduled maturity date of such Series of Notes.

“Hold Order” means an Order to hold the Notes as provided in Section 2.01(a) of this Exhibit or such an Order deemed to have been submitted as provided in Section 2.01(c) of this Exhibit.

“Index” has the meaning set forth in Schedule I.

“Initial Period” has the meaning set forth in Schedule I.

“Initial Period Rate” has the meaning set forth in Schedule I.

 “Interest Payment Date” with respect to Notes of a Series bearing interest at Auction Period Rates, means, notwithstanding anything else in the Authorizing Document to the contrary, the first Interest Payment Date for such Series of Notes as set forth in Schedule I and thereafter (unless changed by Schedule I)  (a) when used with respect to any Auction Period other than a daily Auction Period or a Flexible Auction Period, the Business Day immediately following such Auction Period, (b) when used with respect to a daily Auction Period, the first Business Day of the month immediately succeeding such Auction Period, (c) when used with respect to a Flexible Auction Period of (i) seven or more but fewer than 183 days, the Business Day immediately following such Flexible Auction Period, or (ii) 183 or more days, each semiannual date on which interest on the Notes would be payable if such Notes bore interest at a fixed rate of interest and on the Business Day immediately following such Flexible Auction Period, and (d) the date when the final payment of principal of the Notes of such Series becomes due and payable (whether at stated maturity, upon redemption or acceleration, or otherwise).

 “Order” means a Hold Order, Bid or Sell Order.

 “Potential Owner” means any Person, including any Existing Owner, who may be interested in acquiring a beneficial interest in the Notes in addition to the Notes currently owned by such Person, if any; provided, however, that for purposes of conducting an Auction, the Auction Agent may consider a Broker-Dealer acting on behalf of its customer as a Potential Owner.

“Record Date” means, notwithstanding anything else in the Authorizing Document, while the Notes bear interest at the Auction Period Rate, the Business Day immediately preceding an Interest Payment Date.

“Schedule I” means Schedule I to this Exhibit.

“Securities Depository” means, notwithstanding anything else in the Authorizing Document to the contrary, The Depository Trust Company and its successors and assigns or any other securities depository selected by the Corporation.

“Sell Order” has the meaning specified in subsection (a) of Section 2.01 of this Exhibit.

“Submission Deadline” means, unless changed by Schedule I, 1:00 p.m., New York City time, on each Auction Date not in a daily Auction Period and 11:00 a.m., New York City time, on each Auction Date in a daily Auction Period, or such other time on such date as shall be specified from time to time by the Auction Agent if directed in writing by the Indenture Trustee or the Corporation pursuant to the Auction Agreement as the time by which Broker-Dealers are required to submit Orders to the Auction Agent.  Notwithstanding the foregoing, the Auction Agent will follow the Securities Industry and Financial Markets Association’s Early Market Close Recommendations for shortened trading days for the bond markets (the “SIFMA Recommendation”) unless the Auction Agent is instructed otherwise in writing by the Indenture Trustee or the Corporation.  In the event of a SIFMA Recommendation with respect to an Auction Date, the Submission Deadline will be 11:30 a.m., instead of 1:00 p.m., New York City time.

“Submitted Bid” has the meaning specified in subsection (b) of Section 2.04 of this Exhibit.

“Submitted Hold Order” has the meaning specified in subsection (b) of Section 2.04 of this Exhibit.

“Submitted Order” has the meaning specified in subsection (b) of Section 2.04 of this Exhibit.

“Submitted Sell Order” has the meaning specified in subsection (b) of Section 2.04 of this Exhibit.

“Sufficient Clearing Bids” means for each Series of Notes, an Auction for which the number of Units of such Notes that are the subject of Submitted Bids by Potential Owners specifying one or more rates not higher than the Maximum Rate is not less than the number of Units of such Notes that are the subject of Submitted Sell Orders and of Submitted Bids by Existing Owners specifying rates higher than the Maximum Rate.

“Units” has the meaning set forth in Section 2.02(a)(iii) of this Exhibit.

“Winning Bid Rate” means for each Series of Notes, the lowest rate specified in any Submitted Bid of such Series which if calculated by the Auction Agent as the Auction Rate would cause the number of Units of such Notes that are the subject of Submitted Bids specifying a rate not greater than such rate to be not less than the number of Units of Available Notes of such Series.

ARTICLE II

Auction Procedures

Section 2.01.  Orders by Existing Owners and Potential Owners.  (a)  Prior to the Broker-Dealer Deadline for each Series of Notes on each Auction Date:

(i)  each Existing Owner may submit to a Broker-Dealer, in writing or by such other method as shall be reasonably acceptable to such Broker-Dealer, one or more Orders as to:

(A)  the principal amount of Notes, if any, held by such Existing Owner which such Existing Owner commits to continue to hold for the next succeeding Auction Period without regard to the Auction Rate for such Auction Period,

(B)  the principal amount of Notes, if any, held by such Existing Owner which such Existing Owner commits to continue to hold for the next succeeding Auction Period if the Auction Rate for the next succeeding Auction Period is not less than the rate per annum specified in such Order (and if the Auction Rate is less than such specified rate, the effect of the Order shall be as set forth in paragraph (b)(i)(A) of this Section), and/or

(C)  the principal amount of Notes, if any, held by such Existing Owner which such Existing Owner offers to sell on the first Business Day of the next succeeding Auction Period (or on the same day in the case of a daily Auction Period) without regard to the Auction Rate for the next succeeding Auction Period; and

(ii)  each Potential Owner may submit to a Broker-Dealer, in writing or by such other method as shall be reasonably acceptable to such Broker-Dealer, an Order as to the principal amount of Notes, which each such Potential Owner offers to purchase if the Auction Rate for the next succeeding Auction Period is not less than the rate per annum then specified by such Potential Owner.

For the purposes of the Auction Procedures an Order containing the information referred to in clause (i)(A) above is referred to as a “Hold Order,” an Order containing the information referred to in clause (i)(B) or (ii) above is referred to as a “Bid,” and an Order containing the information referred to in clause (i)(C) above is referred to as a “Sell Order.”

No Auction Desk of a Broker-Dealer shall accept as an Order a submission (whether received from an Existing Owner or a Potential Owner or generated by the Broker-Dealer for  its own account) which does not conform to the requirements of the Auction Procedures, including, but not limited to, submissions which are not in Authorized Denominations, specify a rate which contains more than three figures to the right of the decimal point or specify an amount greater than the amount of Outstanding Notes.  No Auction Desk of a Broker-Dealer shall accept a Bid or Sell Order which is conditioned on being filled in whole or a Bid which does not specify a specific interest rate.

(b)  (i)           A Bid by an Existing Owner shall constitute an offer to sell on the first Business Day of the next succeeding Auction Period  (or the same day in the case of a daily Auction Period):

(A)  the principal amount of Notes specified in such Bid if the Auction Rate for the next succeeding Auction Period shall be less than the rate specified in such Bid; or

(B)  such principal amount or a lesser principal amount of Notes to be determined as described in subsection (a)(v) of Section 2.05 hereof if the Auction Rate for the next succeeding Auction Period shall be equal to such specified rate; or

(C)  a lesser principal amount of Notes to be determined as described in subsection (b)(iv) of Section 2.05 hereof if such specified rate shall be higher than the Maximum Rate and Sufficient Clearing Bids do not exist.

(ii)       A Sell Order by an Existing Owner shall constitute an offer to sell:

(A)  the principal amount of Notes specified in such Sell Order; or

(B)  such principal amount or a lesser principal amount of Notes as described in subsection (b)(iv) of Section 2.05 hereof if Sufficient Clearing Bids do not exist.

(iii)      A Bid by a Potential Owner shall constitute an offer to purchase:

(A)  the principal amount of Notes specified in such Bid if the Auction Rate for the next succeeding Auction Period shall be higher than the rate specified therein; or

(B)  such principal amount or a lesser principal amount of Notes as described in subsection (a)(vi) of Section 2.05 hereof if the Auction Rate for the next succeeding Auction Period shall be equal to such specified rate.

(c)      Anything herein to the contrary notwithstanding:

(i)  If an Order  or Orders covering all of the Notes of a particular Series held by an Existing Owner is not submitted to the Broker-Dealer of record for such Existing Owner prior to the Broker-Dealer Deadline, such Broker-Dealer shall deem a Hold Order to have been submitted on behalf of such Existing Owner covering the principal amount of Notes held by such Existing Owner and not subject to Orders submitted to such Broker-Dealer; provided, however, that if there is a conversion from one Auction Period to a longer Auction Period and Orders have not been submitted to such Broker-Dealer prior to the Broker-Dealer Deadline covering the aggregate principal amount of Notes of a particular Series to be converted held by such Existing Owner, such Broker-Dealer shall deem a Sell Order to have been submitted on behalf of such Existing Owner covering the principal amount of Notes to be converted held by such Existing Owner not subject to Orders submitted to such Broker-Dealer.

(ii)  for purposes of any Auction, any Order by any Existing Owner or Potential Owner shall be revocable until the Broker-Dealer Deadline, and after the Broker-Dealer Deadline, all such Orders shall be irrevocable, except as provided in Sections 2.02(e)(ii) and 2.02(f); and

(iii)  for purposes of any Auction other than during a daily Auction Period, any Notes sold or purchased pursuant to subsection (b)(i), (ii) or (iii) above shall be sold or purchased at a price equal to 100% of the principal amount thereof; provided that, for purposes of any Auction during a daily Auction Period, such sale or purchase price shall be 100% of the principal amount thereof plus accrued interest to the date of sale or purchase.

Section 2.02.  Submission of Orders by Broker-Dealers to Auction Agent.

(a)  Each Broker-Dealer shall submit to the Auction Agent in writing, or by such Electronic Means as shall be reasonably acceptable to the Auction Agent, prior to the Submission Deadline on each Auction Date for Notes of a Series, all Orders with respect to Notes of such Series accepted by such Broker-Dealer in accordance with Section 2.01 above and specifying with respect to each Order or aggregation of Orders pursuant to Section 2.02(b) below:

(i)  the name of the Broker-Dealer;

(ii)  the number of Bidders placing Orders, if requested by the Auction Agent;

(iii)  the aggregate number of Units of Notes of such Series, if any, that are the subject of such Order, where each Unit is equal to the principal amount of the minimum Authorized Denomination of the Notes;

(iv)  to the extent that such Bidder is an Existing Owner:

(A)  the number of Units of Notes of such Series, if any, subject to any Hold Order placed by such Existing Owner;

(B)  the number of Units of Notes of such Series, if any, subject to any Bid placed by such Existing Owner and the rate specified in such Bid; and

(C)  the number of Units of Notes of such Series, if any, subject to any Sell Order placed by such Existing Owner; and

(v)  to the extent such Bidder is a Potential Owner, the rate specified in such Bid.

(b)  If more than one Bid is submitted to a Broker-Dealer on behalf of any single Potential Owner, the Broker-Dealer shall aggregate each Bid on behalf of such Potential Owner submitted with the same rate and consider such Bids as a single Bid and shall consider each Bid submitted with a different rate a separate Bid with the rate and the number of Units of Notes specified therein.

A Broker-Dealer may aggregate the Orders of different Potential Owners with those of other Potential Owners on whose behalf the Broker-Dealer is submitting Orders and may aggregate the Orders of different Existing Owners with other Existing Owners on whose behalf the Broker-Dealer is submitting Orders; provided, however, Bids may only be aggregated if the interest rates on the Bids are the same.

(c)  None of the Issuer, the Corporation, the Indenture Trustee or the Auction Agent shall be responsible for the failure of any Broker-Dealer to submit an Order to the Auction Agent on behalf of any Existing Owner or Potential Owner.

(d)  Nothing contained herein shall preclude a Broker-Dealer from placing an Order for some or all of the Notes for its own account.

(e)  Until the Submission Deadline, a Broker-Dealer may withdraw or modify any Order previously submitted to the Auction Agent (i) for any reason if the Order was generated by the Auction Desk of the Broker-Dealer for the account of the Broker-Dealer or (ii) to correct a Clerical Error in the case of any other Order, including Orders from the Broker-Dealer which were not originated by the Auction Desk.

(f)  After the Submission Deadline and prior to the Error Correction Deadline, a Broker-Dealer may:

(i)  submit to the Auction Agent an Order received from an Existing Owner, Potential Owner or a Broker-Dealer which is not an Order originated by the Auction Desk, in each case prior to the Broker-Dealer Deadline, or an Order generated by the Broker-Dealer’s Auction Desk for its own account prior to the Submission Deadline (provided that in each case the Broker-Dealer has a record of such Order and the time when such Order was received or generated) and not submitted to the Auction Agent prior to the Submission Deadline as a result of (A) an event of force majeure or a technological failure which made delivery prior to the Submission Deadline impossible or, under the conditions then prevailing, impracticable or (B) a Clerical Error on the part of the Broker-Dealer; or

(ii)  modify or withdraw an Order received from an Existing Owner or Potential Owner or generated by the Broker-Dealer (whether generated by the Broker-Dealer’s Auction Desk or elsewhere within the Broker-Dealer) for its own account and submitted to the Auction Agent prior to the Submission Deadline or pursuant to clause (i) above, if the Broker-Dealer determines that such Order contained a Clerical Error on the part of the Broker-Dealer.

In the event a Broker-Dealer makes a submission, modification or withdrawal pursuant to this Section 2.02(f) and the Auction Agent has already run the Auction, the Auction Agent shall rerun the Auction, taking into account such submission, modification or withdrawal.  Each submission, modification or withdrawal of an Order submitted pursuant to this Section 2.02(f) by a Broker-Dealer after the Submission Deadline and prior to the Error Correction Deadline shall constitute a representation by the Broker-Dealer that (A) in the case of a newly submitted Order or portion thereof or revised Order, the failure to submit such Order prior to the Submission Deadline resulted from an event described in clause (i) above and such Order was received from an Existing Owner or Potential Owner or is an Order received from the Broker-Dealer that was not originated by the Auction Desk, in each case, prior to the Broker-Dealer Deadline, or generated internally by such Broker-Dealer’s Auction Desk for its own account prior to the Submission Deadline or (B) in the case of a modified or withdrawn Order, such Order was received from an Existing Owner, a Potential Owner or the Broker-Dealer which was not originated by the Auction Desk prior to the Broker-Dealer Deadline, or generated internally by such Broker-Dealer’s Auction Desk for its own account prior to the Submission Deadline and such Order as submitted to the Auction Agent contained a Clerical Error on the part of the Broker-Dealer and that such Order has been modified or withdrawn solely to effect a correction of such Clerical Error, and in the case of either (A) or (B), as applicable, the Broker-Dealer has a record of such Order and the time when such Order was received or generated.  The Auction Agent shall be entitled to rely conclusively (and shall have no liability for relying) on such representation for any and all purposes of the Auction Procedures.

(g)  If after the Auction Agent announces the results of an Auction, a Broker-Dealer becomes aware that an error was made by the Auction Agent, the Broker-Dealer shall communicate such awareness to the Auction Agent prior to 5:00 p.m. New York City time on the Auction Date (or 2:00 pm. New York City time in the case of Notes in a daily Auction Period).  If the Auction Agent determines there has been  such an error (as a result of either a communication from a Broker-Dealer or its own discovery) prior to 3:00 p.m. New York City time on the first day of the Auction Period with respect to which such Auction was conducted, the Auction Agent shall correct the error and notify each Broker-Dealer that submitted Bids or held a position in Notes in such Auction of the corrected results.

(h)  Nothing contained herein shall preclude the Auction Agent from:

(i)  advising a Broker-Dealer prior to the Submission Deadline that it has not received Sufficient Clearing Bids for the Notes; provided, however, that if the Auction Agent so advises any Broker-Dealer, it shall so advise all Broker-Dealers; or

(ii)  verifying the Orders of a Broker-Dealer prior to or after the Submission Deadline; provided, however, that if the Auction Agent verifies the Orders of any Broker-Dealer, it shall verify the Orders of all Broker-Dealers requesting such verification.

Section 2.03.  Treatment of Orders by the Auction Agent.  Anything herein to the contrary notwithstanding:

(a)  If the Auction Agent receives an Order which does not conform to the requirements of the Auction Procedures, the Auction Agent may contact the Broker-Dealer submitting such Order until one hour after the Submission Deadline and inform such Broker-Dealer that it may resubmit such Order so that it conforms to the requirements of the Auction Procedures.  Upon being so informed, such Broker-Dealer may correct and resubmit to the Auction Agent any such Order that, solely as a result of a Clerical Error on the part of such Broker-Dealer, did not conform to the requirements of the Auction Procedures when previously submitted to the Auction Agent.   Any such resubmission by a Broker-Dealer shall constitute a representation by such Broker-Dealer that the failure of such Order to have so conformed was solely as a result of a Clerical Error on the part of such Broker-Dealer.  If the Auction Agent has not received a corrected conforming Order within one hour and fifteen minutes of the Submission Deadline, the Auction Agent shall, if and to the extent applicable, adjust or apply such Order, as the case may be,  in conformity with the provisions of subsections (b), (c) or (d) of this Section 2.03 and, if the Auction Agent is unable to so adjust or apply such Order, the Auction Agent shall reject such Order.

(b)  If any rate specified in any Bid contains more than three figures to the right of the decimal point, the Auction Agent shall round such rate up to the next highest one thousandth of one percent (0.001%).

(c)  If one or more Orders covering in the aggregate more than the number of Units of Outstanding Notes of a particular Series  are submitted by a Broker-Dealer to the Auction Agent, such Orders shall be considered valid in the following order of priority:

(i)  all Hold Orders shall be considered Hold Orders, but only up to and including in the aggregate the number of Units of Notes of such Series for which such Broker-Dealer is the Broker-Dealer of record;

(ii)       (A)           any Bid of a Broker-Dealer shall be considered valid as a Bid of an Existing Owner up to and including the excess of the number of Units of Notes of such Series for which such Broker-Dealer is the Broker-Dealer of record over the number of Units of the Notes of such Series subject to Hold Orders referred to in clause (i) above;

(B)  subject to clause (A) above, all Bids of a Broker-Dealer with the same rate shall be aggregated and considered a single Bid of an Existing Owner up to and including the excess of the number of Units of Notes of such Series for which such Broker-Dealer is the Broker-Dealer of record over the number of Units of Notes of such Series for which such Broker-Dealer is the Broker-Dealer of record subject to Hold Orders referred to in clause (i) above;

(C)  subject to clause (A) above, if more than one Bid with different rates is submitted by a Broker-Dealer, such Bids shall be considered Bids of an Existing Owner in the ascending order of their respective rates up to the amount of the excess of the number of Units of Notes of such Series for which such Broker-Dealer is the Broker-Dealer of record over the number of Units of Notes of such Series for which such Broker-Dealer is the Broker-Dealer of record subject to Hold Orders referred to in clause (i) above; and

(D)  the number of Units, if any, of such Notes of such Series subject to Bids not considered to be Bids for which such Broker-Dealer is the Broker-Dealer of record under this clause (ii) shall be treated as the subject of a Bid by a Potential Owner;

(iii)  all Sell Orders shall be considered Sell Orders, but only up to and including the number of Units of Notes of such Series equal to the excess of the number of Units of Notes of such Series for which such Broker-Dealer is the Broker-Dealer of record over the sum of the number of Units of the Notes of such Series considered to be subject to Hold Orders pursuant to clause (i) above and the number of Units of Notes of such Series considered to be subject to Bids for which such Broker-Dealer is the Broker-Dealer of record pursuant to clause (ii) above.

(d)    If any Order is for other than an integral number of Units, then the Auction Agent shall round the amount down to the nearest number of whole Units, and the Auction Agent shall conduct the Auction Procedures as if such Order had been submitted in such number of Units.

(e)   For purposes of any Auction other than during a daily Auction Period, if an Auction Agent has been notified by the Indenture Trustee, Issuer or Corporation that any portion of an Order by a Broker-Dealer relates to a Note which has been called for redemption on or prior to the Interest Payment Date next succeeding such Auction, the Order shall be invalid with respect to such portion and the Auction Agent shall conduct the Auction Procedures as if such portion of such Order had not been submitted.

(f)   For purposes of any Auction other than during a daily Auction Period, no portion of a Note which the Auction Agent has been notified by the Indenture Trustee, Issuer or Corporation has been called for redemption on or prior to the Interest Payment Date next succeeding such Auction shall be included in the calculation of Available Notes for such Auction.

(g)  If an Order  or Orders covering all of the Notes of a particular Series  is not submitted by a Broker-Dealer of record prior to the Submission Deadline, the Auction Agent shall deem a Hold Order to have been submitted on behalf of such Broker-Dealer covering the number of Units of Notes for which such Broker-Dealer is the Broker-Dealer of record and not subject to Orders submitted to the Auction Agent; provided, however, that if there is a conversion from one Auction Period to a longer Auction Period and Orders have not been submitted by such Broker-Dealer prior to the Submission Deadline covering the number of Units of Notes of a particular Series to be converted for which such Broker-Dealer is the Broker-Dealer of record, the Auction Agent shall deem a Sell Order to have been submitted on behalf of such Broker-Dealer covering the number of Units of Notes to be converted for which such Broker-Dealer is the Broker-Dealer of record not subject to Orders submitted by such Broker-Dealer.

Section 2.04.  Determination of Auction Period Rate.    (a)    If requested by the Indenture Trustee or a Broker-Dealer, not later than 10:30 a.m., New York City time (or such other time as may be agreed to by the Auction Agent and all Broker-Dealers), on each Auction Date for each Series of Notes, the Auction Agent shall advise such Broker-Dealer (and thereafter confirm to the Indenture Trustee, if requested) of  the All Hold Rate, the Index and, if the Maximum Rate is not a fixed interest rate, the Maximum Rate.  Such advice, and confirmation, shall be made by telephone or other Electronic Means acceptable to the Auction Agent.

(b)  Promptly after the Submission Deadline for each Series of Notes on each Auction Date, the Auction Agent shall assemble all Orders submitted or deemed submitted to it by the Broker-Dealers (each such Order as submitted or deemed submitted by a Broker-Dealer being hereinafter referred to as a “Submitted Hold Order,” a “Submitted Bid” or a “Submitted Sell Order,” as the case may be, and collectively as a “Submitted Order”) and shall determine (i) the Available Notes, (ii) whether there are Sufficient Clearing Bids, and (iii) the Auction Rate.

(c)  In the event the Auction Agent shall fail to calculate or, for any reason, fails to provide the Auction Rate on the Auction Date, for any Auction Period (i) if the preceding Auction Period was a period of 35 days or less, (A) a new Auction Period shall be established for the same length of time as the  preceding Auction Period, if the failure to make such calculation was because there was not at the time a duly appointed and acting Auction Agent or Broker-Dealer, and the Auction Period Rate for the new Auction Period shall be the percentage of the Index set forth in Schedule I under “Determination of Auction Period Rate” if the Index is ascertainable on such date (by the Auction Agent, if there is at the time an Auction Agent, or the Indenture Trustee, if at the time there is no Auction Agent) or, (B) if the failure to make such calculation was for any other reason or if the Index is not ascertainable on such date, the prior Auction Period shall be extended to the seventh day following the day that would have been the last day of the preceding Auction Period (or if such seventh day is not followed by a Business Day then to the next succeeding day that is followed by  a Business Day) and the Auction Period Rate for the period as so extended shall be the same as the Auction Period Rate for the Auction Period prior to the extension, and (ii) if the preceding Auction Period was a period of greater than 35 days, (A) a new Auction Period shall be established for a period that ends on the seventh day following the day that was the last day of the preceding Auction Period, (or if such seventh day is not followed by a Business Day then to the next succeeding day which is followed by a Business Day) if the failure to make such calculation was because there was not at the time a duly appointed and acting Auction Agent or Broker-Dealer, and the Auction Period Rate for the new Auction Period shall be the percentage of the Index set forth in Schedule I under “Determination of Auction Period Rate”  if the Index is ascertainable on such date (by the Auction Agent, if there is at the time an Auction Agent, or the Indenture Trustee, if at the time there is no Auction Agent) or, (B) if the failure to make such calculation was for any other reason or if the Index is not ascertainable on such date, the prior Auction Period shall be extended to the seventh day following the day that would have been the last day of the preceding Auction Period (or if such seventh day is not followed by a Business Day then to the next succeeding day that is followed by  a Business Day) and the Auction Period Rate for the period as so extended shall be the same as the Auction Period Rate for the Auction Period prior to the extension.  In the event a new Auction Period is established as set forth in clause (ii) (A) above, an Auction shall be held on the last Business Day of the new Auction Period to determine an Auction Rate for an Auction Period beginning on the Business Day immediately following the last day of the new Auction Period and ending on the date on which the Auction Period otherwise would have ended had there been no new Auction Period or Auction Periods subsequent to the last Auction Period for which a Winning Bid Rate had been determined.  In the event an Auction Period is extended as set forth in clause (i) (B) or (ii) (B) above, an Auction shall be held on the last Business Day of the Auction Period as so extended to determine an Auction Rate for an Auction Period beginning on the Business Day immediately following the last day of the extended Auction Period and ending on the date on which the Auction Period otherwise would have ended had there been no extension of the prior Auction Period.

Notwithstanding the foregoing, neither new nor extended Auction Periods shall total more than 35 days in the aggregate.  If at the end of the 35 days the Auction Agent fails to calculate or provide the Auction Rate, or there is not at the time a duly appointed and acting Auction Agent or Broker-Dealer, the Auction Period Rate shall be the Maximum Rate.

(d)  In the event of a failed conversion from an Auction Period to any other period or in the event of a failure to change the length of the current Auction Period due to the lack of Sufficient Clearing Bids at the Auction on the Auction Date for the first new Auction Period, the Auction Period Rate for the next Auction Period shall be the Maximum Rate and the Auction Period shall be a seven-day Auction Period.

(e)  If the Notes are no longer maintained in book-entry-only form by the Securities Depository, then the Auctions shall cease and the Auction Period Rate shall be the Maximum Rate.

Section 2.05.  Allocation of Notes.

(a)  In the event of Sufficient Clearing Bids for a Series of Notes, subject to the further provisions of subsections (c) and (d) below, Submitted Orders for each Series of Notes shall be accepted or rejected as follows in the following order of priority:

(i)  the Submitted Hold Order of each Existing Owner shall be accepted, thus requiring each such Existing Owner to continue to hold the Notes that are the subject of such Submitted Hold Order;

(ii)  the Submitted Sell Order of each Existing Owner shall be accepted and the Submitted Bid of each Existing Owner specifying any rate that is higher than the Winning Bid Rate shall be rejected, thus requiring each such Existing Owner to sell the Notes that are the subject of such Submitted Sell Order or Submitted Bid;

(iii)  the Submitted Bid of each Existing Owner specifying any rate that is lower than the Winning Bid Rate shall be accepted, thus requiring each such Existing Owner to continue to hold the Notes that are the subject of such Submitted Bid;

(iv)  the Submitted Bid of each Potential Owner specifying any rate that is lower than the Winning Bid Rate shall be accepted, thus requiring each such Potential Owner to purchase the Notes that are the subject of such Submitted Bid;

(v)  the Submitted Bid of each Existing Owner specifying a rate that is equal to the Winning Bid Rate shall be accepted, thus requiring each such Existing Owner to continue to hold the Notes that are the subject of such Submitted Bid, but only up to and including the number of Units of Notes obtained by multiplying (A) the aggregate number of Units of Outstanding Notes which are not the subject of Submitted Hold Orders described in clause (i) above or of Submitted Bids described in clauses (iii) or (iv) above by (B) a fraction the numerator of which shall be the number of Units of Outstanding Notes held by such Existing Owner subject to such Submitted Bid and the denominator of which shall be the aggregate number of Units of Outstanding Notes subject to such Submitted Bids made by all such Existing Owners that specified a rate equal to the Winning Bid Rate, and the remainder, if any, of such Submitted Bid shall be rejected, thus requiring each such Existing Owner to sell any excess amount of Notes;

(vi)  the Submitted Bid of each Potential Owner specifying a rate that is equal to the Winning Bid Rate shall be accepted, thus requiring each such Potential Owner to purchase the Notes that are the subject of such Submitted Bid, but only in an amount equal to the number of Units of Notes obtained by multiplying (A) the aggregate number of Units of Outstanding Notes which are not the subject of Submitted Hold Orders described in clause (i) above or of Submitted Bids described in clauses (iii), (iv) or (v) above by (B) a fraction the numerator of which shall be the number of Units of Outstanding Notes subject to such Submitted Bid and the denominator of which shall be the sum of the aggregate number of Units of Outstanding Notes subject to such Submitted Bids made by all such Potential Owners that specified a rate equal to the Winning Bid Rate, and the remainder of such Submitted Bid shall be rejected; and

(vii)  the Submitted Bid of each Potential Owner specifying any rate that is higher than the Winning Bid Rate shall be rejected.

(b)  In the event there are not Sufficient Clearing Bids for a Series of Notes, Submitted Orders for each Series of Notes shall be accepted or rejected as follows in the following order of priority:

(i)  the Submitted Hold Order of each Existing Owner shall be accepted, thus requiring each such Existing Owner to continue to hold the Notes that are the subject of such Submitted Hold Order;

(ii)  the Submitted Bid of each Existing Owner specifying any rate that is not higher than the Maximum Rate shall be accepted, thus requiring each such Existing Owner to continue to hold the Notes that are the subject of such Submitted Bid;

(iii)  the Submitted Bid of each Potential Owner specifying any rate that is not higher than the Maximum Rate shall be accepted, thus requiring each such Potential Owner to purchase the Notes that are the subject of such Submitted Bid;

(iv)  the Submitted Sell Orders of each Existing Owner shall be accepted as Submitted Sell Orders and the Submitted Bids of each Existing Owner specifying any rate that is higher than the Maximum Rate shall be deemed to be and shall be accepted as Submitted Sell Orders, in both cases only up to and including the number of Units of Notes obtained by multiplying (A) the aggregate number of Units of Notes subject to Submitted Bids described in clause (iii) of this subsection (b) by (B) a fraction the numerator of which shall be the number of Units of Outstanding Notes held by such Existing Owner subject to such Submitted Sell Order or such Submitted Bid deemed to be a Submitted Sell Order and the denominator of which shall be the number of Units of Outstanding Notes subject to all such Submitted Sell Orders and such Submitted Bids deemed to be Submitted Sell Orders, and the remainder of each such Submitted Sell Order or Submitted Bid shall be deemed to be and shall be accepted as a Hold Order and each such Existing Owner shall be required to continue to hold such excess amount of Notes; and

(v)  the Submitted Bid of each Potential Owner specifying any rate that is higher than the Maximum Rate shall be rejected.

(c)  If, as a result of the undertakings described in Section 2.05(a) or (b) above, any Existing Owner or Potential Owner would be required to purchase or sell an aggregate principal amount of the Notes that is not an integral multiple of an Authorized Denomination on any Auction Date, the Auction Agent shall by lot, in such manner as it shall determine in its sole discretion, round up or down the principal amount of the Notes to be purchased or sold by any Existing Owner or Potential Owner on such Auction Date so that the aggregate principal amount of the Notes purchased or sold by each Existing Owner or Potential Owner on such Auction Date shall be an integral multiple of such Authorized Denomination, even if such allocation results in one or more of such Existing Owners or Potential Owners not purchasing or selling any Notes on such Auction Date.

(d)  If, as a result of the undertakings described in Section 2.05(a) above, any Potential Owner would be required to purchase less than an Authorized Denomination in principal amount of the Notes on any Auction Date, the Auction Agent shall by lot, in such manner as it shall determine in its sole discretion, allocate the Notes for purchase among Potential owners so that the principal amount of the Notes purchased on such Auction Date by any Potential Owner shall be an integral multiple of such Authorized Denomination, even if such allocation results in one or more of such potential Owners not purchasing the Notes on such Auction Date.

Section 2.06.  Notice of Auction Period Rate. (a) On each Auction Date, the Auction Agent shall notify each Broker-Dealer that participated in the Auction held on such Auction Date by Electronic Means acceptable to the Auction Agent and the applicable Broker-Dealer of the following, with respect to each Series of Notes for which an Auction was held on such Auction Date:

(i)  the Auction Period Rate determined on such Auction Date for the succeeding Auction Period;

(ii)  whether Sufficient Clearing Bids existed for the determination of the Winning Bid Rate;

(iii)  if such Broker-Dealer submitted a Bid or a Sell Order on behalf of an Existing Owner, whether such Bid or Sell Order was accepted or rejected and the number of Units of Notes, if any, to be sold by such Existing Owner;

(iv)  if such Broker-Dealer submitted a Bid on behalf of a Potential Owner, whether such Bid was accepted or rejected and the number of Units of Notes, if any, to be purchased by such Potential Owner;

(v)  if the aggregate number of Units of the Notes to be sold by all Existing Owners on whose behalf such Broker-Dealer submitted Bids or Sell Orders is different from the aggregate number of Units of Notes to be purchased by all Potential Owners on whose behalf such Broker-Dealer submitted a Bid, the name or names of one or more Broker-Dealers (and the Agent Member, if any, of each such other Broker-Dealer) and the number of Units of Notes to be (A) purchased from one or more Existing Owners on whose behalf such other Broker-Dealers submitted Bids or Sell Orders or (B) sold to one or more Potential Owners on whose behalf such Broker-Dealer submitted Bids;

(vi)  the amount of dividend or interest payable per Unit on each Interest Payment Date with respect to such Auction Period; and

(vii)  the immediately succeeding Auction Date.

(b)  On each Auction Date, with respect to each Series of Notes for which an Auction was held on such Auction Date, each Broker-Dealer that submitted an Order on behalf of any Existing Owner or Potential Owner shall: (i) if requested by an Existing Owner or a Potential Owner, advise such Existing Owner or Potential Owner on whose behalf such Broker-Dealer submitted an Order as to (A) the Auction Period Rate determined on such Auction Date, (B) whether any Bid or Sell Order submitted on behalf of such Owner was accepted or rejected and (C) the immediately succeeding Auction Date; (ii) instruct each Potential Owner on whose behalf such Broker-Dealer submitted a Bid that was accepted, in whole or in part, to instruct such Potential Owner’s Agent Member to pay to such Broker-Dealer (or its Agent Member) through the Securities Depository the amount necessary to purchase the number of Units of Notes to be purchased pursuant to such Bid (including, with respect to the Notes in a daily Auction Period, accrued interest if the purchase date is not an Interest Payment Date for such Note) against receipt of such Notes; and (iii) instruct each Existing Owner on whose behalf such Broker-Dealer submitted a Sell Order that was accepted or a Bid that was rejected in whole or in part, to instruct such Existing Owner’s Agent Member to deliver to such Broker-Dealer (or its Agent Member) through the Securities Depository the number of Units of Notes to be sold pursuant to such Bid or Sell Order against payment therefor.

(c)  The Auction Agent shall give notice of the Auction Rate to the Corporation, Issuer and Trustee by mutually acceptable Electronic Means and the Indenture Trustee shall promptly give notice of such Auction Rate to the Securities Depository.

Section 2.07.  Index.

(a)  If for any reason on any Auction Date the Index shall not be determined as provided in Schedule I, the Index shall be the Index for the Auction Period ending on such Auction Date.

(b)  The determination of the Index as provided in Schedule I and herein shall be conclusive and binding upon the Issuer, the Corporation, the Indenture Trustee, the Broker-Dealers, the Auction Agent and the Owners of the Notes.

Section 2.08.  Miscellaneous Provisions Regarding Auctions.

(a)  In this Exhibit, each reference to the purchase, sale or holding of Notes shall refer to beneficial interests in Notes, unless the context clearly requires otherwise.

(b)  During an ARS Rate Period with respect to each Series of Notes, the provisions of the Authorizing Document and the definitions contained therein and described in this Exhibit, including without limitation the definitions of All Hold Rate, Index, Interest Payment Date, Maximum Rate, Auction Period Rate and Auction Rate, may be amended pursuant to the Authorizing Document by obtaining the consent of the owners of all affected Outstanding Notes bearing interest at the Auction Period Rate as follows.  If on the first Auction Date occurring at least 20 days after the date on which the Indenture Trustee mailed notice of such proposed amendment to the registered owners of the affected Outstanding Notes as required by the Authorizing Document, (i) the Auction Period Rate which is determined on such date is the Winning Bid Rate or the All Hold Rate and (ii) there is delivered to the Corporation and the Indenture Trustee an opinion of Note Counsel to the effect that such amendment shall not adversely affect the validity of the Notes or any exemption from federal income taxation to which the interest on the Notes would otherwise be entitled, the proposed amendment shall be deemed to have been consented to by the registered owners of all affected Outstanding Notes bearing interest at an Auction Period Rate.

(c)  If the Securities Depository notifies the Issuer that it is unwilling or unable to continue as registered owner of the Notes or if at any time the Securities Depository shall no longer be registered or in good standing under the Exchange Act, or other applicable statute or regulation and a successor to the Securities Depository is not appointed by the Issuer within 90 days after the Issuer receives notice or becomes aware of such condition, as the case may be, the Auctions shall cease and the Issuer shall execute and the Indenture Trustee shall authenticate and deliver certificates representing the Notes.  Such Notes shall be registered in such names and Authorized Denominations as the Securities Depository, pursuant to instructions from the Agent Members or otherwise, shall instruct the Issuer and the Indenture Trustee.

During an ARS Rate Period, so long as the ownership of the Notes is maintained in book-entry form by the Securities Depository, an Existing Owner or a beneficial owner may sell, transfer or otherwise dispose of a Note only pursuant to a Bid or Sell Order in accordance with the Auction Procedures or to or through a Broker-Dealer, provided that (i) in the case of all transfers other than pursuant to Auctions, such Existing Owner or its Broker-Dealer or its Agent Member advises the Auction Agent of such transfer and (ii) a sale, transfer or other disposition of Notes from a customer of a Broker-Dealer who is listed on the records of that Broker-Dealer as the holder of such Notes to that Broker-Dealer or another customer of that Broker-Dealer shall not be deemed to be a sale, transfer or other disposition for purposes of this paragraph if such Broker-Dealer remains the Existing Owner of the Notes so sold, transferred or disposed of immediately after such sale, transfer or disposition.

(d)  Unless specifically provided otherwise in Schedule I, the Auction Agent shall continue to implement the Auction Procedures notwithstanding the occurrence of an Event of Default under the Indenture.

Section 2.09.  Changes in Auction Period or Auction Date.

(a)  Changes in Auction Period.

(i)   During any ARS Rate Period, the Corporation, may, from time to time on the Interest Payment Date immediately following the end of any Auction Period, change the length of the Auction Period with respect to all of the Notes of a Series among daily, seven-days, 28-days, 35-days, three months, six months or a Flexible Auction Period in order to accommodate economic and financial factors that may affect or be relevant to the length of the Auction Period and the interest rate borne by such Notes.  The Corporation shall initiate the change in the length of the Auction Period by giving written notice to the Issuer, the Indenture Trustee, the Auction Agent, the Broker-Dealers and the Securities Depository that the Auction Period shall change if the conditions described herein are satisfied and the proposed effective date of the change, at least 10 Business Days prior to the Auction Date for such Auction Period.

(ii)  Any such changed Auction Period shall be for a period of one day, seven-days, 28-days, 35-days, three months, six months or a Flexible Auction Period and shall be for all of the Notes of such Series.

(iii)  The change in length of the Auction Period shall take effect only if Sufficient Clearing Bids exist at the Auction on the Auction Date for such new Auction Period.  For purposes of the Auction for such new Auction Period only, except to the extent any Existing Owner submits an Order with respect to such Notes of any Series, each Existing Owner shall be deemed to have submitted Sell Orders with respect to all of its Notes of such Series if the change is to a longer Auction Period and a Hold Order if the change is to a shorter Auction Period.  If there are not Sufficient Clearing Bids for the first Auction Period, the Auction Rate for the new Auction Period shall be the Maximum Rate, and the Auction Period shall be a seven-day Auction Period.

(b)  Changes in Auction Date.  During any ARS Rate Period, the Auction Agent, at the direction of the Corporation, may specify an earlier or later Auction Date (but in no event more than five Business Days earlier or later) than the Auction Date that would otherwise be determined in accordance with the definition of “Auction Date” in order to conform with then current market practice with respect to similar securities or to accommodate economic and financial factors that may affect or be relevant to the day of the week constituting an Auction Date and the interest rate borne by the Notes.  The Auction Agent shall provide notice of the Corporation’s direction to specify an earlier Auction Date for an Auction Period by means of a written notice delivered at least 45 days prior to the proposed changed Auction Date to the Indenture Trustee, the Issuer, the Corporation and the Broker-Dealers with a copy to  the Securities Depository.  In the event the Auction Agent is instructed to specify an earlier Auction Date, the days of the week on which an Auction Period begins and ends, the day of the week on which a Flexible Auction Period ends and the Interest Payment Date relating to a Flexible Auction Period shall be adjusted accordingly.

(c)  Changes Resulting from Unscheduled Holidays.  If, in the opinion of the Auction Agent and the Broker-Dealers, there is insufficient notice of an unscheduled holiday to allow the efficient implementation of the Auction Procedures set forth herein, the Auction Agent and the Broker-Dealers may, as they deem appropriate, set a different Auction Date and adjust any Interest Payment Dates and Auction Periods affected by such unscheduled holiday.  In the event that there is not agreement among the Broker-Dealers, the Auction Agent shall set the different Auction Date and make such adjustments as directed by the Broker-Dealer for a majority of the outstanding Units (based on the number of Units for which a Broker-Dealer is listed as the Broker-Dealer in the Existing Owner Registry maintained by the Auction Agent pursuant to Section 2.2(a) of the Auction Agreement), and, if there is not a majority so directing, the Auction Date shall be moved to the next succeeding Business Day following the scheduled Auction Date, and the Interest Payment Date and the Auction Period shall be adjusted accordingly.

SCHEDULE I

to

AUCTION PROCEDURES

In the event of any conflict between this Schedule I and Appendix B, this Schedule I shall prevail.

Definitions

“All Hold Rate” means, as of any Auction Date, 90% of the Index in effect on such Auction Date.

“Applicable Margin” means (A) 1.50%, provided that the Notes are rated at least “Aa3” and “AA-” by Moody’s and S&P, respectively, (B) 2.50%, provided that the Notes are rated below “Aa3” and “AA-“ but at least “A3” and “A-” by Moody’s and S&P, respectively, or (C) 3.50%, provided that the Notes are rated below “A3” and “A-” by Moody’s and S&P, respectively,

“Auction Agent” shall initially be The Bank of New York.

“Auction Agent Fee” shall mean the fee to be paid to the Auction Agent for the services rendered by it under the Auction Agreement and the Broker-Dealer Agreements.

“Auction Date” shall include as part of the definition the first Auction Date which shall be October 18, 2007 for the Class A-2-AR-1 Notes, October 18, 2007 for the Class A-2-AR-2 Notes, October 18, 2007 for the Class A-2-AR-3 Notes, October 18, 2007 for the Class A-2-AR-4 Notes, October 23, 2007, for the Class A-3-AR-1 Notes, October 25, 2007, for the Class A-3-AR-2 Notes, October 23, 2007, for the Class A-3-AR-3 Notes, October 25, 2007, for the Class A-3-AR-4 Notes, October 23, 2007, for the Class A-3-AR-5 Notes, October 25, 2007, for the Class A-3-AR-6 Notes and October 25, 2007, for the Class A-3-AR-7 Notes.

“Auction Rate Notes” shall mean the Class A-2-AR Notes and the Class A-3-AR Notes.

“Authorized Denomination” means $25,000.

“Authorizing Document” means the Indenture.

“Notes” means the Auction Rate Notes.

“Notes” means the Auction Rate Notes.

“Broker-Dealer Fee” shall mean the fee to be paid to a Broker-Dealer for the services rendered by a Broker-Dealer under a Broker-Dealer Agreement.

“Carry-over Amount” shall mean the excess, if any, of (a) the amount of interest on a Class of Auction Rate Note that would have accrued with respect to the related Auction Period at the Auction Rate (if an Auction is not held for any reason, the Auction Rate shall be deemed to be the Maximum Rate for purposes of this definition) over (b) the amount of interest on such Class of Auction Rate Note with respect to such Class of Auction Rate Note, with respect to such Auction Period based on the least of the Maximum Auction Rate, the Maximum Interest Rate, or the maximum interest rate permitted by law, together with the unpaid portion of any such excess from prior Auction Periods; provided that any reference to “principal” or “interest” in the Indenture, and in the Auction Rate Notes shall not include within the meanings of such words any Carry-over Amount or any interest accrued on any Carry-over Amount.

“Corporation” means the Issuer.

“Index” means on any Auction Date with respect to Notes in any Auction Period of 35 days or less, One-Month LIBOR. The Index with respect to Notes in any Auction Period of more than 35 days shall be the rate on United States Treasury Securities having a maturity which most closely approximates the length of the Auction Period as last published in The Wall Street Journal or such other source as may be mutually agreed upon by the Issuer and the Broker-Dealers.  If either rate is unavailable, the Index shall be an index or rate agreed to by all Broker-Dealers and consented to by the Corporation and the Issuer.  For the purpose of this definition an Auction Period of 35 days or less means a 35-day Auction Period or shorter Auction Period, i.e. a 35-day Auction Period which is extended because of a holiday would still be considered an Auction Period of 35 days or less.

“Initial Period” means the period from the Closing Date to but not including the first Interest Payment Date with respect to the Auction Rate Notes.

           “Initial Period Rate” means 6.50%.

“Interest Payment Date” includes the first Interest Payment Date which shall be October 19, 2007, for the Class A-2-AR-1 Notes, October 19, 2007, for the Class A-2-AR-2 Notes, October 19, 2007, for the Class A-2-AR-3 Notes, October 19, 2007, for the Class A-2-AR-4 Notes, October 24, 2007, for the Class A-3-AR-1 Notes, October 26, 2007, for the Class A-3-AR-2 Notes, October 24, 2007, for the Class A-3-AR-3 Notes, October 26, 2007, for the Class A-3-AR-4 Notes, October 24, 2007, for the Class A-3-AR-5 Notes, October 26, 2007, for the Class A-3-AR-6 Notes and October 26, 2007, for the Class A-3-AR-7 Notes.

“Issuer” means The National Collegiate Student Loan Trust 2007-4.

“Maximum Auction Rate” means the One-Month LIBOR plus the Applicable Margin

“Maximum Interest Rate” means 17%.

“Maximum Rate” means the least of (i) the Maximum Auction Rate; (ii) the Maximum Interest Rate; and (iii) the maximum interest rate permitted by applicable law.

“Notes” means the Auction Rate Notes.

“One-Month LIBOR” shall mean the offered rate (rounded up to the next highest one one thousandth of one percent (0.001%)) for deposits in U.S. dollars for a one-month period which appears on the Reuters Screen LIBOR01 (or such other page as may replace that page on that service or such other service or services as may be nominated by the British Bankers’ Association for the purpose of displaying London interbank offered rates for U.S. dollar deposits) at approximately 11:00 a.m., London time, on such date, or if such date is not a date on which dealings in U.S. dollars are transacted in the London interbank market, then on the next preceding day on which such dealings were transacted in such market.

Auction Procedures

Determination of Auction Period Rate.  The percentage of the Index in Section 2.04(c) is 100%.

Notwithstanding any of the other provisions of the Auction Procedures, for purposes of enabling the calculation by the Trustee of the Carry-over Amount, Orders otherwise satisfying the requirements of the Auction Procedures shall not be rejected by either the Broker-Dealers or the Auction Agent because the specified rate in the Order exceeds the Maximum Auction Rate; provided, however, that Orders that specify a rate in excess of the Maximum Interest Rate or (if lower and the Broker-Dealer or Auction Agent, respectively, has been so notified by the Issuer or the Trustee) the maximum rate permitted by law shall (i) be treated as a Sell Order if submitted by an Existing Owner and (ii) not be accepted if submitted by a Potential Owner, in each case by each of the Broker-Dealers and the Auction Agent. In connection with the Trustee's calculation of the Carry-over Amount, the Auction Agent shall calculate the Auction Rate without regard to the Maximum Auction Rate. If the Auction Rate as so calculated exceeds the Maximum Auction Rate, the Auction Agent shall report this excess to the Trustee and the Broker-Dealers on the Auction Date. The Auction Period Rate determined as a result of the Auction shall not exceed the Maximum Rate. The Carry-over Amount shall not be taken into account in calculating the Auction Period Rate.

APPENDIX C

NOTICE OF PAYMENT DEFAULT

The National Collegiate Student Loan Trust 2007-4
Student Loan Asset Backed Notes
Series 2007-4, Class A-__-__-AR

NOTICE IS HEREBY GIVEN that a Payment Default currently exists with respect to the above-captioned issue.  The next Auction for the Series 2007-4, Class A-__-__-AR Notes will be held as scheduled on _______________.  The rate of interest on the Series 2007-4, Class A-__-__-AR Notes for the next succeeding Auction Period shall be determined through application of the Auction Procedures.

Dated: __________________
By _______________________________________________
Authorized Signatory

APPENDIX D

NOTICE OF CURE OF PAYMENT DEFAULT

The National Collegiate Student Loan Trust 2007-4
Student Loan Asset Backed Notes
Series 2007-4, Class A-__-__-AR

NOTICE IS HEREBY GIVEN that the Payment Default with respect to the above-captioned issue has been cured.  The next Interest Payment Date is _______________ and the next Auction Date is scheduled to be _____________.

Dated: __________________
By _______________________________________________
Authorized Signatory

APPENDIX E

NOTICE OF EVENT OF DEFAULT

The National Collegiate Student Loan Trust 2007-4
Student Loan Asset Backed Notes
Series 2007-4, Class A-__-__-AR

NOTICE IS HEREBY GIVEN that an Event of Default with respect to the above-captioned issue has occurred.

Dated: __________________
By _______________________________________________
Authorized Signatory

APPENDIX F

NOTICE OF WAIVER/CURE OF EVENT OF DEFAULT

The National Collegiate Student Loan Trust 2007-4
Student Loan Asset Backed Notes
Series 2007-4, Class A-__-__-AR

NOTICE IS HEREBY GIVEN that an Event of Default with respect to the above-captioned issue has been [waived] [cured].  Determination of the interest rate on the Series 2007-4, Class A-__-__-AR Notes pursuant to the Auction Procedures will resume.  The next Interest Payment Date is _______________ and the next Auction Date is scheduled to be __________________.

Dated: __________________
By _______________________________________________
Authorized Signatory

APPENDIX G

NOTICE OF PROPOSED CHANGE IN AUCTION PERIOD

The National Collegiate Student Loan Trust 2007-4
Student Loan Asset Backed Notes
Series 2007-4, Class A-__-__-AR

NOTICE IS HEREBY GIVEN that The National Collegiate Student Loan Trust 2007-4 (the “Issuer”) proposes to change the Auction Period in accordance with the Indenture dated as of September 1, 2007 as supplemented (the “Indenture”) as follows: [insert description of change].  Assuming the conditions set forth in the Indenture are met, such change will be effective on _____________.  If any such condition is not met, the Auction Rate for the next succeeding Auction Period shall be established in accordance with the procedures set forth in the Indenture.

All terms not otherwise defined in this notice shall have the meanings set forth in the Indenture.

Dated: __________________
By _______________________________________________
Authorized Signatory

APPENDIX H

NOTICE REGARDING ESTABLISHMENT OF AUCTION PERIOD

The National Collegiate Student Loan Trust 2007-4
Student Loan Asset Backed Notes
Series 2007-4, Class A-__-__-AR

NOTICE IS HEREBY GIVEN that The National Collegiate Student Loan Trust 2007-4 (the “Issuer”) hereby authorizes the establishment of a new Auction Period consisting of a period of ___ days.  If the condition(s) for the establishment of the new Auction Period are met, such Auction Period will commence on ___________________ and end on _________________.  The Interest Payment Date for such Auction Period shall be ___________________.

Capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Indenture of the Issuer dated as of September 1, 2007 as supplemented.

Dated: __________________
By _______________________________________________
Authorized Signatory

APPENDIX I

NOTICE OF CHANGE IN AUCTION DATE

The National Collegiate Student Loan Trust 2007-4
Student Loan Asset Backed Notes
Series 2007-4, Class A-__-__-AR

NOTICE IS HEREBY GIVEN that the Auction Date for auctions conducted with respect to the above-captioned issue has been changed to _______________.  The next succeeding Auction Date will be ________________.  In order to accommodate such change, the next succeeding Auction Period will consist of _____days and shall begin on ______________ and end on ________________.  Interest will be paid on _______________.

Capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Indenture of the Issuer dated as of September 1, 2007, as supplemented.

Dated: __________________
[BROKER-DEALER]

By _______________________________________________
Authorized Signatory

SCHEDULE A

SCHEDULE OF FINANCED STUDENT LOANS

[On file with Indenture Trustee]

SCHEDULE B

LIST OF TERI GUARANTEE AGREEMENTS

Each of the following Guaranty Agreements, as amended or supplemented, was entered into by and between The Education Resources Institute, Inc. and:

•	Bank of America, N.A., dated April 30, 2001, for loans that were originated under Bank of America’s Private Loan Program, TERI (School Channel) Loan Program and TERI ISLP Loan Program.

•	Bank of America, N.A., dated June 30, 2006, for loans that were originated under Bank of America’s Private Loan Program, TERI (School Channel) Loan Program and TERI ISLP Loan Program.

•	Bank of America, N.A., dated June 30, 2003, for loans that were originated under Bank of America’s Direct to Consumer Loan Program.

•	Charter One Bank, N.A., dated as of December 29, 2003 for loans that were originated under Charter One’s AAA Southern New England Bank Loan Program.

•	Charter One Bank, N.A., dated October 31, 2003, for loans that were originated under Charter One’s AES EducationGAIN Loan Program.

•	Charter One Bank, N.A., dated June 30, 2003, for loans that were originated under Charter One’s Citibank Education Assistance Loan Program.

•	Charter One Bank, N.A., dated July 1, 2002, for loans that were originated under Charter One’s College Loan Corporation Loan Program.

•	Charter One Bank, N.A., dated November 17, 2003, for loans that were originated under Charter One’s National Education Loan Program.

•	Charter One Bank, N.A., dated May 15, 2002, for loans that were originated under Charter One’s NextStudent Alternative Loan Program.

•	Charter One Bank, N.A., dated March 25, 2004, for loans that were originated under Charter One’s Astrive and AstriveAlliance Education (f/k/a START) Loan Program.

•
Charter One Bank, N.A., dated February 15, 2005, for loans that were originated under Charter One’s Referral Loan Program (including loans in the Charter One Bank Alternative Loan Program, E-Loan Private Loan Program, UPromise Alternative Loan Program, Collegiate Solutions Alternative Loan Program, College Board Alternative Loan Program, Axiom Alternative Loan Program, American Student Loan Services Private Loan Program, nBuy Private Loan Program, and ThinkFinancial Alternative Loan Program).

•
Citizens Bank of Rhode Island, dated April 30, 2004, for loans that were originated under Citizens Bank of Rhode Island’s Alternative Loan Program, ISLP Loan Program, Compass Bank Alternative Loan Program, FinanSure Alternative Loan Program, Navy Federal Alternative Loan Program, and Xanthus Alternative Loan Program.

•	Citizens Bank of Rhode Island, dated October 1, 2002, for loans that were originated under Citizens Bank of Rhode Island’s Penn State Undergraduate Loan Program.

•	Comerica Bank, dated June 30, 2006, for loans that were originated under Comerica Bank’s Private Loan Program.

•	HSBC Bank USA, National Association, dated April 17, 2002, for loans that were originated under the HSBC Loan Program.

•	The Huntington National Bank, dated May 20, 2003, for loans that were originated under the Huntington Education Loan Program.

•	InsurBanc, dated July 1, 2006, for loans that were originated under the InsurBanc Loan Program.

•
JPMorgan Chase Bank, N.A., (successor to Bank One, N.A.,) dated May 13, 2002, for loans that were originated under Bank One’s CORPORATE ADVANTAGE Loan Program, EDUCATION ONE Loan Program, and Campus One Loan Program.

•	KeyBank National Association, dated May 12, 2006, for loans that were originated under KeyBank’s Private Education Loan Program.

•	Manufacturers and Traders Trust Company, dated April 29, 2004, for loans that were originated under the M&T Alternative Loan Program.

•	National City Bank, dated July 26, 2002, for loans that were originated under the National City Loan Program.

•
National City Bank, dated July 21, 2006, for loans that were originated under the National City Referral Loan Program, including the Astute Private Loan Program and the Student Lending Works Private Loan Program.

•
PNC Bank, N.A., dated April 22, 2004, for loans that were originated under PNC Bank’s Alternative Loan Program, Brazos Alternative Loan Program, Edvisors Alternative Loan Program, Fondo Futuro Loan Program, GE Money Bank Student Loan Program, Old National Bank Private Loan Program, and Regions Bank Private Loan Program

•	Sovereign Bank, dated April 30, 2004, for loans that were originated under Sovereign Bank’s Alternative Student Loan Program.

•	SunTrust Bank, dated March 1, 2002, for loans that were originated under the SunTrust Loan Program.

•	TCF National Bank, dated July 22, 2005, for loans that were originated under the TCF National Bank Alternative Loan Program.

•	Union Federal Savings Bank, dated March 26, 2007, for loans that were originated under the USFB Astrive Loan Program.

SCHEDULE C

LIST OF NOTE PURCHASE AGREEMENTS

Each of the Note Purchase Agreements, as amended or supplemented, was entered into by and between The First Marblehead Corporation and:

•	Bank of America, N.A., dated April 30, 2001, for loans that were originated under Bank of America’s Private Loan Program, TERI School Channel Loan Program and ISLP Loan Program.

•	Bank of America, N.A., dated June 30, 2006, for loans that were originated under Bank of America’s Private Loan Program, TERI School Channel Loan Program and ISLP Loan Program.

•	Bank of America, N.A., dated April 1, 2006, for loans that were originated under Bank of America’s Direct to Consumer Loan Program.

•	Charter One Bank, N.A., dated as of December 29, 2003 for loans that were originated under Charter One’s AAA Southern New England Bank Loan Program.

•	Charter One Bank, N.A., dated October 31, 2003, for loans that were originated under Charter One’s AES EducationGAIN Loan Program.

•	Charter One Bank, N.A., dated June 30, 2003, for loans that were originated under Charter One’s Citibank Education Assistance Loan Program.

•	Charter One Bank, N.A., dated July 1, 2002, for loans that were originated under Charter One’s College Loan Corporation Loan Program.

•	Charter One Bank, N.A., dated November 17, 2003, for loans that were originated under Charter One’s National Education Loan Program.

•	Charter One Bank, N.A., dated May 15, 2002, for loans that were originated under Charter One’s NextStudent Alternative Loan Program.

•	Charter One Bank, N.A., dated March 25, 2004, for loans that were originated under Charter One’s Astrive and AstriveAlliance Education (f/k/a START) Loan Programs.

•
Charter One Bank, N.A., dated February 15, 2005, for loans that were originated under Charter One’s Referral Loan Program (including loans in the Charter One Bank Alternative Loan Program, E-Loan Private Loan Program, UPromise Alternative Loan Program, Collegiate Solutions Alternative Loan Program, College Board Alternative Loan Program, Axiom Alternative Loan Program, American Student Loan Services Private Loan Program, nBuy Private Loan Program, and ThinkFinancial Alternative Loan Program).

•
Citizens Bank of Rhode Island, dated April 30, 2004, for loans that were originated under Citizens Bank of Rhode Island’s Alternative Loan Program, ISLP Loan Program, Compass Bank Loan Program, FinanSure Alternative Loan Program, Navy Federal Alternative Loan Program, and Xanthus Alternative Loan Program.

•	Citizens Bank of Rhode Island, dated October 1, 2002, for loans that were originated under Citizens Bank of Rhode Island’s Penn State Undergraduate Loan Program.

•	Comerica Bank, dated June 30, 2006, for loans that were originated under Comerica Bank’s Private Loan Program.

•	HSBC Bank USA, National Association, dated April 17, 2002, as amended on June 2, 2003 and August 1, 2003, for loans that were originated under the HSBC Loan Program.

•	The Huntington National Bank, dated May 20, 2003, for loans that were originated under the Huntington Education Loan Program.

•	InsurBanc, dated July 1, 2006, for loans that were originated under the InsurBanc Loan Program.

•
JPMorgan Chase Bank, N.A,, (successor to Bank One, N.A.), dated May 1, 2002, for loans that were originated under Bank One’s CORPORATE ADVANTAGE Loan Program, EDUCATION ONE Loan Program, and Campus One Loan Program.

•	KeyBank National Association, dated May 12, 2006, for loans that were originated under KeyBank’s Private Education Loan Program.

•	Manufacturers and Traders Trust Company, dated April 29, 2004, for loans that were originated under the M&T Alternative Loan Program.

•	National City Bank, dated November 13, 2002, for loans that were originated under the National City Loan Program.

•
National City Bank, dated July 21, 2006, for loans that were originated under the National City Referral Loan Program, including the Astute Private Loan Program and Student Lending Works Private Loan Program.

•
PNC Bank, N.A., dated April 22, 2004, for loans that were originated under PNC Bank’s Alternative Loan Program, Brazos Alternative Loan Program, Edvisors Alternative Loan Program, Fondo Futuro Loan Program, GE Money Bank Student Loan Program, Old National Bank Private Loan Program, and Regions Bank Private Loan Program.

•	Sovereign Bank, dated April 30, 2004, for loans that were originated under Sovereign Bank’s Alternative Student Loan Program.

•	SunTrust Bank, dated March 1, 2002, for loans that were originated under the SunTrust Loan Program.

•	TCF National Bank, dated July 22, 2005, for loans that were originated under the TCF National Bank Alternative Loan Program.

•	Union Federal Savings Bank, dated March 26, 2007, for loans that were originated under the UFSB Astrive Loan Program.

EXHIBIT A-1

FORM OF CLASS A-1-L NOTE

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE INDENTURE TRUSTEE, THE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE PURCHASER OR HOLDER OF THIS NOTE OR ANY INTEREST HEREIN WILL BE DEEMED TO HAVE REPRESENTED THAT EITHER (I) IT IS NOT, AND IS NOT PURCHASING THIS NOTE ON BEHALF OF, AS A FIDUCIARY OF, OR WITH “PLAN ASSETS” (WITHIN THE MEANING OF SECTION 2510.3-101 OF THE U.S. DEPARTMENT OF LABOR REGULATIONS (THE “PLAN ASSET REGULATION”)) OF, AN “EMPLOYEE BENEFIT PLAN” (AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”)), A “PLAN” (WITHIN THE MEANING OF SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”)) OR ANY OTHER ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF ANY PLAN’S INVESTMENT IN THE ENTITY, WHICH IS SUBJECT TO TITLE I OF ERISA OR SECTION 4975 OF THE CODE (A “PLAN”), OR (II)(A) THIS NOTE IS RATED INVESTMENT GRADE OR BETTER AS OF THE DATE OF PURCHASE, (B) THE PURCHASER OR HOLDER OF THE NOTE BELIEVES THAT THE NOTE IS PROPERLY TREATED AS INDEBTEDNESS WITHOUT SUBSTANTIAL EQUITY FEATURES FOR PURPOSES OF THE PLAN ASSET REGULATION AND AGREES TO SO TREAT SUCH NOTE AND (C) THE ACQUISITION AND HOLDING OF THE NOTE WILL NOT RESULT IN A VIOLATION OF THE PROHIBITED TRANSACTION RULES OF ERISA OR SECTION 4975 OF THE CODE.

THE NATIONAL COLLEGIATE STUDENT LOAN TRUST 2007-4
STUDENT LOAN ASSET BACKED NOTES
CLASS A-1-L

No. A-1-L-___

Interest Rate	Date of Maturity	Dated Date	CUSIP
Variable	______ __, 200_	______ __, 200_

REGISTERED OWNER: **CEDE & CO.**			ISIN
PRINCIPAL AMOUNT: **$[ ]**

European Common Code

The National Collegiate Student Loan Trust 2007-4, a statutory trust duly organized and validly existing under the laws of the State of Delaware (the “Issuer”), for value received, hereby promises to pay, but only from the sources and as hereinafter provided, to the Registered Owner specified above, or registered assigns, the Principal Amount shown above in lawful money of the United States of America on the Date of Maturity shown above, unless prepaid prior thereto with interest thereon from the Distribution Date next preceding the date of authentication hereof, unless such date of authentication is prior to the first Distribution Date, in which case this note shall bear interest from the Dated Date specified above or unless such date of authentication is a Distribution Date, in which case this note shall bear interest from such Distribution Date; provided, however, that if as shown by the records of the Indenture Trustee (defined herein) interest on the Class A-1-L Notes (defined herein) shall be in default, Class A-1-L Notes issued in lieu of such Class A-1-L Notes surrendered for transfer or exchange shall bear interest from the date to which interest has been paid in full on the Class A-1-L Notes surrendered until payment of the principal hereof has been made or duly provided for.  Principal of this note is payable upon the presentation and surrender hereof at the principal corporate trust office of U.S. Bank National Association, as indenture trustee (the “Indenture Trustee”).  Interest on this note is payable to the Registered Owner of record as of the close of business on the applicable record date as shown on the registration books of the Issuer maintained by the Indenture Trustee in its capacity as bond registrar, or its successor in such capacity, by check or draft mailed to the Registered Owner at the registered address.

Any capitalized words and terms used as defined words and terms in this note and not otherwise defined herein shall have the meanings given them in the Indenture (hereinafter defined).

The Issuer will pay interest on this Class A-1-L Note at the rate per annum equal to the Note Interest Rate (as defined in the Indenture) for this Note, on each Distribution Date until the principal of this Note is paid or made available for payment, on the principal amount of this Note Outstanding on the preceding Distribution Date (after giving effect to all payments of principal made on the preceding Distribution Date).  Interest on this Note will accrue for each Distribution Date from the most recent Distribution Date on which interest has been paid to but excluding such Distribution Date or, if no interest has yet been paid, from the Closing Date).  Such principal of and interest on this Note shall be paid in the manner specified herein.

The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.  All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

This Note is one of a duly authorized class of notes of the Issuer designated Student Loan Asset Backed Notes, Class A-1-L (the “Class A-1-L Notes”), issued pursuant to the Indenture, dated as of September 1, 2007, between the Issuer and the Indenture Trustee, as indenture trustee (such indenture, as supplemented or amended from time to time in accordance with its terms, the “Indenture”).

The Indenture pledges for the payment of the Notes (as hereinafter defined) the student loans identified in the Indenture (the “Financed Student Loans”) and the payments of interest and the repayments of principal with respect thereto, including certain guarantees related thereto, as well as certain other rights, funds and accounts of the Issuer set forth in the Indenture, including a Reserve Account (collectively, the “Trust Estate”).

This Note is a limited obligation of the Issuer, payable solely from the principal and interest on Financed Student Loans financed pursuant to the Indenture, any guaranty payments thereon received by the Issuer, and certain other revenues and earnings to be held pursuant to the Indenture, all in an amount and in the manner provided in the Indenture.  Additional notes will be issued as described in the Indenture.  The Class A-1-L Notes, together with such other notes issued pursuant to the Indenture are collectively referred to herein as “Notes.”

The Notes are secured as provided in the Indenture, but solely by the pledge of the Trust Estate described in the Indenture.  Reference is made to the Indenture for a complete statement of the terms and conditions upon which the Class A-1-L Notes have been issued and provisions made for their security and for the rights, duties and obligations of the Issuer, the Indenture Trustee and the Registered Owners of the Class A-1-L Notes.

The Class A-1-L Notes are issuable as registered notes in the minimum denomination of $100,000 and $1,000 integral multiples in excess thereof.  Subject to the limitations provided in the Indenture and upon payment of any tax or governmental charge, Class A-1-L Notes may be exchanged for a like Class and aggregate principal amount of Class A-1-L Notes of other authorized denominations.

The Registered Owner of this Note shall have no right to enforce the provisions of the Indenture or to institute action to enforce the covenants therein, or to take any action with respect to any Event of Default under the Indenture, or to institute, appear in or defend any suit or other proceedings with respect thereto, except as provided in the Indenture.  If an Event of Default under the Indenture occurs, the principal of all Notes then Outstanding issued under the Indenture may be declared due and payable upon the conditions and in the manner and with the effect provided in the Indenture.

It Is Hereby Certified, Recited And Declared that all acts, conditions and things required to be done, to exist, to happen and to be performed in order to make this Note a valid and binding obligation of the Issuer according to its terms have been done, do exist, have happened and have been performed in regular and due form, time and manner as so required.

The Issuer and the Indenture Trustee may deem and treat the person in whose name this Note is registered upon the registration books as the absolute owner hereof, whether this Note is overdue or not, for the purpose of receiving payment of or on account of the principal or interest and for all other purposes, and all such payments so made to the Registered Owner or upon such Registered Owner’s order shall be valid and effectual to satisfy and discharge the liability on this note to the extent of the sum or sums so paid, and neither the Issuer nor Indenture Trustee nor any Registrar shall be affected by any notice to the contrary.

This Note shall not be valid or become obligatory for any purpose or be entitled to any security or benefit under the Indenture until the Certificate of Authentication hereon shall have been executed by the Indenture Trustee.

Financial Guaranty Insurance Policy No. AB1115BE (the “Policy”) with respect to payments due for principal of and interest on this Note to the extent provided therein has been issued by Ambac Assurance Corporation (“Ambac Assurance”). The Policy has been delivered to Indenture Trustee under said Policy and will be held by such Indenture Trustee or any successor Indenture Trustee. The Policy is on file and available for inspection at the designated office of the Indenture Trustee and a copy thereof may be secured from Ambac Assurance or the Indenture Trustee. All payments required to be made under the Policy shall be made in accordance with the provisions thereof. The owner of this Note acknowledges and consents to the subrogation rights of Ambac Assurance as more fully set forth in the Policy.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

In Witness Whereof, The National Collegiate Student Loan Trust 2007-4 has caused this note to be executed and attested.

THE NATIONAL COLLEGIATE STUDENT LOAN TRUST 2007-4

By:	WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Owner Trustee

By:
Name:
Title:

Attest

CERTIFICATE OF AUTHENTICATION

This note is one of the Class A-1-L Notes and described in the provisions of the within-mentioned Indenture.

Date of Authentication:

U.S. BANK NATIONAL ASSOCIATION, as Authenticating Agent

By
Authorized Signatory

ASSIGNMENT

For Value Received _____________________ hereby sell(s), assign(s) and transfer(s) unto

(Please print or type an address	(Social Security number
including postal zip code of transferee)	of transferee)

the within Note, together with accrued interest thereon and all right, title and interest thereto, and hereby irrevocably authorize(s) and appoint(s) _______________________________________ attorney to transfer said Note on the books of the within named Corporation with full power of substitution in the premises.

Dated ________________	________________________________L.S.

Guaranteed by:

_____________________________________

EXHIBIT A-2

FORM OF CLASS A-2-AR NOTE

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE INDENTURE TRUSTEE, THE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE PURCHASER OR HOLDER OF THIS NOTE OR ANY INTEREST HEREIN WILL BE DEEMED TO HAVE REPRESENTED THAT EITHER (I) IT IS NOT, AND IS NOT PURCHASING THIS NOTE ON BEHALF OF, AS A FIDUCIARY OF, OR WITH “PLAN ASSETS” (WITHIN THE MEANING OF SECTION 2510.3-101 OF THE U.S. DEPARTMENT OF LABOR REGULATIONS (THE “PLAN ASSET REGULATION”)) OF, AN “EMPLOYEE BENEFIT PLAN” (AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”)), A “PLAN” (WITHIN THE MEANING OF SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”)) OR ANY OTHER ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF ANY PLAN’S INVESTMENT IN THE ENTITY, WHICH IS SUBJECT TO TITLE I OF ERISA OR SECTION 4975 OF THE CODE (A “PLAN”), OR (II)(A) THIS NOTE IS RATED INVESTMENT GRADE OR BETTER AS OF THE DATE OF PURCHASE, (B) THE PURCHASER OR HOLDER OF THE NOTE BELIEVES THAT THE NOTE IS PROPERLY TREATED AS INDEBTEDNESS WITHOUT SUBSTANTIAL EQUITY FEATURES FOR PURPOSES OF THE PLAN ASSET REGULATION AND AGREES TO SO TREAT SUCH NOTE AND (C) THE ACQUISITION AND HOLDING OF THE NOTE WILL NOT RESULT IN A VIOLATION OF THE PROHIBITED TRANSACTION RULES OF ERISA OR SECTION 4975 OF THE CODE.

THE NATIONAL COLLEGIATE STUDENT LOAN TRUST 2007-4
STUDENT LOAN ASSET BACKED AUCTION RATE NOTES
CLASS A-2-AR-__

No. A-2-AR-___
Interest Rate	Date of Maturity	Dated Date	CUSIP

Variable	______ __, 20__	______ __, 200_	___________

REGISTERED OWNER: **CEDE & CO.**
PRINCIPAL AMOUNT: **$_________**

The National Collegiate Student Loan Trust 2007-4, a statutory trust duly organized and validly existing under the laws of the State of Delaware (the “Issuer”), for value received, hereby promises to pay, but only from the sources and as hereinafter provided, to the Registered Owner specified above, or registered assigns, the Principal Amount shown above in lawful money of the United States of America on the Date of Maturity shown above, unless prepaid prior thereto with interest thereon from the Auction Rate Note Interest Payment Date next preceding the date of authentication hereof, unless such date of authentication is prior to the first Auction Rate Note Interest Payment Date, in which case this note shall bear interest from the Date specified above or unless such date of authentication is an Auction Rate Note Interest Payment Date, in which case this note shall bear interest from such Auction Rate Note Interest Payment Date; provided, however, that if as shown by the records of the Indenture Trustee (defined herein) interest on the Class A-2-AR Notes (defined herein) shall be in default, Class A-2-AR Notes issued in lieu of such Class A-2-AR Notes surrendered for transfer or exchange shall bear interest from the date to which interest has been paid in full on the Class A-2-AR Notes surrendered until payment of the principal hereof has been made or duly provided for.  Principal of this note is payable upon the presentation and surrender hereof at the principal corporate trust office of U.S. Bank National Association, as indenture trustee (the “Indenture Trustee”).  Interest on this note is payable to the Registered Owner of record as of the close of business on the applicable record date as shown on the registration books of the Issuer maintained by the Indenture Trustee in its capacity as bond registrar, or its successor in such capacity, by check or draft mailed to the Registered Owner at the registered address.

Any capitalized words and terms used as defined words and terms in this note and not otherwise defined herein shall have the meanings given them in the Indenture (hereinafter defined).

This note shall initially bear interest at the rate of interest per annum established by the Broker-Dealers for the initial Auction Period pursuant to the Broker-Dealer Agreements, written notice of which shall be given to the Indenture Trustee.  For each Auction Period thereafter, the unpaid principal amount hereof from time to time outstanding shall bear interest at the Auction Rate, except as hereinafter provided, determined in accordance with the provisions of Appendix B to the Indenture, payable on each Auction Rate Note Interest Payment Date and on the date of payment or redemption of principal hereof to the extent of interest accrued on the principal then being paid or redeemed, such interest to accrue from the later of the date hereof or the date to which interest has been paid or duly provided for.  Interest at the Auction Rate established from time to time pursuant to Appendix B to the Indenture shall be computed for the actual number of days elapsed on the basis of a year consisting of 365 days, and as provided in Appendix B to the Indenture.

This Note shall bear interest at an Auction Rate based on an Auction Period that shall, until adjusted pursuant to Appendix B to the Indenture, generally consist of 28 days, all as determined in Appendix B to the Indenture.

If, for any Auction Period, the Auction Rate exceeds the Maximum Auction Rate, each as determined in accordance with the provisions of Appendix B to the Indenture, then the applicable interest rate for this note for that Auction Period will be the Maximum Auction Rate.  The excess of the amount of interest that would have accrued on this note at the Auction Rate over the amount of interest actually accrued at the Maximum Auction Rate, together with any unpaid portion of any such excess from prior Auction Periods, will accrue as the Carry-over Amount.  The Carry-over Amount will bear interest at a rate equal to One-Month LIBOR (as defined in Appendix B to the Indenture) from the Auction Rate Note Interest Payment Date for the Auction Period for which the Carry-over Amount was calculated until paid or extinguished as described in the Indenture.  No reference to “principal” or “interest” in this note or in the Indenture shall include within the meaning of such words any Carry-over Amount or any interest accrued on any Carry-over Amount.

The Carry-over Amount (and interest accrued thereon) for the Class A-2-AR Notes shall be paid by the Indenture Trustee, if ever, on the first occurring Auction Rate Note Interest Payment Date for a subsequent Auction Period if and to the extent set forth in the Indenture. The Carry-over Amount (and interest accrued thereon) will be paid to the holders of the Class A-2-AR Notes to which the Carry-over Amount relates who hold the Class A-2-AR Notes on the Distribution Date on which it is paid.  The Carry-over Amount will not be paid to the holders of the Class A-2-AR Notes who hold the Class A-2-AR Notes during the Auction Period during which the Carry-over Amount is first accrued.  Upon transfer of the Class A-2-AR Notes the holder loses any right to such Carry-over Amount unless it later acquires Auction Rate Notes of the same Class. Any payment obligation for the Carry-over Amount with respect to any Outstanding Class A-2-AR Notes is extinguished when the Class A-2-AR Notes paid at maturity.

The Auction Period, the Auction Rate, the method of determining the Auction Rate and the Maximum Auction Rate on this note and the Auction Procedures related thereto, a change in the Auction Date and the Auction Rate Note Interest Payment Dates will be determined in accordance with the terms, conditions and provisions of, including, without limitation, required notices thereof to the Registered Owners of the Class A-2-AR Notes, the Indenture and the Auction Agreement, to which terms, conditions and provisions specific reference is hereby made, and all of which terms, conditions and provisions are hereby specifically incorporated herein by reference.

This Note is one of a duly authorized class of notes of the Issuer designated Student Loan Asset Backed Auction Rate Notes, Class A-2-AR (the “Class A-2-AR Notes”), issued pursuant to the Indenture, dated as of September 1, 2007, between the Issuer and the Indenture Trustee, as indenture trustee (such indenture, as supplemented or amended from time to time in accordance with its terms, the “Indenture”).

The Indenture pledges for the payment of the Notes (as hereinafter defined) the student loans identified in the Indenture (the “Financed Student Loans”) and the payments of interest and the repayments of principal with respect thereto, including certain guarantees related thereto, as well as certain other rights, funds and accounts of the Issuer set forth in the Indenture, including a Reserve Account (collectively, the “Trust Estate”).

This Note is a limited obligation of the Issuer, payable solely from the principal and interest on Financed Student Loans financed pursuant to the Indenture, any guaranty payments thereon received by the Issuer, and certain other revenues and earnings to be held pursuant to the Indenture, all in an amount and in the manner provided in the Indenture.  Additional notes and other obligations may be issued or entered into under the Indenture the right to payment of which is equal with or subordinate to the Class A-2-AR Notes.  The Class A-2-AR Notes, together with any additional notes issued pursuant to the Indenture are collectively referred to herein as “Notes.”

The Notes are secured as provided in the Indenture, but solely by the pledge of the Trust Estate described in the Indenture.  Reference is made to the Indenture for a complete statement of the terms and conditions upon which the Class A-2-AR Notes have been issued and provisions made for their security and for the rights, duties and obligations of the Issuer, the Indenture Trustee and the Registered Owners of the Class A-2-AR Notes.

The Class A-2-AR Notes are issuable as registered notes in the minimum denomination of $25,000 and integral multiples thereof.  Subject to the limitations provided in the Indenture and upon payment of any tax or governmental charge, Class A-2-AR Notes may be exchanged for a like Class and aggregate principal amount of Class A-2-AR Notes of other authorized denominations.

The Registered Owner of this Note shall have no right to enforce the provisions of the Indenture or to institute action to enforce the covenants therein, or to take any action with respect to any Event of Default under the Indenture, or to institute, appear in or defend any suit or other proceedings with respect thereto, except as provided in the Indenture.  If an Event of Default under the Indenture occurs, the principal of all Notes then Outstanding issued under the Indenture may be declared due and payable upon the conditions and in the manner and with the effect provided in the Indenture.

It Is Hereby Certified, Recited And Declared that all acts, conditions and things required to be done, to exist, to happen and to be performed in order to make this Note a valid and binding obligation of the Issuer according to its terms have been done, do exist, have happened and have been performed in regular and due form, time and manner as so required.

The Issuer and the Indenture Trustee may deem and treat the person in whose name this Note is registered upon the registration books as the absolute owner hereof, whether this Note is overdue or not, for the purpose of receiving payment of or on account of the principal or interest and for all other purposes, and all such payments so made to the Registered Owner or upon such Registered Owner’s order shall be valid and effectual to satisfy and discharge the liability on this note to the extent of the sum or sums so paid, and neither the Issuer nor Indenture Trustee nor any Registrar shall be affected by any notice to the contrary.

This Note shall not be valid or become obligatory for any purpose or be entitled to any security or benefit under the Indenture until the Certificate of Authentication hereon shall have been executed by the Indenture Trustee.

Financial Guaranty Insurance Policy No. AB1115BE (the “Policy”) with respect to payments due for principal of and interest on this Note to the extent provided therein has been issued by Ambac Assurance Corporation (“Ambac Assurance”). The Policy has been delivered to Indenture Trustee under said Policy and will be held by such Indenture Trustee or any successor Indenture Trustee. The Policy is on file and available for inspection at the designated office of the Indenture Trustee and a copy thereof may be secured from Ambac Assurance or the Indenture Trustee. All payments required to be made under the Policy shall be made in accordance with the provisions thereof. The owner of this Note acknowledges and consents to the subrogation rights of Ambac Assurance as more fully set forth in the Policy.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

In Witness Whereof, The National Collegiate Student Loan Trust 2007-4 has caused this note to be executed and attested.

THE NATIONAL COLLEGIATE STUDENT LOAN TRUST 2007-4

By:	WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Owner Trustee

By:
Name:
Title:

Attest

CERTIFICATE OF AUTHENTICATION

This Note is one of the Class A-2-AR-__ Notes and described in the provisions of the within-mentioned Indenture.

Date of Authentication:

U.S. BANK NATIONAL ASSOCIATION, as Authenticating Agent

By
Authorized Signatory

ASSIGNMENT

For Value Received _____________________ hereby sell(s), assign(s) and transfer(s) unto

(Please print or type an address	(Social Security number
including postal zip code of transferee)	of transferee)

the within Note, together with accrued interest thereon and all right, title and interest thereto, and hereby irrevocably authorize(s) and appoint(s) _______________________________________ attorney to transfer said Note on the books of the within named Corporation with full power of substitution in the premises.

Dated ________________	________________________________L.S.

Guaranteed by:

_____________________________________

EXHIBIT A-3

FORM OF CLASS A-3-L NOTE

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE INDENTURE TRUSTEE, THE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE PURCHASER OR HOLDER OF THIS NOTE OR ANY INTEREST HEREIN WILL BE DEEMED TO HAVE REPRESENTED THAT EITHER (I) IT IS NOT, AND IS NOT PURCHASING THIS NOTE ON BEHALF OF, AS A FIDUCIARY OF, OR WITH “PLAN ASSETS” (WITHIN THE MEANING OF SECTION 2510.3-101 OF THE U.S. DEPARTMENT OF LABOR REGULATIONS (THE “PLAN ASSET REGULATION”)) OF, AN “EMPLOYEE BENEFIT PLAN” (AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”)), A “PLAN” (WITHIN THE MEANING OF SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”)) OR ANY OTHER ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF ANY PLAN’S INVESTMENT IN THE ENTITY, WHICH IS SUBJECT TO TITLE I OF ERISA OR SECTION 4975 OF THE CODE (A “PLAN”), OR (II)(A) THIS NOTE IS RATED INVESTMENT GRADE OR BETTER AS OF THE DATE OF PURCHASE, (B) THE PURCHASER OR HOLDER OF THE NOTE BELIEVES THAT THE NOTE IS PROPERLY TREATED AS INDEBTEDNESS WITHOUT SUBSTANTIAL EQUITY FEATURES FOR PURPOSES OF THE PLAN ASSET REGULATION AND AGREES TO SO TREAT SUCH NOTE AND (C) THE ACQUISITION AND HOLDING OF THE NOTE WILL NOT RESULT IN A VIOLATION OF THE PROHIBITED TRANSACTION RULES OF ERISA OR SECTION 4975 OF THE CODE.

THE NATIONAL COLLEGIATE STUDENT LOAN TRUST 2007-4
STUDENT LOAN ASSET BACKED NOTES
CLASS A-3-L

No. A-3-A-L-___

Interest Rate	Date of Maturity	Dated Date	CUSIP
Variable	______ __, 200_	______ __, 200_

REGISTERED OWNER: **CEDE & CO.**			ISIN
PRINCIPAL AMOUNT: **$[ ]**

European Common Code

The National Collegiate Student Loan Trust 2007-4, a statutory trust duly organized and validly existing under the laws of the State of Delaware (the “Issuer”), for value received, hereby promises to pay, but only from the sources and as hereinafter provided, to the Registered Owner specified above, or registered assigns, the Principal Amount shown above in lawful money of the United States of America on the Date of Maturity shown above, unless prepaid prior thereto with interest thereon from the Distribution Date next preceding the date of authentication hereof, unless such date of authentication is prior to the first Distribution Date, in which case this note shall bear interest from the Dated Date specified above or unless such date of authentication is a Distribution Date, in which case this note shall bear interest from such Distribution Date; provided, however, that if as shown by the records of the Indenture Trustee (defined herein) interest on the Class A-3-L Notes (defined herein) shall be in default, Class A-3-L Notes issued in lieu of such Class A-3-L Notes surrendered for transfer or exchange shall bear interest from the date to which interest has been paid in full on the Class A-3-L Notes surrendered until payment of the principal hereof has been made or duly provided for.  Principal of this note is payable upon the presentation and surrender hereof at the principal corporate trust office of U.S. Bank National Association, as indenture trustee (the “Indenture Trustee”).  Interest on this note is payable to the Registered Owner of record as of the close of business on the applicable record date as shown on the registration books of the Issuer maintained by the Indenture Trustee in its capacity as bond registrar, or its successor in such capacity, by check or draft mailed to the Registered Owner at the registered address.

Any capitalized words and terms used as defined words and terms in this note and not otherwise defined herein shall have the meanings given them in the Indenture (hereinafter defined).

The Issuer will pay interest on this Class A-3-L Note at the rate per annum equal to the Note Interest Rate (as defined in the Indenture) for this Note, on each Distribution Date until the principal of this Note is paid or made available for payment, on the principal amount of this Note Outstanding on the preceding Distribution Date (after giving effect to all payments of principal made on the preceding Distribution Date).  Interest on this Note will accrue for each Distribution Date from the most recent Distribution Date on which interest has been paid to but excluding such Distribution Date or, if no interest has yet been paid, from the Closing Date).  Such principal of and interest on this Note shall be paid in the manner specified herein.

The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.  All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

This Note is one of a duly authorized class of notes of the Issuer designated Student Loan Asset Backed Notes, Class A-3-L (the “Class A-3-L Notes”), issued pursuant to the Indenture, dated as of September 1, 2007, between the Issuer and the Indenture Trustee, as indenture trustee (such indenture, as supplemented or amended from time to time in accordance with its terms, the “Indenture”).

The Indenture pledges for the payment of the Notes (as hereinafter defined) the student loans identified in the Indenture (the “Financed Student Loans”) and the payments of interest and the repayments of principal with respect thereto, including certain guarantees related thereto, as well as certain other rights, funds and accounts of the Issuer set forth in the Indenture, including a Reserve Account (collectively, the “Trust Estate”).

This Note is a limited obligation of the Issuer, payable solely from the principal and interest on Financed Student Loans financed pursuant to the Indenture, any guaranty payments thereon received by the Issuer, and certain other revenues and earnings to be held pursuant to the Indenture, all in an amount and in the manner provided in the Indenture.  Additional notes will be issued as described in the Indenture.  The Class A-3-L Notes, together with such other notes issued pursuant to the Indenture are collectively referred to herein as “Notes.”

The Notes are secured as provided in the Indenture, but solely by the pledge of the Trust Estate described in the Indenture.  Reference is made to the Indenture for a complete statement of the terms and conditions upon which the Class A-3-L Notes have been issued and provisions made for their security and for the rights, duties and obligations of the Issuer, the Indenture Trustee and the Registered Owners of the Class A-3-L Notes.

The Class A-3-L Notes are issuable as registered notes in the minimum denomination of $100,000 and $1,000 integral multiples in excess thereof.  Subject to the limitations provided in the Indenture and upon payment of any tax or governmental charge, Class A-3-L Notes may be exchanged for a like Class and aggregate principal amount of Class A-3-L Notes of other authorized denominations.

The Registered Owner of this Note shall have no right to enforce the provisions of the Indenture or to institute action to enforce the covenants therein, or to take any action with respect to any Event of Default under the Indenture, or to institute, appear in or defend any suit or other proceedings with respect thereto, except as provided in the Indenture.  If an Event of Default under the Indenture occurs, the principal of all Notes then Outstanding issued under the Indenture may be declared due and payable upon the conditions and in the manner and with the effect provided in the Indenture.

It Is Hereby Certified, Recited And Declared that all acts, conditions and things required to be done, to exist, to happen and to be performed in order to make this Note a valid and binding obligation of the Issuer according to its terms have been done, do exist, have happened and have been performed in regular and due form, time and manner as so required.

The Issuer and the Indenture Trustee may deem and treat the person in whose name this Note is registered upon the registration books as the absolute owner hereof, whether this Note is overdue or not, for the purpose of receiving payment of or on account of the principal or interest and for all other purposes, and all such payments so made to the Registered Owner or upon such Registered Owner’s order shall be valid and effectual to satisfy and discharge the liability on this note to the extent of the sum or sums so paid, and neither the Issuer nor Indenture Trustee nor any Registrar shall be affected by any notice to the contrary.

This Note shall not be valid or become obligatory for any purpose or be entitled to any security or benefit under the Indenture until the Certificate of Authentication hereon shall have been executed by the Indenture Trustee.

Financial Guaranty Insurance Policy No. AB1115BE (the “Policy”) with respect to payments due for principal of and interest on this Note to the extent provided therein has been issued by Ambac Assurance Corporation (“Ambac Assurance”). The Policy has been delivered to Indenture Trustee under said Policy and will be held by such Indenture Trustee or any successor Indenture Trustee. The Policy is on file and available for inspection at the designated office of the Indenture Trustee and a copy thereof may be secured from Ambac Assurance or the Indenture Trustee. All payments required to be made under the Policy shall be made in accordance with the provisions thereof. The owner of this Note acknowledges and consents to the subrogation rights of Ambac Assurance as more fully set forth in the Policy.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

In Witness Whereof, The National Collegiate Student Loan Trust 2007-4 has caused this note to be executed and attested.

THE NATIONAL COLLEGIATE STUDENT LOAN TRUST 2007-4

By:	WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Owner Trustee

By:
Name:
Title:

Attest

CERTIFICATE OF AUTHENTICATION

This Note is one of the Class A-3-L Notes and described in the provisions of the within-mentioned Indenture.

Date of Authentication:

U.S. BANK NATIONAL ASSOCIATION, as Authenticating Agent

By
Authorized Signatory

EXHIBIT A-4

FORM OF CLASS A-3-AR NOTE

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE INDENTURE TRUSTEE, THE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE PURCHASER OR HOLDER OF THIS NOTE OR ANY INTEREST HEREIN WILL BE DEEMED TO HAVE REPRESENTED THAT EITHER (I) IT IS NOT, AND IS NOT PURCHASING THIS NOTE ON BEHALF OF, AS A FIDUCIARY OF, OR WITH “PLAN ASSETS” (WITHIN THE MEANING OF SECTION 2510.3-101 OF THE U.S. DEPARTMENT OF LABOR REGULATIONS (THE “PLAN ASSET REGULATION”)) OF, AN “EMPLOYEE BENEFIT PLAN” (AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”)), A “PLAN” (WITHIN THE MEANING OF SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”)) OR ANY OTHER ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF ANY PLAN’S INVESTMENT IN THE ENTITY, WHICH IS SUBJECT TO TITLE I OF ERISA OR SECTION 4975 OF THE CODE (A “PLAN”), OR (II)(A) THIS NOTE IS RATED INVESTMENT GRADE OR BETTER AS OF THE DATE OF PURCHASE, (B) THE PURCHASER OR HOLDER OF THE NOTE BELIEVES THAT THE NOTE IS PROPERLY TREATED AS INDEBTEDNESS WITHOUT SUBSTANTIAL EQUITY FEATURES FOR PURPOSES OF THE PLAN ASSET REGULATION AND AGREES TO SO TREAT SUCH NOTE AND (C) THE ACQUISITION AND HOLDING OF THE NOTE WILL NOT RESULT IN A VIOLATION OF THE PROHIBITED TRANSACTION RULES OF ERISA OR SECTION 4975 OF THE CODE.

THE NATIONAL COLLEGIATE STUDENT LOAN TRUST 2007-4
STUDENT LOAN ASSET BACKED AUCTION RATE NOTES
CLASS A-3-AR-__

No. A-3-A-AR-___
Interest Rate	Date of Maturity	Dated Date	CUSIP

Variable	______ __, 20__	______ __, 200_	___________

REGISTERED OWNER: **CEDE & CO.**
PRINCIPAL AMOUNT: **$_________**

The National Collegiate Student Loan Trust 2007-4, a statutory trust duly organized and validly existing under the laws of the State of Delaware (the “Issuer”), for value received, hereby promises to pay, but only from the sources and as hereinafter provided, to the Registered Owner specified above, or registered assigns, the Principal Amount shown above in lawful money of the United States of America on the Date of Maturity shown above, unless prepaid prior thereto with interest thereon from the Auction Rate Note Interest Payment Date next preceding the date of authentication hereof, unless such date of authentication is prior to the first Auction Rate Note Interest Payment Date, in which case this note shall bear interest from the Date specified above or unless such date of authentication is an Auction Rate Note Interest Payment Date, in which case this note shall bear interest from such Auction Rate Note Interest Payment Date; provided, however, that if as shown by the records of the Indenture Trustee (defined herein) interest on the Class A-3-AR Notes (defined herein) shall be in default, Class A-3-AR Notes issued in lieu of such Class A-3-AR Notes surrendered for transfer or exchange shall bear interest from the date to which interest has been paid in full on the Class A-3-AR Notes surrendered until payment of the principal hereof has been made or duly provided for.  Principal of this note is payable upon the presentation and surrender hereof at the principal corporate trust office of U.S. Bank National Association, as indenture trustee (the “Indenture Trustee”).  Interest on this note is payable to the Registered Owner of record as of the close of business on the applicable record date as shown on the registration books of the Issuer maintained by the Indenture Trustee in its capacity as bond registrar, or its successor in such capacity, by check or draft mailed to the Registered Owner at the registered address.

Any capitalized words and terms used as defined words and terms in this note and not otherwise defined herein shall have the meanings given them in the Indenture (hereinafter defined).

This note shall initially bear interest at the rate of interest per annum established by the Broker-Dealers for the initial Auction Period pursuant to the Broker-Dealer Agreements, written notice of which shall be given to the Indenture Trustee.  For each Auction Period thereafter, the unpaid principal amount hereof from time to time outstanding shall bear interest at the Auction Rate, except as hereinafter provided, determined in accordance with the provisions of Appendix B to the Indenture, payable on each Auction Rate Note Interest Payment Date and on the date of payment or redemption of principal hereof to the extent of interest accrued on the principal then being paid or redeemed, such interest to accrue from the later of the date hereof or the date to which interest has been paid or duly provided for.  Interest at the Auction Rate established from time to time pursuant to Appendix B to the Indenture shall be computed for the actual number of days elapsed on the basis of a year consisting of 365 days, and as provided in Appendix B to the Indenture.

This Note shall bear interest at an Auction Rate based on an Auction Period that shall, until adjusted pursuant to Appendix B to the Indenture, generally consist of 28 days, all as determined in Appendix B to the Indenture.

If, for any Auction Period, the Auction Rate exceeds the Maximum Auction Rate, each as determined in accordance with the provisions of Appendix B to the Indenture, then the applicable interest rate for this note for that Auction Period will be the Maximum Auction Rate.  The excess of the amount of interest that would have accrued on this note at the Auction Rate over the amount of interest actually accrued at the Maximum Auction Rate, together with any unpaid portion of any such excess from prior Auction Periods, will accrue as the Carry-over Amount.  The Carry-over Amount will bear interest at a rate equal to One-Month LIBOR (as defined in Appendix B to the Indenture) from the Auction Rate Note Interest Payment Date for the Auction Period for which the Carry-over Amount was calculated until paid or extinguished as described in the Indenture.  No reference to “principal” or “interest” in this note or in the Indenture shall include within the meaning of such words any Carry-over Amount or any interest accrued on any Carry-over Amount.

The Carry-over Amount (and interest accrued thereon) for the Class A-3-AR Notes shall be paid by the Indenture Trustee, if ever, on the first occurring Auction Rate Note Interest Payment Date for a subsequent Auction Period if and to the extent set forth in the Indenture. The Carry-over Amount (and interest accrued thereon) will be paid to the holders of the Class A-3-AR Notes to which the Carry-over Amount relates who hold the Class A-3-AR Notes on the Distribution Date on which it is paid.  The Carry-over Amount will not be paid to the holders of the Class A-3-AR Notes who hold the Class A-3-AR Notes during the Auction Period during which the Carry-over Amount is first accrued.  Upon transfer of the Class A-3-AR Notes the holder loses any right to such Carry-over Amount unless it later acquires Auction Rate Notes of the same Class. Any payment obligation for the Carry-over Amount with respect to any Outstanding Class A-3-AR Notes is extinguished when the Class A-3-AR Notes paid at maturity.

The Auction Period, the Auction Rate, the method of determining the Auction Rate and the Maximum Auction Rate on this note and the Auction Procedures related thereto, a change in the Auction Date and the Auction Rate Note Interest Payment Dates will be determined in accordance with the terms, conditions and provisions of, including, without limitation, required notices thereof to the Registered Owners of the Class A-3-AR Notes, the Indenture and the Auction Agreement, to which terms, conditions and provisions specific reference is hereby made, and all of which terms, conditions and provisions are hereby specifically incorporated herein by reference.

This Note is one of a duly authorized class of notes of the Issuer designated Student Loan Asset Backed Auction Rate Notes, Class A-3-AR (the “Class A-3-AR Notes”), issued pursuant to the Indenture, dated as of September 1, 2007, between the Issuer and the Indenture Trustee, as indenture trustee (such indenture, as supplemented or amended from time to time in accordance with its terms, the “Indenture”).

The Indenture pledges for the payment of the Notes (as hereinafter defined) the student loans identified in the Indenture (the “Financed Student Loans”) and the payments of interest and the repayments of principal with respect thereto, including certain guarantees related thereto, as well as certain other rights, funds and accounts of the Issuer set forth in the Indenture, including a Reserve Account (collectively, the “Trust Estate”).

This Note is a limited obligation of the Issuer, payable solely from the principal and interest on Financed Student Loans financed pursuant to the Indenture, any guaranty payments thereon received by the Issuer, and certain other revenues and earnings to be held pursuant to the Indenture, all in an amount and in the manner provided in the Indenture.  Additional notes and other obligations may be issued or entered into under the Indenture the right to payment of which is equal with or subordinate to the Class A-3-AR Notes.  The Class A-3-AR Notes, together with any additional notes issued pursuant to the Indenture are collectively referred to herein as “Notes.”

The Notes are secured as provided in the Indenture, but solely by the pledge of the Trust Estate described in the Indenture.  Reference is made to the Indenture for a complete statement of the terms and conditions upon which the Class A-3-AR Notes have been issued and provisions made for their security and for the rights, duties and obligations of the Issuer, the Indenture Trustee and the Registered Owners of the Class A-3-AR Notes.

The Class A-3-AR Notes are issuable as registered notes in the minimum denomination of $25,000 and integral multiples thereof.  Subject to the limitations provided in the Indenture and upon payment of any tax or governmental charge, Class A-3-AR Notes may be exchanged for a like Class and aggregate principal amount of Class A-3-AR Notes of other authorized denominations.

The Registered Owner of this Note shall have no right to enforce the provisions of the Indenture or to institute action to enforce the covenants therein, or to take any action with respect to any Event of Default under the Indenture, or to institute, appear in or defend any suit or other proceedings with respect thereto, except as provided in the Indenture.  If an Event of Default under the Indenture occurs, the principal of all Notes then Outstanding issued under the Indenture may be declared due and payable upon the conditions and in the manner and with the effect provided in the Indenture.

It Is Hereby Certified, Recited And Declared that all acts, conditions and things required to be done, to exist, to happen and to be performed in order to make this Note a valid and binding obligation of the Issuer according to its terms have been done, do exist, have happened and have been performed in regular and due form, time and manner as so required.

The Issuer and the Indenture Trustee may deem and treat the person in whose name this Note is registered upon the registration books as the absolute owner hereof, whether this Note is overdue or not, for the purpose of receiving payment of or on account of the principal or interest and for all other purposes, and all such payments so made to the Registered Owner or upon such Registered Owner’s order shall be valid and effectual to satisfy and discharge the liability on this note to the extent of the sum or sums so paid, and neither the Issuer nor Indenture Trustee nor any Registrar shall be affected by any notice to the contrary.

This Note shall not be valid or become obligatory for any purpose or be entitled to any security or benefit under the Indenture until the Certificate of Authentication hereon shall have been executed by the Indenture Trustee.

Financial Guaranty Insurance Policy No. AB1115BE (the “Policy”) with respect to payments due for principal of and interest on this Note to the extent provided therein has been issued by Ambac Assurance Corporation (“Ambac Assurance”). The Policy has been delivered to Indenture Trustee under said Policy and will be held by such Indenture Trustee or any successor Indenture Trustee. The Policy is on file and available for inspection at the designated office of the Indenture Trustee and a copy thereof may be secured from Ambac Assurance or the Indenture Trustee. All payments required to be made under the Policy shall be made in accordance with the provisions thereof. The owner of this Note acknowledges and consents to the subrogation rights of Ambac Assurance as more fully set forth in the Policy.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

In Witness Whereof, The National Collegiate Student Loan Trust 2007-4 has caused this note to be executed and attested.

THE NATIONAL COLLEGIATE STUDENT LOAN TRUST 2007-4

By:	WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Owner Trustee

By:
Name:
Title:

Attest

CERTIFICATE OF AUTHENTICATION

This Note is one of the Class A-3-AR-__ Notes and described in the provisions of the within-mentioned Indenture.

Date of Authentication:

U.S. BANK NATIONAL ASSOCIATION, as Authenticating Agent

By
Authorized Signatory

ASSIGNMENT

For Value Received _____________________ hereby sell(s), assign(s) and transfer(s) unto

(Please print or type an address	(Social Security number
including postal zip code of transferee)	of transferee)

the within Note, together with accrued interest thereon and all right, title and interest thereto, and hereby irrevocably authorize(s) and appoint(s) _______________________________________ attorney to transfer said Note on the books of the within named Corporation with full power of substitution in the premises.

Dated ________________	________________________________L.S.

Guaranteed by:

_____________________________________

EXHIBIT A-5

FORM OF CLASS A-IO NOTE

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE INDENTURE TRUSTEE, THE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE PURCHASER OR HOLDER OF THIS NOTE OR ANY INTEREST HEREIN WILL BE DEEMED TO HAVE REPRESENTED THAT EITHER (I) IT IS NOT, AND IS NOT PURCHASING THIS NOTE ON BEHALF OF, AS A FIDUCIARY OF, OR WITH “PLAN ASSETS” (WITHIN THE MEANING OF SECTION 2510.3-101 OF THE U.S. DEPARTMENT OF LABOR REGULATIONS (THE “PLAN ASSET REGULATION”)) OF, AN “EMPLOYEE BENEFIT PLAN” (AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”)), A “PLAN” (WITHIN THE MEANING OF SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”)) OR ANY OTHER ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF ANY PLAN’S INVESTMENT IN THE ENTITY, WHICH IS SUBJECT TO TITLE I OF ERISA OR SECTION 4975 OF THE CODE (A “PLAN”), OR (II)(A) THIS NOTE IS RATED INVESTMENT GRADE OR BETTER AS OF THE DATE OF PURCHASE, (B) THE PURCHASER OR HOLDER OF THE NOTE BELIEVES THAT THE NOTE IS PROPERLY TREATED AS INDEBTEDNESS WITHOUT SUBSTANTIAL EQUITY FEATURES FOR PURPOSES OF THE PLAN ASSET REGULATION AND AGREES TO SO TREAT SUCH NOTE AND (C) THE ACQUISITION AND HOLDING OF THE NOTE WILL NOT RESULT IN A VIOLATION OF THE PROHIBITED TRANSACTION RULES OF ERISA OR SECTION 4975 OF THE CODE.

THE NATIONAL COLLEGIATE STUDENT LOAN TRUST 2007-4
STUDENT LOAN ASSET BACKED NOTES
CLASS A-IO

No. A-IO-__

Interest Rate	Date of Maturity	Dated Date	CUSIP
[__]%	______ __, 200_	______ __, 200_

REGISTERED OWNER: **CEDE & CO.**			ISIN

European Common Code

The National Collegiate Student Loan Trust 2007-4, a statutory trust duly organized and validly existing under the laws of the State of Delaware (the “Issuer”), for value received, hereby promises to pay, but only from the sources and as hereinafter provided, to the Registered Owner specified above, or registered assigns, the Principal Amount shown above in lawful money of the United States of America on the Date of Maturity shown above, unless prepaid prior thereto with interest thereon from the Distribution Date next preceding the date of authentication hereof, unless such date of authentication is prior to the first Distribution Date, in which case this note shall bear interest from the Dated Date specified above or unless such date of authentication is a Distribution Date, in which case this note shall bear interest from such Distribution Date; provided, however, that if as shown by the records of the Indenture Trustee (defined herein) interest on the Class A-IO Notes (defined herein) shall be in default, Class A-IO Notes issued in lieu of such Class A-IO Notes surrendered for transfer or exchange shall bear interest from the date to which interest has been paid in full on the Class A-IO Notes surrendered until payment of the principal hereof has been made or duly provided for.  Principal of this note is payable upon the presentation and surrender hereof at the principal corporate trust office of U.S. Bank National Association, as indenture trustee (the “Indenture Trustee”).  Interest on this note is payable to the Registered Owner of record as of the close of business on the applicable record date as shown on the registration books of the Issuer maintained by the Indenture Trustee in its capacity as bond registrar, or its successor in such capacity, by check or draft mailed to the Registered Owner at the registered address.

Any capitalized words and terms used as defined words and terms in this note and not otherwise defined herein shall have the meanings given them in the Indenture (hereinafter defined).

The Issuer will pay interest on the Notional Amount of this Class A-IO Note at the rate per annum equal to the Note Interest Rate (as defined in the Indenture) for this Note, on each Distribution Date until the Notional Amount of this Class A-IO Note is reduced to zero.  Interest on this Class A-IO Note will accrue for each Distribution Date on the Notional Amount of the Class A-IO Note until such Notional Amount is reduced to zero, from the most recent Distribution Date on which interest has been paid to but excluding such Distribution  Date or, if no interest has yet been paid, from the Closing Date).  Such principal of and interest on this Note shall be paid in the manner specified herein.

Interest on this Note is payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

This Note also is entitled to receive Prepayment Penalties as described in the Indenture.

This Note is one of a duly authorized class of notes of the Issuer designated Student Loan Asset Backed Notes, Class A-IO (the “Class A-IO Notes”), issued pursuant to the Indenture, dated as of September 1, 2007, between the Issuer and the Indenture Trustee, as indenture trustee (such indenture, as supplemented or amended from time to time in accordance with its terms, the “Indenture”).

The Indenture pledges for the payment of the Notes (as hereinafter defined) the student loans identified in the Indenture (the “Financed Student Loans”) and the payments of interest and the repayments of principal with respect thereto, including certain guarantees related thereto, as well as certain other rights, funds and accounts of the Issuer set forth in the Indenture, including a Reserve Account (collectively, the “Trust Estate”).

This Note is a limited obligation of the Issuer, payable solely from the principal and interest on Financed Student Loans financed pursuant to the Indenture, any guaranty payments thereon received by the Issuer, and certain other revenues and earnings to be held pursuant to the Indenture, all in an amount and in the manner provided in the Indenture.  Additional notes will be issued as described in the Indenture.  The Class A-IO Notes, together with such other notes issued pursuant to the Indenture are collectively referred to herein as “Notes.”

The Notes are secured as provided in the Indenture, but solely by the pledge of the Trust Estate described in the Indenture.  Reference is made to the Indenture for a complete statement of the terms and conditions upon which the Class A-IO Notes have been issued and provisions made for their security and for the rights, duties and obligations of the Issuer, the Indenture Trustee and the Registered Owners of the Class A-IO Notes.

The Class A-IO Notes are issuable as registered notes in the minimum denomination of $100,000 and $1,000 integral multiples in excess thereof.  Subject to the limitations provided in the Indenture and upon payment of any tax or governmental charge, Class A-IO Notes may be exchanged for a like Class and aggregate principal amount of Class A-IO Notes of other authorized denominations.

The Registered Owner of this Note shall have no right to enforce the provisions of the Indenture or to institute action to enforce the covenants therein, or to take any action with respect to any Event of Default under the Indenture, or to institute, appear in or defend any suit or other proceedings with respect thereto, except as provided in the Indenture.  If an Event of Default under the Indenture occurs, the principal of all Notes then Outstanding issued under the Indenture may be declared due and payable upon the conditions and in the manner and with the effect provided in the Indenture.

It Is Hereby Certified, Recited And Declared that all acts, conditions and things required to be done, to exist, to happen and to be performed in order to make this Note a valid and binding obligation of the Issuer according to its terms have been done, do exist, have happened and have been performed in regular and due form, time and manner as so required.

The Issuer and the Indenture Trustee may deem and treat the person in whose name this Note is registered upon the registration books as the absolute owner hereof, whether this Note is overdue or not, for the purpose of receiving payment of or on account of the principal or interest and for all other purposes, and all such payments so made to the Registered Owner or upon such Registered Owner’s order shall be valid and effectual to satisfy and discharge the liability on this note to the extent of the sum or sums so paid, and neither the Issuer nor Indenture Trustee nor any Registrar shall be affected by any notice to the contrary.

This Note shall not be valid or become obligatory for any purpose or be entitled to any security or benefit under the Indenture until the Certificate of Authentication hereon shall have been executed by the Indenture Trustee.

Financial Guaranty Insurance Policy No. AB1115BE (the “Policy”) with respect to payments due for principal of and interest on this Note to the extent provided therein has been issued by Ambac Assurance Corporation (“Ambac Assurance”). The Policy has been delivered to Indenture Trustee under said Policy and will be held by such Indenture Trustee or any successor Indenture Trustee. The Policy is on file and available for inspection at the designated office of the Indenture Trustee and a copy thereof may be secured from Ambac Assurance or the Indenture Trustee. All payments required to be made under the Policy shall be made in accordance with the provisions thereof. The owner of this Note acknowledges and consents to the subrogation rights of Ambac Assurance as more fully set forth in the Policy.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

In Witness Whereof, The National Collegiate Student Loan Trust 2007-4 has caused this note to be executed and attested.

THE NATIONAL COLLEGIATE STUDENT LOAN TRUST 2007-4

By:	WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Owner Trustee

By:
Name:
Title:

Attest

CERTIFICATE OF AUTHENTICATION

This Note is one of the Class A-IO Notes and described in the provisions of the within-mentioned Indenture.

Date of Authentication:

U.S. BANK NATIONAL ASSOCIATION, as Authenticating Agent

By
Authorized Signatory

ASSIGNMENT

For Value Received _____________________ hereby sell(s), assign(s) and transfer(s) unto

(Please print or type an address	(Social Security number
including postal zip code of transferee)	of transferee)

the within Note, together with accrued interest thereon and all right, title and interest thereto, and hereby irrevocably authorize(s) and appoint(s) _______________________________________ attorney to transfer said Note on the books of the within named Corporation with full power of substitution in the premises.

Dated ________________	________________________________L.S.

Guaranteed by:

_____________________________________

EXHIBIT B

RELEVANT SERVICING CRITERIA

	Servicing Criteria	Applicable Servicing Criteria
Reference	Criteria
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the pool assets are maintained.
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

Cash Collection and Administration
1122(d)(2)(i)
Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.
X
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X
1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.
X
1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.

1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.
1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.
X
Investor Remittances and Reporting
1122(d)(3)(i)
Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of pool assets serviced by the Servicer.

1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	X
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related pool asset documents.
1122(d)(4)(ii)	Pool asset and related documents are safeguarded as required by the transaction agreements.
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.
1122(d)(4)(iv)
Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.

1122(d)(4)(v)	The Servicer’s records regarding the pool assets agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.
1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor’s pool assets (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.
1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related pool assets, or such other number of days specified in the transaction agreements.

1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.

1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.